UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
ISOTIS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.0001 per share, of IsoTis, Inc. (the “Common Stock”)

	(2)	Aggregate number of securities to which transaction applies:

		7,099,343	Shares of Common Stock
		797,810	Shares of Common Stock issuable upon exercise of outstanding stock options
		7,897,153	Total Shares of Common Stock

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $51,489,672.

The total consideration for the filing fee was determined by multiplying 0.0000307 by the sum of:

		(i)	the product of 7,099,343 shares of IsoTis, Inc. Common Stock outstanding as of August 6, 2007, and the merger consideration of $7.25 per share in cash, which is $51,470,237; and

		(ii)	the product of 23,000 shares of IsoTis, Inc. Common Stock issuable upon the exercise of in-the-money outstanding options to purchase IsoTis Common Stock as of August 6, 2007, and $7.25 per share in cash in consideration for the cancellation of such options (which is the excess of the merger consideration of $7.25 over the weighted average exercise price of such options), which is $19,435.

	(4)	Proposed maximum aggregate value of transaction: $51,489,672

	(5)	Total fee paid: $1,580.73

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date Filed:

Dear IsoTis, Inc. Stockholder:

On behalf of the board of directors of IsoTis, Inc., I cordially invite you to attend a special meeting of stockholders to be held at           on          , 2007 at           local time.

At the special meeting, you will be asked to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated as of August 6, 2007, among IsoTis, Integra LifeSciences Holdings Corporation, referred to as Integra, and Ice MergerCorp, Inc., a wholly-owned subsidiary of Integra, and approve the merger contemplated by the merger agreement, and (ii) a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger. If the merger is consummated, we will become a subsidiary of Integra and you will be entitled to receive $7.25 in cash, without interest, for each share of our common stock that you own.

After careful consideration of the terms of the merger agreement and the transactions contemplated by the merger agreement, as well as the items set forth on pages 18 through 23 under “The Merger — Background of the Merger” and on pages 24 through 26 under “The Merger — Our Reasons for the Merger,” our board of directors unanimously approved the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of IsoTis and its stockholders. As discussed under “The Merger — Background of the Merger” and “The Merger — Our Reasons for the Merger,” based on its deliberations and consultations with its advisors, our board of directors concluded that the only reasonably likely alternative to entering into the merger agreement with Integra (which our board of directors concluded offered our stockholders fair value for their shares) would be to seek bankruptcy protection. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.

Your vote is very important.  We cannot consummate the merger unless the holders of a simple majority (i.e., more than 50%) of the outstanding shares of our common stock vote to adopt the merger agreement and approve the merger. The obligations of each of Integra and IsoTis to complete the merger are also subject to the satisfaction or waiver of several other conditions to the merger. We encourage you to read the accompanying proxy statement, including the annexes, in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.

Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing to us the enclosed proxy card or by granting your proxy electronically over the Internet or by telephone, as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or nominee. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting against the adoption of the merger agreement.

If you sign, date and send your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting to solicit additional proxies, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement and approve the merger will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

I enthusiastically support this transaction and join the other members of our board of directors in recommending that you vote “FOR” the adoption of the merger agreement and approval of the merger.

Sincerely,

Pieter Wolters
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated          , 2007, and is first being mailed to stockholders on or about          , 2007.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on          , 2007

To the Stockholders of IsoTis, Inc.:

We will hold a special meeting of the stockholders of IsoTis at on          , 2007 at      local time. The purpose of the special meeting will be:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 6, 2007, among IsoTis, Integra LifeSciences Holdings Corporation, referred to as Integra, and Ice MergerCorp, Inc., a wholly-owned subsidiary of Integra, and approve the merger contemplated by the merger agreement;

2. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger; and

3. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only holders of record of our common stock at the close of business on August 24, 2007, the record date for the special meeting, may vote at the special meeting. Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting.

Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.

A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days prior to the special meeting at our executive offices and principal place of business for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting and will also be available at the special meeting.

Stockholders of IsoTis who do not vote in favor of the adoption of the merger agreement are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet certain conditions. See “The Merger — Appraisal Rights” in this proxy statement.

Your vote is very important.  Even if you do not expect to attend the meeting in person, it is important that your shares be represented.

You may vote by completing and mailing the enclosed proxy card or by granting your proxy electronically via the Internet or telephone. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should check the voting form used by that firm to determine whether you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy by mailing the enclosed proxy card will ensure that your shares are represented at the special meeting. Please review the instructions in this proxy statement and the enclosed proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these options. If you do not vote in person, submit the proxy, vote your shares electronically via the Internet or by telephone, or instruct your broker on how to vote at the special meeting, the effect will be the same as a vote against the proposal to adopt the merger agreement and to approve the transactions contemplated by the merger agreement, including the merger.

For more information about the merger described above and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the merger agreement attached to it as Annex A.

By Order of the Board of Directors,

Robert J. Morocco
Chief Financial Office, Treasurer and Secretary

          , 2007
Irvine, California

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of IsoTis. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. We encourage you to read this proxy statement, including the annexes, in its entirety because it explains the proposed merger, the documents related to the merger and other related matters. In this proxy statement, the terms “the Company,” “we,” “our,” “ours,” and “us” refer to IsoTis. We refer to Integra LifeSciences Holdings Corporation as Integra, and Ice MergerCorp, Inc. as Merger Sub.

Q:	Why am I receiving this proxy statement?

A:	We have entered into a merger agreement with Integra and Merger Sub. Upon completion of the merger contemplated by the merger agreement, we will become a wholly-owned subsidiary of Integra and our common stock will no longer be listed on the NASDAQ Global Market. A copy of the merger agreement is attached to this proxy statement as Annex A.

In order to consummate the merger, our stockholders must vote to adopt the merger agreement and approve the merger. Our board of directors is providing this proxy statement to give you information for use in determining how to vote on the proposals submitted to the stockholders at the special meeting of stockholders. You should read this proxy statement and the annexes carefully. The enclosed proxy card and voting instructions allow you, as our stockholder, to vote your shares without attending the special meeting.

Your vote is very important. We encourage you to vote as soon as possible.

Q:	As a stockholder, what will I be entitled to receive in the merger?

A:	At the effective time of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger (including any shares of common stock issued prior to the effective time upon exercise of stock options), other than shares held by us, our wholly-owned subsidiaries, Integra or Merger Sub or by holders who properly exercise appraisal rights under Delaware law, will be automatically converted into the right to receive $7.25 in cash, without interest and less any applicable withholding taxes. Any withheld amounts will be treated for all purposes as having been paid to the holder of our common stock in respect of whose shares the withholding was made.

Q:	When and where is the special meeting?

A:	The special meeting of stockholders will take place at on , 2007, at local time.

Q:	What matters will be voted on at the special meeting?

A:	You will vote on a proposal to adopt the merger agreement and approve the merger and a proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the merger and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary.

Q:	Why is our board of directors recommending that I vote “FOR” the proposal to adopt the merger agreement and approve the merger?

A:	Our board of directors carefully reviewed and considered the terms and conditions of the merger agreement and proposed merger. Based on this review, our board of directors determined that the merger is our only advisable course of action and in the best interests of us and our stockholders. In reaching its decision to adopt the merger agreement and to recommend the adoption of the merger agreement by our stockholders, our board of directors consulted with our management, as well as our legal and financial advisors, and considered the terms of the merger agreement and the transactions contemplated by the merger agreement. Our board of directors also considered each of the items set forth on pages 24 through 26 under “The Merger — Our Reasons for the Merger.”

Q:	What vote of our stockholders is required to adopt the merger agreement and approve the merger?

A:	Approval of the proposal to adopt the merger agreement and approve the merger requires the affirmative vote of the holders of a simple majority (i.e., more than 50%) of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you abstain or fail to vote, it will be the same as voting against the merger agreement and the merger. Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires the affirmative vote of the holders of a simple majority (i.e., more than 50%) of the shares represented at the meeting.

Q:	How many votes am I entitled to cast for each share of common stock I own?

A:	For each share of our common stock that you owned on August 24, 2007, the record date for the special meeting, you are entitled to cast one vote on each matter voted upon at the special meeting.

Q:	Is the approval of the stockholders of Integra or its subsidiaries required to effectuate the merger?

A:	No. Only the approval of Integra as the sole stockholder of Merger Sub is required to effectuate the merger, which approval has already been obtained.

Q:	Who can vote or submit a proxy to vote and attend the special meeting?

A:	All stockholders as of the close of business on August 24, 2007, the record date for the special meeting, are entitled to receive notice of and to attend and vote or submit a proxy to vote at the special meeting. If you want to attend the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee, you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date.

Q:	How do I cast my vote?

A:	Before you vote, you should read this proxy statement in its entirety, including its annexes, and carefully consider how the merger affects you. If you were a holder of record on August 24, 2007, you may vote in person at the special meeting by submitting a proxy for the special meeting or by voting electronically via the Internet or by telephone by following the instructions on the enclosed proxy card. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or nominee. If you do not provide your broker, bank or nominee with instructions on how to vote your shares, it will not be permitted to vote your shares.

If you sign, date and send your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and approval of the merger and “FOR” the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement and approve the merger will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Q:	What will happen if I abstain from voting or fail to vote on the proposals or fail to instruct my broker to vote on the proposals?

A:	Abstentions, failure to cast your vote in person, by proxy, or electronically via the Internet or by telephone, or failure to give voting instructions to your broker, bank or nominee, have the same effect as a vote against the proposal to adopt the merger agreement and approve the merger. Abstentions and failure to give voting instructions to your broker, bank or nominee will have the same effect as a vote against the proposal to adjourn the special meeting for the purpose of soliciting additional proxies.

Q:	What will happen to IsoTis if a simple majority (i.e., more than 50%) of the stockholders fail to vote in favor of the merger at the special meeting?

A:	If the merger agreement is not adopted and the merger is not approved by a simple majority (i.e., more than 50%) of our stockholders at the special meeting, we will likely be forced to seek bankruptcy protection. As explained under “The Merger — Background of the Merger” (page 18) and “The Merger — Our Reasons for the Merger” (page 24), we have been unable to obtain viable financing alternatives. Consequently, as discussed in our press release on August 7, 2007, we believe that we will run out of cash to operate our business in October 2007. Our board of directors believes that declaring bankruptcy would immediately and significantly reduce the value of our common stock to a fraction of the $7.25 per share consideration offered under the merger agreement.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes, you may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of four ways:

• you can provide a written instrument or transmission to our corporate secretary prior to the special meeting stating that you revoke your proxy;

• you can complete and submit a later dated proxy in writing;

• you can vote at a later date via the Internet or by telephone; or

• if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given; your attendance alone, however, will not revoke any proxy that you have previously given.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your broker, bank or other nominee to change those instructions.

Q:	What should I do if I receive more than one set of voting materials?

A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Am I entitled to appraisal rights?

A:	Yes. As a holder of our common stock, you are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if you meet certain conditions, which conditions are described in this proxy statement under the caption “The Merger — Appraisal Rights” (page 43).

Q:	Is the merger expected to be taxable to me?

A:	Generally, yes. The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a United States Holder (as defined in “The Merger — Material United States Federal Income Tax Consequences” on page 40) who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash per share received and the holder’s adjusted tax basis in the share of our common stock exchanged therefor. Any such gain or loss would be long-term capital gain or loss if the holding period for the shares of our common stock exceeded one year. In addition, payments made to United States Holders in the merger will be subject to information reporting and may be subject to withholding under applicable tax laws. Any withheld amounts will be treated for all purposes as having been paid to the holder in respect of whose shares the withholding was made. United States Holders may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

A Non-United States Holder (as defined in “The Merger — Material United States Federal Income Tax Consequences” on page 40) generally will not be subject to United States federal income tax on any gain realized on the receipt of cash for shares of our common stock in the merger unless: (i) the holder is an individual who was present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met or (ii) the gain is effectively connected with the holder’s conduct of a trade or business in the United States, or, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the holder in the United States. In addition, payments made to Non-United States Holders in the merger may be subject to information reporting and backup withholding for United States federal income tax purposes. Non-United States Holders may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

You should read “The Merger — Material United States Federal Income Tax Consequences” on page 40 for a more complete discussion of the United States federal income tax consequences of the merger to holders of our common stock. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

THIS PROXY STATEMENT DOES NOT ADDRESS NON-UNITED STATES TAX LAW CONSIDERATIONS RELATING TO THE MERGER. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO ANY POTENTIAL TAX CONSEQUENCES OF THE MERGER ARISING UNDER ANY APPLICABLE NON-UNITED STATES TAX LAWS.

Q:	Should I send in my share certificates now?

A:	No. Promptly after the merger is consummated, you will be sent a letter of transmittal with written instructions for exchanging your share certificates for the cash consideration. These instructions will tell you how and where to send in your certificates for your cash consideration. You will receive your cash payment after the exchange agent receives your stock certificates and any other documents requested in the instructions. Alternatively, if you exercise appraisal rights, you will receive an appraisal notice from us instructing you where and when your certificates must be deposited if the deposit of your certificates is required in connection with the exercise of your appraisal rights.

Q:	When do you expect the merger to be consummated?

A:	We are working toward consummating the merger as quickly as possible and expect to consummate the merger in the fourth quarter of 2007. In addition to obtaining stockholder approval, we must satisfy all other closing conditions. See “The Merger Agreement — Conditions to the Merger” (page 54).

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or how to submit your proxy, please call our proxy solicitor, Georgeson Inc. at (212) 440-9800 (banks and brokers), (888) 605-8339 (U.S. stockholders), +800 6590-6590 (toll free outside the U.S.) or +44 (0)117 378 5985 (collect outside the U.S.). If you would like additional copies, without charge, of this proxy statement or the enclosed proxy card you should contact:

IsoTis, Inc.
Attn: Director, Investor Relations
2 Goodyear
Irvine, California 92618
(949) 595-8710

OR

Georgeson Inc.
17 State Street, 10th Floor
New York, New York 10004
Banks and Brokers Call: (212) 440-9800
U.S. Stockholders Call Toll Free: (888) 605-8339
Outside the U.S. Call Toll Free +800 6590-6590 or Collect +44 (0)117 378 5985

SUMMARY

This summary term sheet, together with the section of this proxy statement entitled “Questions and Answers About the Merger and the Special Meeting,” highlights selected information from this proxy statement and may not contain all of the information that is important to you as a stockholder of IsoTis or that you should consider before voting on the proposal to adopt the merger agreement and approve the merger. To better understand the merger, you should read carefully this entire proxy statement and all of its annexes, including the merger agreement, which is attached as Annex A, before voting on the proposal to adopt the merger agreement and approve the merger. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Companies (page 17)

IsoTis, Inc.
2 Goodyear
Irvine, California 92618
(949) 595-8710

IsoTis is a leading orthobiologics company that develops, manufactures and markets proprietary products for the treatment of musculoskeletal diseases and disorders. IsoTis’ current orthobiologics products are bone graft substitutes that promote the regeneration of bone and are used to repair natural, trauma-related and surgically-created defects common in orthopedic procedures, including spinal fusions. IsoTis’ current commercial business is highlighted by its Accell line of products, which we believe represents the next generation in bone graft substitution.

For additional information about IsoTis and its business, see page 17 and “Where You Can Find More Information” on page 61.

Integra LifeSciences Holdings Corporation (page 18)
311 Enterprise Drive
Plainsboro, NJ 08536
(609) 275-0500

Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is dedicated to improving the quality of life for patients through the development, manufacturing and marketing of cost-effective surgical implants and medical instruments. Integra’s products, used primarily in neurosurgery, extremity reconstruction, orthopedics and general surgery, are used to treat millions of patients every year. Integra’s principal executive offices are located in Plainsboro, New Jersey.

For additional information about Integra and its business, see page 18 and “Where You Can Find More Information” on page 61.

Ice MergerCorp, Inc. (page 18)
311 Enterprise Drive
Plainsboro, NJ 08536
(609) 275-0500

Ice MergerCorp, Inc., a Delaware corporation and a wholly-owned subsidiary of Integra, was organized solely for the purpose of entering into the merger agreement and consummating the merger and has not conducted any business operations.

The Merger (page 17)

We have agreed to be acquired by Integra pursuant to the terms of the merger agreement that is described in this proxy statement and attached as Annex A. We encourage you to read the merger agreement carefully and in its entirety. It is the principal document governing the merger.

The merger agreement provides that Merger Sub will merge with and into IsoTis, with IsoTis continuing as the surviving corporation and a wholly-owned subsidiary of Integra. At the effective time of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger, other than shares held by us, our wholly-owned subsidiaries, Integra or Merger Sub or by holders properly exercising appraisal rights under Delaware law, will be automatically converted into the right to receive $7.25 in cash, without interest and less any applicable withholding taxes. Any withheld amounts will be treated for all purposes as having been paid to the holder of our common stock in respect of whose shares the withholding was made.

Treatment of Stock Options (page 47)

All stock options not exercised prior to the effective time of the merger will be cancelled in the merger, with the holder of each stock option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (i) the excess, if any, of $7.25 over the applicable per share exercise price of our common stock subject to such stock option, multiplied by (ii) the number of shares of our common stock subject to such stock option. All amounts payable will be paid at or as soon as practicable following the effective time of the merger, but in any event no later than ten business days following the effective time, without interest.

The Special Meeting (page 14)

The special meeting of our stockholders will be held at           on          , 2007 at      local time. At the special meeting, you will be asked to vote on the proposal to adopt the merger agreement and approve the merger, and, if necessary, the proposal to adjourn the special meeting to solicit additional proxies.

Stockholders Entitled to Vote; Vote Required (page 14)

Only holders of record of our common stock at the close of business on August 24, 2007, the record date for the special meeting, may vote at the special meeting. For each share of our common stock that you owned on the record date, you are entitled to cast one vote on each matter voted upon at the special meeting.

Adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a simple majority (i.e., more than 50%) of the outstanding shares of our common stock entitled to vote at the special meeting. Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires the affirmative vote of the holders of a simple majority (i.e., more than 50%) of the voting stock represented in person or by proxy. On the record date, there were           shares of our common stock entitled to vote at the special meeting.

Shares Owned by Our Directors and Executive Officers (page 15)

As of August 24, 2007, the record date for the special meeting, our directors and executive officers were record owners of and were entitled to vote approximately           shares of common stock, or approximately     % of our total common stock outstanding on that date excluding those shares held by Integra and its subsidiaries. These numbers do not give effect to outstanding but unexercised stock options, which are not entitled to vote at the special meeting.

Market Price and Dividend Data (page 59)

Our common stock is listed on the NASDAQ Global Market under the symbol “ISOT”. On August 6, 2006, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $6.88. On          , 2007, the last full trading day prior to the date of this proxy statement, our common stock closed at $     .

We have never declared or paid cash dividends on our common stock. Our current policy is to retain earnings for use in our business. Following the merger there will be no further market for our common stock.

Recommendation of Our Board of Directors (page 23)

Our board of directors, by the unanimous vote of all directors:

•	approved and adopted the merger agreement and other transactions contemplated by the merger agreement, and declared the merger to be advisable to our stockholders; and

•	determined that it was in the best interests of us and our stockholders to enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement.

Our board of directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and approve the merger, and “FOR” the proposal to adjourn the special meeting to solicit additional proxies, if necessary. To review the factors that our board of directors considered when deciding whether to approve the merger agreement and the transactions contemplated by the merger agreement, see “The Merger — Our Reasons for the Merger” beginning on page 24.

Interests of Our Directors and Executive Officers in the Merger (page 36)

When considering our board of directors’ recommendation that you vote in favor of the proposal to adopt the merger agreement and approve the merger, you should be aware that members of our board of directors and our executive officers may have interests in the merger that differ from, or are in addition to, those of our other stockholders generally. For example:

•	our executive officers may be entitled to certain cash severance payments, including payments in lieu of certain health care benefits and tax gross-up payments, and accelerated vesting of stock options and restricted stock awards, if they are terminated under certain circumstances following stockholder approval of the merger;

•	certain of our executive officers may be offered opportunities to become employees or service providers of Integra and its affiliates following the effective time of the merger;

•	options (including unvested options) to purchase shares of our common stock held by our executive officers will be cancelled and the holder will be entitled to receive a cash payment, without interest, equal to the product of (i) the excess, if any, of $7.25 over the applicable per share exercise price and (ii) the number of shares subject to the option; and

•	our directors and executive officers will continue to be indemnified for acts and omissions occurring at or prior to the effective time of the merger and will have the benefit of director and officer liability insurance for six years following completion of the merger.

Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that our stockholders vote in favor of the adoption of the merger agreement.

Opinion of Thomas Weisel Partners LLC (page 26 and Annex B)

In connection with the merger, our board of directors received a written opinion from Thomas Weisel Partners LLC (“Thomas Weisel Partners”), as to the fairness, from a financial point of view, of the consideration to be received by holders of our common stock. The full text of Thomas Weisel Partners’ written opinion, dated August 6, 2007, is attached to this proxy statement as Annex B. Holders of our common stock are encouraged to read this opinion carefully and in its entirety for a description of the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Thomas Weisel Partners. Thomas Weisel Partners’ opinion was directed to our board of directors in connection with its evaluation of the consideration, does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger agreement.

Delisting and Deregistration of Our Common Stock (page 40)

If the merger is consummated, our common stock will no longer be listed on the NASDAQ Global Market and will be deregistered under the Securities Exchange Act of 1934 (or Exchange Act), and we will no longer file periodic reports with the United States Securities and Exchange Commission.

The Merger Agreement (page 46)

Conditions to the Merger (page 54)

Our, Integra’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction of the following conditions:

•	the adoption of the merger agreement and approval of the merger by our stockholders;

•	no statute, rule, regulation, executive order, decree or ruling is promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other U.S. governmental authority of competent jurisdiction is in effect that has the effect of making the merger illegal or otherwise prohibiting consummation of the merger; provided however, the right to rely on this condition is not available to any party whose failure to fulfill its obligations related to obtaining such consents is the cause of such order or injunction; and

•	all material consents, orders or approvals of, declarations or filings with and expirations of waiting periods imposed by any governmental entity required for consummation of the merger having been obtained and in effect except for those that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Integra and its subsidiaries, taken as a whole.

Integra’s and Merger Sub’s obligations to consummate the merger are also subject to the satisfaction by us or waiver by them of the following conditions:

•	our representations and warranties concerning capitalization and the stockholder vote required being true and correct in all respects (except, in the case of our capitalization for such inaccuracies as are de minimis in the aggregate), in each case both when made and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and each of our other representations and warranties set forth in the merger agreement being true and correct in all material respects both when made and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and Integra having received a certificate of our chief executive officer and the chief financial officer to such effect;

•	the performance and compliance by us in all material respects of our obligations under the merger agreement and Integra having received a certificate of our chief executive officer and the chief financial officer to such effect;

•	a material adverse effect has not occurred with respect to us between signing and closing;

•	our obtaining clearance for the 510(k), K061880, which was subsequently obtained on August 15, 2007;

•	completion of certain actions relating to the restructuring of our European operations;

•	Integra’s credit agreement having been amended, or the lenders party thereto having granted Integra a waiver, in either case, to permit the consummation of the merger, and to provide for such other revisions as Integra deems necessary or advisable in its sole and absolute discretion; and

•	holders of no more than 10% of the number of shares of our stock outstanding immediately prior to the effective time having exercised their appraisal rights in the merger.

Our obligation to consummate the merger is also subject to the satisfaction by Integra and Merger Sub or waiver by us of the following conditions:

•	Integra’s and Merger Sub’s representations and warranties made pursuant to the merger agreement that are qualified as to materiality or material adverse effect being true and correct and the representations and warranties that are not so qualified being true and correct in all material respects, in each case both when made and at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and our having received a certificate of an executive officer of Integra to such effect; and

•	the performance and compliance by Integra in all material respects of its obligations under the merger agreement and our having received a certificate of an executive officer of Integra to such effect.

No Solicitation and Change of Recommendation Covenant (page 52)

We have agreed that we will not, and will not permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•	solicit, initiate or take any action to knowingly facilitate or encourage the submission of inquiries, proposals or offers from any person (other than Integra and Merger Sub) relating to any acquisition proposal, or agree to or endorse any acquisition proposal;

•	enter into any agreement to knowingly facilitate or consummate any acquisition proposal or approve or endorse any acquisition proposal;

•	enter into or participate in any discussions or negotiations in connection with any acquisition proposal or inquiry with respect to any acquisition proposal, or furnish to any person any information with respect to our business, properties or assets in connection with any acquisition proposal or inquiry with respect to any acquisition proposal; or

•	agree to resolve or take any of the actions prohibited by the above.

If our board of directors receives a bona fide unsolicited written acquisition proposal by a third party prior to our obtaining stockholder approval, it may participate in discussions or negotiations with such third party directly or through its representatives if, among other things, it determines in good faith by a majority vote that such acquisition proposal would result in, or would reasonably be expected to result in, a superior proposal, it furnishes to the third party making the acquisition proposal information with respect to us and our subsidiaries pursuant to a confidentiality and standstill agreement which contains terms that are no less restrictive than those contained in the confidentiality agreement between us and Integra and such information has been or is provided to Integra on a prior or concurrent basis and, after considering the advice of outside legal counsel, the board determines that failing to take such action would reasonably be expected to result in a breach of its fiduciary duties under Delaware law.

Our board of directors may withdraw or modify or change in a manner adverse to Integra its approval or recommendation of the merger agreement, if and only if, our board of directors, after considering the advice of outside legal counsel, has determined that (i) the acquisition proposal constitutes a superior proposal and that failing to take such action would result in a breach of its fiduciary duties under Delaware law or (ii) in response to an intervening event that failing to take such action would result in a breach of its fiduciary duties under Delaware law.

Termination of the Merger Agreement (page 55)

The merger agreement may be terminated under the following circumstances:

•	by our and Integra’s mutual written consent;

•	by either Integra or us if:

•	the effective time has not occurred by February 6, 2008; provided that the right to terminate pursuant to this provision is not available to any party whose failure to fulfill any obligation under the merger agreement is the primary cause of the failure of the effective time to occur by February 6, 2008 and such action or failure to perform constitutes a breach of the merger agreement;

•	any governmental entity issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement, and such order, decree, ruling or other action is final and nonappealable; or

•	our stockholders do not adopt the merger agreement and approve the merger at the stockholders meeting;

•	by us if:

•	prior to our stockholders meeting, we accept a superior proposal in accordance with the terms of the merger agreement; provided that we pay the termination fee, as discussed below, concurrently with terminating;

•	Integra breaches a representation, warranty, covenant or agreement so that the related closing conditions will not be satisfied and such breach is not reasonably capable of being cured, or, in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, Integra does not cure it prior to the earlier of 20 days after we provide notice of such breach or February 6, 2008; provided that we will not be able to terminate pursuant to this provision if we are then in material breach of any of our representations, warranties, covenants or agreements contained in the merger agreement; or

•	Integra’s credit agreement is not amended prior to September 7, 2007 or such later date as is mutually agreed to by Integra and us to permit the consummation of the merger and such other revisions as Integra deems necessary or advisable in its sole and absolute discretion; provided that we may not terminate pursuant to this provision if Integra agrees to waive satisfaction of the closing condition that its credit agreement be amended;

•	by Integra if:

•	prior to our stockholder meeting, our board of directors fails to recommend or withdraws or modifies or changes in a manner adverse to Integra its approval or recommendation of the merger agreement, or approves or recommends a superior proposal; provided that the disclosure of any acquisition proposal that is not recommended by our board of directors or the disclosure of any facts or circumstances, together with a statement by our board of directors that they continue to recommend the merger agreement and the merger, is not considered to be a withdrawal, modification or change to our board of directors’ approval or recommendation of the merger agreement or the merger;

•	we fail to call or hold the stockholder meeting in accordance with the terms of the merger agreement and such breach is not cured within 15 days after we receive notice thereof from Integra;

•	we materially and knowingly breach any of our material obligations regarding acquisition proposals; or

•	we breach a representation, warranty, covenant or agreement so that the related closing conditions will not be satisfied and such breach is not reasonably capable of being cured, or, in the case of a breach of a covenant or agreement, such breach is reasonably capable of being cured but is not cured prior to the earlier of 20 days following notice of such breach or February 6, 2008; provided that, Integra will not be able to terminate pursuant to this provision if it or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement.

Termination Fees and Expenses (page 56)

Each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is consummated.

We will be required to pay a termination fee of $2.25 million to Integra if:

•	Integra terminates the merger agreement because:

•	prior to our stockholder meeting, our board of directors fails to recommend or withdraws or modifies or changes in a manner adverse to Integra its approval or recommendation of the merger agreement, or approves or recommends a superior proposal; provided that the disclosure of any acquisition proposal that is not recommended by our board of directors or the disclosure of any facts or circumstances, together with a statement by our board of directors that they continue to recommend the merger agreement and the merger, is not considered to be a withdrawal, modification or change to our board of directors’ approval or recommendation of the merger agreement or the merger;

•	we fail to call or hold the stockholder meeting in accordance with the terms of the merger agreement and such breach is not cured within 15 days after we receive notice of such breach from Integra; or

•	we materially and knowingly breach any of our material obligations regarding the no solicitation provisions of the merger agreement;

•	we terminate to accept a superior proposal in accordance with the terms of the merger agreement; or

•	we or Integra terminate the merger agreement because:

•	the effective time does not occur on or before February 6, 2008, or our stockholders do not adopt the merger agreement and (i) at or prior to the time of the event giving rise to such termination, an acquisition proposal is made known to us or otherwise publicly disclosed or announced and (ii) within 12 months of termination of the merger agreement, we enter into a definitive agreement with respect to, or consummate, an acquisition proposal; provided that any expenses previously reimbursed to Integra will be deducted from the termination fee.

We will also be required to reimburse Integra and its affiliates for actual and reasonably documented out-of-pocket fees and expenses incurred in connection with the merger agreement of up to a maximum of $1.5 million if (i) we do not obtain the requisite stockholder vote to adopt the merger agreement, or (ii) we or Integra terminate because the effective time does not occur by February 6, 2008 and at the time of termination, an acquisition proposal is made known or proposed to us or otherwise publicly disclosed and announced.

Material United States Federal Income Tax Consequences (page 40)

The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a United States Holder (as defined in “The Merger — Material United States Federal Income Tax Consequences” on page 40) who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash per share received and the holder’s adjusted tax basis in the share of our common stock exchanged therefor. Any such gain or loss would be long-term capital gain or loss if the holding period for the shares of our common stock exceeded one year. In addition, payments made to United States Holders in the merger will be subject to information reporting and may be subject to withholding under applicable tax laws. Any withheld amounts will be treated for all purposes as having been paid to the holder of our common stock in respect of whose shares the withholding was made. United States Holders may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

A Non-United States Holder (as defined in “The Merger — Material United States Federal Income Tax Consequences” on page 40) generally will not be subject to United States federal income tax on any gain realized on the receipt of cash for shares of our common stock in the merger unless: (i) the holder is an individual who was present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met or (ii) the gain is effectively connected with the holder’s conduct of a trade or business in the United States, or, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the holder in the United States. In addition, payments made to Non-United States Holders in the merger may be subject to information reporting and backup withholding for United States federal income tax purposes. Non-United States Holders may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

You should read “The Merger — Material United States Federal Income Tax Consequences” beginning on page 40 for a more complete discussion of the federal income tax consequences of the merger to holders of our common stock. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

THIS PROXY STATEMENT DOES NOT ADDRESS NON-UNITED STATES TAX LAW CONSIDERATIONS RELATING TO THE MERGER. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO ANY POTENTIAL TAX CONSEQUENCES OF THE MERGER ARISING UNDER ANY APPLICABLE NON-UNITED STATES TAX LAWS.

Exchange Agent

American Stock Transfer and Trust Company is expected to act as the exchange agent for the payment of the merger consideration.

Appraisal Rights (page 43)

Under Delaware law, stockholders who do not wish to accept the consideration payable for their shares of common stock pursuant to the merger may seek, under Section 262 of the General Corporation Law of the State of Delaware, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more than, less than or equal to the applicable merger consideration for such shares. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to properly demand appraisal, among other things:

•	you must not vote in favor of the proposal to adopt the merger agreement;

•	you must deliver a written demand to us for appraisal in compliance with the General Corporation Law of the State of Delaware before the vote on the proposal to adopt the merger agreement occurs at the special meeting; and

•	you must hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger; a stockholder who is the record holder of shares of our common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any right to appraisal in respect of those shares.

Merely voting against, or failing to vote in favor of, the merger agreement will not preserve your right to appraisal under Delaware law. Also, because a submitted proxy not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the proposal to adopt the merger agreement, the submission of a proxy not marked “AGAINST” or “ABSTAIN” will result in the waiver of appraisal rights. If you hold shares in the name of a broker, bank or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares. If you or your nominee fails to follow all of the steps required by Section 262 of the General Corporation Law of the State of Delaware, you will lose your right of appraisal. See “The Merger — Appraisal Rights” on page 43 for a description of the procedures that you must follow in order to exercise your appraisal rights.

Stockholders who properly perfect their appraisal rights will receive only the judicially-determined fair value of their shares if one or more stockholders files suit in the Delaware Court of Chancery and litigates the resulting appraisal case to a decision.

Annex C to this proxy statement contains the full text of Section 262 of the General Corporation Law of the State of Delaware, which relates to your right of appraisal. We encourage you to read these provisions carefully and in their entirety.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws, including projections of earnings, revenue or other financial items; statements regarding future economic conditions or performance; statements of belief; and statements of assumptions. Forward-looking statements may include the words “may,” “could,” “will,” “should,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “strategy,” “plan,” “pursue,” “project,” “goal,” or “targets” or the negative or other variations thereof and other words of similar meaning are intended to identify such forward-looking statements. One can also identify them by the fact that they do not relate strictly to historical or current facts. Such statements are based on the current expectations and projections of the management of IsoTis only. Undue reliance should not be placed on these statements because, by their nature, they are subject to known and unknown risks and can be affected by factors that are beyond the control of IsoTis. These forward-looking statements, including, without limitation, those projections regarding the consummation of the merger, government consents and approvals and the outcome of the contingencies such as legal proceedings, are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	our ability to obtain the stockholder approvals required for the merger;

•	the occurrence or non-occurrence of the other conditions to the closing of the merger;

•	the timing of the consummation of the merger and receipt by stockholders of the merger consideration;

•	uncertainty concerning the effects of our pending transaction with Integra;

•	delays in receiving U.S. Food and Drug Administration or other regulatory approvals;

•	the effects of economic, credit and capital market conditions on the economy in general and on medical device and health care companies in particular; and

•	additional risks and uncertainties not presently known to us or that we currently deem immaterial.

You should consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We do not undertake any obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances that occur after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as we are required to do by law.

ISOTIS, INC. SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

We will hold the special meeting at           on          , 2007, at     local time.

Purpose of the Special Meeting

At the special meeting, we are asking holders of record of our common stock on August 24, 2007, to consider and vote on the following proposals:

1. The adoption of the Agreement and Plan of Merger, dated as of August 6, 2007, among IsoTis, Inc., Integra LifeSciences Holdings Corporation and Ice MergerCorp, Inc., a wholly-owned subsidiary of Integra, and approval of the merger contemplated by the merger agreement;

2. The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger; and

3. The transaction of any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Recommendation of Our Board of Directors

Our board of directors has determined that the terms of the merger agreement are advisable and in the best interests of our stockholders and has unanimously approved the merger agreement.

Our board of directors unanimously recommends that our stockholders vote “FOR” the adoption of the merger agreement and approval of the merger and “FOR” any proposal to adjourn the special meeting to solicit additional proxies, if necessary. See “The Merger — Our Reasons for the Merger.”

Stockholders Entitled to Vote; Record Date; Vote Required

A quorum of stockholders is necessary to hold the special meeting. The required quorum for the transaction of business at the special meeting is the presence, either in person or represented by proxy, of the holders of a simple majority (i.e., more than 50%) of the outstanding shares of common stock entitled to vote at the special meeting. Abstentions and “broker non-votes,” discussed below, count as present for establishing a quorum.

You may vote at the special meeting if you owned shares of our common stock at the close of business on August 24, 2007, the record date for the special meeting. For each share of our common stock that you owned on the record date, you are entitled to cast one vote on each matter voted upon at the special meeting.

Adoption of the merger agreement requires the affirmative vote of the holders of a simple majority (i.e., more than 50%) of the outstanding shares of our common stock entitled to vote at the special meeting. Because the vote on the proposal to adopt the merger agreement and approve the merger is based on the total number of shares outstanding, rather than the number of actual votes cast or represented at the special meeting, failure to vote your shares, abstentions and broker non-votes will have the same effect as voting against the adoption of the merger agreement and approval of the merger. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority or has not received instructions from the beneficial owner of the shares. Brokers and other nominees will not have discretionary authority on the proposal to adopt the merger agreement and approve the merger.

Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires the affirmative vote of the holders of a simple majority (i.e., more than 50%) of the shares represented at the meeting. Because the vote on the proposal to adjourn the special meeting requires the affirmative vote of the holders of a simple majority (i.e., more than 50%) of the shares represented at the meeting, abstentions and failure to give voting instructions to your broker, bank or nominee will have the same effect as voting against the proposal to adjourn the special meeting.

A list of our stockholders will be available for review for any purpose germane to the special meeting at our executive offices and principal place of business during regular business hours for a period of ten days before the special meeting and will also be available at the special meeting.

Shares Owned by Our Directors and Executive Officers

As of August 24, 2007, the record date for the special meeting, our directors and executive officers were record owners of and were entitled to vote approximately           shares of common stock, or approximately     % of our total common stock outstanding on that date excluding those shares held by Integra and its subsidiaries. These numbers do not give effect to outstanding stock options, which are not entitled to vote at the special meeting.

Voting; Proxies

You may vote by proxy or in person at the special meeting.

Voting in Person

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the shares (your broker, bank or nominee) authorizing you to vote at the special meeting.

Voting by Proxy

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal to adopt the merger agreement and approve the merger and the proposal to adjourn the special meeting to solicit additional proxies, if necessary, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement and approve the merger will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Only shares affirmatively voted for the proposal to adopt the merger agreement and approve the merger and the proposal to adjourn the special meeting to solicit additional proxies, if necessary, and properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposals. Shares of our common stock held by persons attending the special meeting but abstaining from voting, and shares of our common stock for which we received proxies directing an abstention, will have the same effect as votes “AGAINST” the adoption of the merger agreement and approval of the merger and the proposal to adjourn the special meeting to solicit additional proxies, if necessary. Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists, but those proxies will have the same effect as votes “AGAINST” the proposal to adopt the merger agreement and approve the merger and no effect on the adjournment proposal. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

Although it is not currently expected, if the proposal to adjourn the special meeting to solicit additional proxies is approved, the special meeting may be adjourned for the purpose of soliciting additional proxies to approve the proposal to adopt the merger agreement and approve the merger. Other than for the purposes of adjournment to solicit additional proxies, whether or not a quorum exists, holders of a simple majority (i.e., more than 50%) of the outstanding common stock present in person or represented by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

Any adjournment may be made without notice (if the adjournment is not for more than sixty days from the record date), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Revocation of Proxies

A stockholder of record may revoke a proxy at any time before it is voted by filing with our corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our corporate secretary with a later date, by voting at a later date via Internet or by telephone or by appearing at the special meeting and voting in person. A stockholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy. If your shares are held in street name, you must contact your broker, bank or nominee to revoke your proxy.

Solicitation of Proxies

We and our proxy solicitation firm, Georgeson Inc., are soliciting proxies for the special meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, including the payment of an aggregate fee of $50,000, plus certain other fees and reasonable expenses, to Georgeson Inc. for its services. In addition to the solicitation of proxies by mail, we will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of our common stock held by them and secure their voting instructions, if necessary. We will reimburse those record holders for their reasonable expenses in so doing. We may use several of our executive officers and regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, telegram, facsimile, special delivery letter or other electronic means.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, holders of our common stock who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is consummated, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and they comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware set forth in full at Annex C to this proxy statement, including by not voting in favor of the adoption of the merger agreement. Dissenting stockholders who properly perfect their appraisal rights will receive only the judicially-determined fair value of their shares if one or more dissenting stockholders files suit in the Delaware Court of Chancery and litigates the resulting appraisal case to a decision. For more information on appraisal rights, see below under “The Merger — Appraisal Rights.”

Other Business

We do not expect that any matter other than the proposal to adopt the merger agreement and approve the merger, and, if necessary, the proposal to adjourn the special meeting to solicit additional proxies, will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact:
IsoTis, Inc.
Attn: Director, Investor Relations
2 Goodyear
Irvine, California 92618
(949) 595-8710

OR

Georgeson Inc.
17 State Street, 10th Floor
New York, New York 10004
Banks and Brokers Call: (212) 440-9800
U.S. Stockholders Call Toll Free: (888) 605-8339
Outside the U.S. Call Toll Free +800 6590 6590 or Collect +44 (0)117 378 5985

PROPOSAL 1 — ADOPTION OF THE MERGER AGREEMENT

THE MERGER

Introduction

We are asking our stockholders to adopt the merger agreement and approve the merger contemplated therein. If we consummate the merger, we will become a wholly-owned subsidiary of Integra and our stockholders will have the right to receive $7.25 in cash, without interest and less any applicable withholding taxes, for each share of common stock that is outstanding immediately prior to the effective time of the merger. Any withheld amounts will be treated for all purposes as having been paid to the holder of our common stock in respect of whose shares the withholding was made.

The Companies

IsoTis, Inc.

We are an orthobiologics company that develops, manufactures and markets proprietary products for the treatment of musculoskeletal diseases and disorders. Our current orthobiologics products are bone graft substitutes that promote the regeneration of bone and are used to repair natural, trauma-related and surgically-created defects common in orthopedic procedures, including spinal fusions. Our current commercial business is highlighted by our Accell line of products, which we believe represents the next generation in bone graft substitution. We also sell our traditional bone graft substitute products in the United States and internationally. Our principal offices and manufacturing facilities are located at 2 Goodyear, Irvine, California 92618, and our telephone number is (949) 595-8710.

We were originally formed in 1996 as IsoTis S.A., a Swiss entity. In 2003, IsoTis S.A. acquired GenSci OrthoBiologics, Inc., or GenSci, and shifted its focus to orthobiologics. GenSci was subsequently renamed IsoTis OrthoBiologics, Inc., or IsoTis OrthoBiologics. The results of operations of IsoTis OrthoBiologics have been included in IsoTis S.A.’s financial statements from November 1, 2003. In connection with that transaction, IsoTis S.A.’s executive management team and its offices moved from Switzerland to the facility in Irvine, California. IsoTis S.A. continued to maintain international sales and marketing headquarters in Lausanne, Switzerland. Most recently, IsoTis S.A. formed IsoTis, Inc. for the purpose of reorganizing IsoTis S.A. as a U.S. company. The reorganization was effected by means of an exchange offer commenced in December 2006. Following the closing of the transactions contemplated by the exchange offer on August 3, 2007, IsoTis, Inc.’s business and operations consist solely of the business and operations of IsoTis S.A.

Integra LifeSciences Holdings Corporation

Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is dedicated to improving the quality of life for patients through the development, manufacturing and marketing of cost-effective surgical implants and medical instruments. Integra’s products, used primarily in neurosurgery, extremity reconstruction, orthopedics and general surgery, are used to treat millions of patients every year. Integra’s principal executive offices are located at 311 Enterprise Drive, Plainsboro, New Jersey 08536 and its telephone number is (609) 275-0500.

Founded in 1989, Integra has grown to be a leader in applying the principles of biotechnology to medical devices, particularly for neurosurgery and extremity reconstruction, and is one of the largest surgical instrument companies in the United States. In the United States, Integra sells its products for neurosurgery and extremity reconstruction directly to customers and its surgical instruments through manufacturers’ representatives and stocking distributors. Outside the United States, Integra sells its products directly in major European markets and through stocking distributors elsewhere.

Integra has approximately 400 sales and marketing employees, who sell its products in 120 countries.

Ice MergerCorp, Inc.

Ice MergerCorp, Inc., a Delaware corporation and a wholly owned subsidiary of Integra, was organized solely for the purpose of entering into the merger agreement and consummating the merger and has not conducted any business operations.

Merger Sub’s mailing address is c/o Integra LifeSciences Holdings Corporation, 311 Enterprise Drive, Plainsboro, New Jersey 08536 and its telephone number is (609) 275-0500.

Background of the Merger

Our board of directors and management, in their ongoing effort to maximize stockholder value, have periodically reviewed and assessed our business strategy, a variety of strategic alternatives and the various trends and conditions impacting our business in general. These industry trends include consolidation in the U.S. medical device industry, major competitors increasingly being able to use their size and portfolio breadth as leverage for a competitive advantage in our market and other competitive pressures such as increased pricing pressures as a result of more competitors and rapid technological change. More recently, the board had become concerned about our ability to execute our strategic plan in light of our limited financial resources, an increasingly competitive environment, our history of operating losses and disappointing developments in obtaining regulatory approval of our Accell products.

On September 12 and 13, 2006, our board of directors together with our management conducted an in-depth strategic planning review to assess our future prospects. We decided on a two-fold strategy of becoming listed on a U.S. stock exchange and conducting an initial public offering in the United States.

Until recently, shares of our predecessor company, IsoTis S.A., a Swiss corporation, were listed on SWX Swiss Exchange (ISON), Euronext Amsterdam N.V. (ISON) and the Toronto Stock Exchange (ISO). On November 6, 2006, IsoTis S.A. announced its plans to become a U.S. listed company with a single listing on the NASDAQ Global Market, for the purposes of increasing visibility to institutional investors, improving stockholder liquidity, reducing the complexity and cost of securities compliance requirements, facilitating access to capital markets and aligning the company’s listing with the location of its primary market and operations. To that end, we were formed as a wholly-owned subsidiary of IsoTis S.A. on November 3, 2006, for the purpose of reorganizing IsoTis S.A. as a U.S. company. On November 3, 2006, we applied to list our shares on the NASDAQ Global Market. On December 15, 2006, we commenced an exchange offer for all of the issued and outstanding common shares of IsoTis S.A., pursuant to which we offered to exchange one of our shares of common stock for each ten common shares of IsoTis S.A. and planned to conduct a second-step merger to acquire any shares that remained outstanding after the consummation of the exchange offer.

On December 20, 2006, Pieter Wolters, our president and chief executive officer, and Stuart Essig, the president and chief executive officer of Integra, met and discussed the possibility of a private label or distribution agreement for certain of our products.

On January 8, 2007, we announced plans to raise between $30 million and $40 million by offering newly issued NASDAQ-listed shares of our common stock to the public in an underwritten public offering. We intended to use the net proceeds from the offering to support sales, marketing and general administrative activities, clinical research and product development, and to fund working capital and other general corporate purposes.

On January 24, 2007, we initiated discussions with Merrill Lynch Capital for a term loan to provide a cash buffer for our operational needs in the event that we experienced a delay in our public offering.

On January 26, 2007, our shares were listed and began trading on the NASDAQ Global Market (ticker: ISOT).

On January 29, 2007, we filed a registration statement on Form S-1 for our initial public offering in the United States.

On February 7, 2007, we received a letter from the FDA with comments and questions regarding our 510(k) application for our Accell products. The letter raised a question as to whether the Accell products should be regulated as biologics, as tissue or as a medical device. Moreover, if regulated as a medical device, the letter questioned whether the Accell products are Class II or Class III devices. We concluded based on the FDA letter that FDA approval of our Accell products would not occur during the first quarter of 2007, as we previously anticipated, and possibly could occur significantly later.

In light of the FDA letter, we determined that our proposed public offering of common stock would be very difficult to complete because the public would likely be unable to properly assess the risk of a lengthy FDA approval process. On February 12, 2007, our board of directors authorized the withdrawal of our registration statement. On February 13, 2007, we filed a request to withdraw our Form S-1 registration statement that had been filed with the SEC on January 29, 2007.

Following these events, our board of directors and management conducted an in-depth strategic planning review to explore options for raising the capital necessary for us to continue operating our business in the short and long-term. On February 12, 2007, our board of directors approved the engagement of Thomas Weisel Partners to assist us with identifying options for an offering by private placement of our equity, equity-linked or debt securities in hopes of raising up to $20 million to $25 million to be used for working capital and other general corporate purposes, sales, marketing and general administrative activities, and research and development activities.

From February 2007 through April 2007, we had a number of discussions with Integra regarding a possible private label or distribution agreement for certain of our products.

On March 16, 2007, Thomas Weisel Partners commenced discussions with potential private placement investors. Between March 16, 2007 and May 21, 2007, we approached approximately 60 investors, 40 on a named basis. Twenty-two of these investors began performing due diligence on us.

On March 28, 2007, our management met with the FDA to discuss the FDA’s letter concerning our 510(k) application for our Accell products.

On April 19, 2007, Merrill Lynch Capital informed us that it would not provide us a term loan because of the risk of a lengthy FDA approval process for our Accell products.

On April 27, 2007, the FDA sent us a letter indicating that it deemed the Accell products to be medical devices. The FDA verbally informed us that it would continue to review our pending 510(k) application and would not require a premarket approval application.

On May 1, 2007, we re-initiated discussions with Merrill Lynch Capital for a term loan.

On May 7, 2007, as a result of unsuccessful efforts to obtain financing and our continued capital constraints, our board of directors authorized management to approach potential acquirors in order to explore the potential for a strategic transaction with these parties. On May 8, 2007, our management and Thomas Weisel Partners began contacting potential acquirors. On May 10, 2007, we entered into a confidentiality agreement and began sharing information with a potential strategic acquiror in hopes of pursuing a potential transaction, but we did not receive an indication of interest from this party.

On May 18, 2007, our board of directors held a telephonic meeting to discuss developments regarding potential private financing and strategic transactions. The board authorized our management to approach a broader group of potential buyers. In addition, we entered into a confidentiality agreement with Integra on May 18, 2007. Pursuant to this confidentiality agreement, we began providing Integra and its advisors with confidential information about our business for the purpose of Integra’s evaluation of a potential transaction.

Throughout May 2007, we approached a total of 15 potential strategic acquirors, two of whom requested management presentations from us.

On May 21, 2007, Integra made a non-binding verbal offer to acquire IsoTis in an at-market transaction. The closing price of our common stock on this date was $6.42.

On May 21, 2007, our board of directors held a telephone meeting to discuss the verbal indication of interest submitted by Integra. Following a discussion, our board of directors concluded that Integra’s proposal was insufficient and authorized management and Thomas Weisel Partners to reject the proposal. Thomas Weisel Partners advised Integra of the board’s conclusion and invited Integra to submit a revised bid, along with other potential bidders, by May 30, 2007.

On May 29, 2007, Merrill Lynch Capital and Silicon Valley Bank agreed to provide us a $20 million credit facility. The credit facility requires us to raise an additional $20 million in funding by August 31, 2007. If we fail to raise this additional financing, we will be required to pay back Merrill Lynch $7.5 million by September 1, 2007.

On May 30, 2007, Integra submitted a revised indication of interest to us. In the revised offer, Integra proposed a stock-for-stock transaction and indicated its willingness to entertain an at-market deal. However, Integra’s proposal also provided that the price of our common stock had risen to levels that made an at-market transaction less attractive to Integra, and that Integra was concerned that our current share price overestimated the underlying value of our business. Integra’s proposal also stated that it would require that we agree to pay Integra a “break-up fee” of 5% of the equity value of the transaction and also reimburse it for the expenses it incurred in connection with the transaction.

We also received a letter from a third-party potential strategic acquiror on May 30, 2007 proposing three options for a transaction with us. The first option involved our issuance of $10 million of senior secured convertible debt but the third party noted in the letter that this option would be difficult for the party to consummate. The second option involved the creation of a new 50-50 joint venture between us and the third party. The third option involved a potential partnering transaction where the third party would find another party to jointly acquire us.

On June 1, 2007, our board of directors held a telephonic meeting during which management made a presentation on the status of the financing search, as well as the proposals submitted by Integra and the third party on May 30, 2007. Representatives of Latham & Watkins LLP, our outside counsel, provided an overview of the board of directors’ fiduciary duties in the potential transactions. Following a discussion, the board determined that it was not in the best interests of us or our stockholders to rely on a private financing as a primary strategic option because it was unlikely that the company would obtain private financing on acceptable terms. Management then discussed the status of discussions with potential strategic acquirors, including the proposals submitted by Integra and the third party. The board discussed, among other things, the nature of the potential strategic acquirors, the likelihood of closing a potential transaction, the timing involved in negotiating and completing a potential transaction and a comparison of these transactions to other alternatives available to us. Based on the discussion, the board authorized management to continue its discussions with Integra and obtain additional clarity regarding the terms of a potential transaction, including price. The board concluded that the proposal submitted by the third party was unlikely to lead an acceptable transaction and instructed Thomas Weisel Partners to seek a more attractive proposal from the party. Following a discussion with Thomas Weisel Partners, this third party indicated that it was not able to modify its proposal.

On June 5, 2007, our board of directors held a special telephonic meeting to receive an update on Integra’s proposal to acquire us. Management and representatives from Thomas Weisel Partners summarized the discussions to date with Integra, including Integra’s verbal offer to increase the offer price to $7.00 per share of our common stock. As a condition to moving forward with a transaction, Integra indicated that it would require us to negotiate exclusively with Integra regarding a sale of the company. Management also advised the board that no other potential strategic acquirors who had been previously contacted were currently interested in acquiring us, other than the party that submitted a bid on May 30, 2007 which had not since submitted a revised proposal. The board then authorized management to continue negotiations with Integra, including seeking an increase in the offer price and a reduction in the duration of the exclusivity period. Management also informed the board that management continued to be unsuccessful in its efforts to obtain acceptable terms on a private financing.

On June 8, 2007, Integra submitted a revised proposal for a stock-for-stock transaction. Pursuant to the revised proposal, Integra (1) increased its offer to $7.25 per share of our common stock, subject to a collar, (2) shortened the duration of the exclusivity period from July 31, 2007 to July 15, 2007, and (3) agreed to permit us to continue our discussions with potential financing sources during the exclusivity period. Integra’s proposal also stated that it would require that we agree to pay Integra a “break-up fee” of $2.25 million and also reimburse it for the expenses it incurred in connection with the transaction.

Later that day, our board of directors held a special telephonic meeting where our management and financial advisors discussed the terms of Integra’s offer, including the proposed price, length and scope of the exclusivity period and size of the breakup fee. The board also discussed the lack of interest by other potential strategic parties in pursuing a transaction with us. The board then authorized management to enter into an exclusivity agreement with Integra on the terms presented to the board.

On June 11, 2007, we and Integra signed an exclusivity agreement extending through July 15, 2007.

On June 15, 2007, we received a due diligence request letter from Integra. From June 15, 2007 through August 6, 2007, Integra conducted an extensive due diligence review of IsoTis.

On June 18 and 19, 2007, members of our and Integra’s management met with each other and gave management presentations regarding their respective companies to each other.

On June 22, 2007, our board of directors held a special telephonic meeting to review with members of our senior management the status of the discussions with Integra and Integra’s due diligence review. Representatives of Latham & Watkins LLP provided an overview of the board of directors’ fiduciary duties in the potential transaction. At this meeting, the board and management also discussed the financing alternatives under consideration. Thomas Weisel Partners informed the board of directors of the continuing lack of interest among potential financing sources in pursuing a transaction with us. In addition, our board of directors approved the agreement and other matters required for the merger of IsoTis S.A. into IsoTis International SA, that would complete the transactions contemplated by the exchange offer and result in IsoTis S.A. becoming our wholly-owned subsidiary.

On June 26, 2007, Integra’s counsel, Willkie Farr & Gallagher LLP, distributed an initial draft of a merger agreement to us and our counsel.

On June 29, 2007, we entered into a confidentiality agreement with Integra whereby we agreed to maintain the confidentiality of information Integra would provide to us for purposes of our evaluation of a potential transaction.

On July 2, 2007, Latham & Watkins LLP, delivered a revised merger agreement to Integra and its counsel. Between July 2, 2007 and August 6, 2007, we, Integra and our respective advisors discussed the terms of the proposed merger agreement on numerous occasions. Among other terms, we discussed the proposed representations and warranties, covenants, conditions to closing the merger, deal protection and termination provisions and termination fees.

On July 2 and 3, 2007, Integra’s management made a presentation to our management, which was also attended by representatives from Thomas Weisel Partners, regarding its operations, and members of our management and Integra’s management had meetings to discuss the potential transaction and our operations.

From July 2, 2007 through August 6, 2007, members of our and Integra’s management teams held numerous discussions regarding due diligence matters communications plans and various other matters related to the potential transaction. During certain of these discussions, Integra’s management reiterated to our management that Integra was not willing to increase the offer price in excess of $7.25 per share.

On July 13, 2007, our board of directors met in person in Costa Mesa, California to review the progress of discussions with Integra, our financing alternatives, our operational plan going forward and the strategic alternatives to pursuing the potential transaction with Integra. Representatives of Latham & Watkins LLP provided an overview of the board of directors’ fiduciary duties in the potential transaction and a summary of the terms and condition of the draft merger agreement, including the various issues that remained subject to negotiation, including the deal protection, termination and termination fee provisions. Management and representatives of Thomas Weisel Partners made a presentation on the risks associated with Integra’s business and issues regarding the potential transaction with Integra. Management informed the board that it had received a draft term sheet from a potential financial investor. After a review of the proposed terms of the financing, the board concluded that the proposed financing was subject to various conditions that were not able to be satisfied by us and would not likely provide sufficient funds to maintain our operations for an extended period of time. Despite having contacted approximately 60 potential investors, we had received financing proposals from only this potential investor and the party who submitted a proposal on May 30, 2007. The board also approved, and later that day we entered into, an extension of our exclusivity agreement with Integra through July 29, 2007.

On July 23, 2007, we accomplished the final step of the transactions contemplated by the exchange offer by consummating a second-step merger, pursuant to which the remaining 9.5% of the issued and outstanding shares of IsoTis S.A. common stock were exchanged for shares of our common stock at the same exchange ratio as used in the exchange offer.

On July 24, 2007, we received a draft distribution agreement from Integra, pursuant which we would agree to manufacture certain of our products (other than our Accell products) under Integra’s label. We also received a draft option agreement from Integra pursuant to which Integra would have the option to include our Accell products in the distribution agreement. Between July 24, 2007 and August 6, 2007, we and our advisors had numerous discussions with Integra and its advisors regarding the terms and conditions of the distribution agreement and the option agreement, including our willingness to pursue such arrangements only if they contained market terms and were otherwise in the best interests of IsoTis.

On July 26, 2007, Integra proposed pursuing an all cash transaction rather than a stock transaction and indicated that it was no longer willing to pursue a stock transaction.

On July 27, 2007, our board of directors held a special telephonic meeting to receive an update on the potential transaction with Integra, at which time our management informed the board that Integra had now proposed an all cash transaction. Representatives of Latham & Watkins LLP also informed our board of its fiduciary obligations when considering the potential transaction with Integra. After a lengthy discussion, the board concluded to proceed with discussions with Integra regarding an all cash transaction. The board also authorized the extension of the exclusivity period to August 6, 2007.

Later on July 27, 2007, we entered into an extension of our exclusivity agreement with Integra through August 6, 2007.

On August 4, 2007, our board of directors held a special telephonic meeting to discuss the progress of negotiations with Integra. Prior to the meeting, our board of directors was provided with drafts of the merger agreement, the distribution agreement and the option agreement. At the meeting:

•	Mr. Wolters reviewed the history of the discussions between us and Integra;

•	representatives of Latham & Watkins LLP reviewed with our board of directors their fiduciary duties when considering the proposed transaction;

•	members of our management discussed the strategic alternatives available to us and our prospects on a stand-alone basis, including the likelihood that we will run out of cash to continue our operations after October 2007;

•	representatives of Latham & Watkins LLP also reviewed with our board of directors the terms and conditions of the proposed merger agreement, distribution agreement and option agreement; and

•	representatives of Thomas Weisel Partners discussed certain financial analyses related to the proposed transaction.

The board authorized management to finalize negotiations with Integra.

On August 6, 2007, our board of directors held a special telephonic meeting in the afternoon to consider the proposed transaction with Integra. Prior to the meeting, our board of directors was provided with substantially final drafts of the merger agreement, the distribution agreement and the option agreement. At the meeting:

•	Mr. Wolters provided the board with an update as to the discussions with Integra and reviewed the final terms of the proposed transaction;

•	representatives of Latham & Watkins LLP reviewed with our board of directors their fiduciary duties when considering the proposed transaction;

•	members of our management discussed the strategic alternatives available to us and our prospects on a stand-alone basis, including our inability to raise additional financing and the likelihood that we would run out of cash to continue our operations after October 2007;

•	representatives of Latham & Watkins LLP again reviewed with our board of directors the terms and conditions of the proposed merger agreement, the distribution agreement and the option agreement; and

•	representatives of Thomas Weisel Partners discussed certain financial analyses related to the proposed transaction and delivered its opinion described herein that the consideration to be received by holders of our common stock pursuant to the proposed transaction was fair from a financial point of view to such holders, which was subsequently confirmed in a written opinion dated August 6, 2007. See “— Opinion of Thomas Weisel Partners LLC.”

After discussions with management and our financial and legal advisors, our board of directors unanimously determined it to be in our best interest and the best interests of our stockholders to enter into the merger agreement and consummate the merger on the terms set forth in the merger agreement. Our board of directors resolved unanimously to adopt the merger agreement and to approve the other transactions contemplated by the merger agreement, and resolved unanimously to recommend that our stockholders vote to adopt the merger agreement and to approve the transactions contemplated by the merger agreement. The board also unanimously approved the distribution agreement and the option agreement.

The merger agreement, the distribution agreement and the option agreement were executed by the parties on the evening of August 6, 2007.

On August 7, 2007, before the opening of the U.S. markets, we and Integra issued a joint press release announcing the execution of the merger agreement.

Recommendation of Our Board of Directors

Our board of directors, by the unanimous vote of all directors:

•	approved and adopted the merger agreement and other transactions contemplated by the merger agreement, and declared the merger to be advisable to our stockholders; and

•	determined that it was in the best interests of us and our stockholders to enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement.

Accordingly, our board of directors recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger.

Our Reasons for the Merger

In reaching its determination to approve and adopt the merger agreement and the transactions contemplated thereby and to recommend that you vote in favor of the proposal to adopt the merger agreement and approve the merger, our board of directors consulted with our management, as well as our legal and financial advisors. These consultations included discussions regarding our strategic business plans, the historical prices for our common stock, our past and current business operations and financial condition, our shortage of cash needed to continue operations, our future prospects, our unsuccessful attempts to find financial and strategic partners and the potential merger with Integra. Our board of directors consulted with Thomas Weisel Partners as to the fairness, from a financial point of view, to our stockholders of the merger consideration. Based on its discussions and consultations, our board of directors also concluded that the only reasonably likely alternative to entering into the merger agreement with Integra would be bankruptcy.

Our board of directors considered a number of positive factors in its deliberations:

•	the merger consideration of $7.25 per share of our common stock represents an approximately 5.4% premium over the closing price of our common stock on August 6, 2007, the last trading day prior to the announcement of the transaction;

•	the view of management that the trading value for shares of our common stock was not likely to exceed the $7.25 per share merger consideration in the foreseeable future if we remained independent;

•	our board considered the presentation by Thomas Weisel Partners on August 6, 2007, and its opinion that, as of August 6, 2007, and based on and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Thomas Weisel Partners, as set forth in its opinion, the consideration to be received by holders of our common stock in the merger was fair, from a financial point of view, to such holders;

•	the lack of any other viable financing or strategic alternatives available to us that would be expected to enhance stockholder value, despite our extensive efforts to pursue such alternatives since the withdrawal of our initial public offering;

•	the risks of remaining independent, including our management’s assessment that if we remain independent, we likely will not be able to obtain financing and will run out of cash to continue our operations after October 2007, requiring us to consider seeking bankruptcy protection;

•	the fact that we are currently operating at net income and cash flow deficits, both of which are expected to continue for the foreseeable future;

•	the fact that raising funds through private financing, even if successful, would necessarily result in substantial dilution to our existing stockholders and a decrease in the value of our common stock;

•	the fact that the merger consideration consists solely of cash, which provides immediate liquidity and certainty of value to our stockholders compared to a transaction in which stockholders would receive stock;

•	management’s assessment, after consultation with its financial advisors, that Integra will have adequate capital resources to pay the merger consideration;

•	the view of our board of directors, after receiving the advice of management and after consultation with our legal counsel, that regulatory approvals necessary to consummate the merger, if any, are likely to be obtained;

•	our ability under the merger agreement to furnish information to and conduct negotiations with a third party in certain circumstances, as more fully described under “The Merger Agreement — Covenants — No Solicitation of Acquisition Proposals”;

•	the board of directors’ ability to modify and change its recommendation of the transaction in certain circumstances if required by its fiduciary obligations to the stockholders;

•	the fact that the merger would be subject to the approval of our stockholders and that our stockholders would be free to reject the merger, provided that we comply with certain requirements including reimbursement of up to $1.5 million of Integra’s expenses incurred in connection with the proposed merger and, in certain circumstances, the payment of the termination fee of $2.25 million (less any expenses previously reimbursed);

•	our board of directors can terminate the merger agreement if a superior proposal for an alternative transaction were to be made by a third party;

•	the fact that the merger agreement provides sufficient operating flexibility for us to conduct our business in the ordinary course between the signing of the merger agreement and the consummation of the merger;

•	the availability of appraisal rights for our stockholders who properly exercise these statutory rights;

•	the consolidation occurring in the medical device industry; and

•	the risks associated with operating a medical device company, including competition and the potential for our products to become obsolete.

Our board of directors also considered potential drawbacks or risks relating to the merger, including the following:

•	we will no longer exist as an independent company and our stockholders will no longer participate in our future prospects;

•	the merger agreement precludes us from actively soliciting alternative proposals;

•	we are obligated to pay Integra a termination fee of $2.25 million if we or Integra terminate the merger agreement under certain circumstances, which may deter others from proposing alternative transactions that might be more advantageous to our stockholders;

•	while the merger is expected to be consummated, there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and as a result, it is possible that the merger may not be consummated even if the merger agreement is adopted by our stockholders. See “The Merger Agreement — Conditions to the Merger.” If the merger does not close, we may incur significant risks and costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on business and customer relationships;

•	our management projects that if the merger does not close and we fail to obtain alternative financing, we will not be able to fund our operations past October 2007 and we likely will need to seek bankruptcy protection;

•	the potential impact of the transaction on our employees, including the probability that jobs will be eliminated;

•	the risk that the merger will not be approved by the appropriate governmental authorities; and

•	the merger will be a taxable transaction and, therefore, our common stockholders generally will be required to pay tax on any gains they recognize as a result of the receipt of cash in the merger.

Our board of directors also considered that certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other stockholders. See “— Interests of our Directors and Executive Officers in the Merger.”

After taking into account all of the factors set forth above, as well as others, our board of directors unanimously agreed that the benefits of the merger outweigh the risks and that the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of our stockholders. Our board of directors has unanimously approved the merger agreement and the merger and recommends that our stockholders vote to adopt the merger agreement and the merger at the special meeting. Based on its discussions and consultations with its advisors, our board of directors has concluded that the only reasonably likely alternative to entering into the merger agreement with Integra (which our board of directors concluded offered our stockholders fair value for their shares) would be to seek bankruptcy protection.

The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and principle factors considered by our board of directors in its consideration of the merger. In view of the number and variety of factors and the amount of information considered, our board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of our board of directors may have given different weights to different factors. Our board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by, the board of directors.

Opinion of Thomas Weisel Partners LLC

On July 18, 2007, we engaged Thomas Weisel Partners LLC to act as our financial advisor in connection with the merger and to render to our board of directors an opinion as to the fairness, from a financial point of view, to the holders of our common stock, of the merger consideration payable pursuant to the merger agreement. We selected Thomas Weisel Partners to act as our financial advisor in connection with the merger based on Thomas Weisel Partners’ experience, expertise and reputation, and its familiarity with our business.

On August 6, 2007, Thomas Weisel Partners delivered to our board of directors its written opinion that, as of that date, and based upon and subject to the assumptions made, matters considered and limits of review set forth in Thomas Weisel Partners’ written opinion, the merger consideration to be received by holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Thomas Weisel Partners’ written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Thomas Weisel Partners in delivering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Stockholders should read the opinion carefully and in its entirety. The following description of Thomas Weisel Partners’ opinion is only a summary of the written opinion, is qualified in its entirety by the written opinion and is not a substitute for the written opinion.

Thomas Weisel Partners directed its opinion to our board of directors in its consideration of the merger. The opinion was one of a number of factors considered by our board of directors in deciding to approve the merger. The opinion does not constitute a recommendation to our stockholders as to how they should vote with respect to the merger. The opinion addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock in the merger, as of the date of the opinion. It does not address the underlying or relative merits of the merger or any related transaction and any other transactions or business strategies discussed by our board of directors or that might be available as alternatives to the merger. Further, it does not address our underlying decision to proceed with or effect the merger, or any other aspect of the merger.

In connection with rendering its opinion, Thomas Weisel Partners, among other things:

•	reviewed a copy of the merger agreement, and the financial terms and conditions set forth therein, as well as the schedules thereto;

•	reviewed certain publicly available information concerning us, including our Quarterly Report on Form 10-Q for the period ended March 31, 2007;

•	reviewed certain unaudited internal information, primarily financial in nature and including financial forecasts for the fiscal years ending December 31, 2007 through December 31, 2012, as well as unaudited financial information for the period ending June 30, 2007, prepared and furnished to Thomas Weisel Partners by our management for purposes of Thomas Weisel Partners’ analysis;

•	reviewed certain publicly available information concerning the trading of, and the trading market for, our common stock;

•	reviewed certain publicly available information with respect to certain other companies that it believed to be comparable to us and the trading markets for certain of such other companies’ securities;

•	compared the proposed financial terms of the merger with certain publicly available information concerning the nature and terms of certain other transactions that it considered to be relevant;

•	discussed our past and current operations and financial condition and our prospects, as well as other matters Thomas Weisel Partners believed relevant to its inquiry, with certain of our officers and employees; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as Thomas Weisel Partners deemed necessary or appropriate, including its assessment of general financial, economic, market and other conditions.

In its review and analysis and in arriving at its opinion, Thomas Weisel Partners relied upon, without any responsibility for independent verification or liability therefor, the accuracy and completeness of all of the financial and other information that was publicly available or supplied or otherwise made available to it by us, and upon assurances of our management that no relevant information was omitted or remained undisclosed to it. Thomas Weisel Partners was not engaged to, and did not independently attempt to, verify any of such information. Thomas Weisel Partners has also made the following assumptions:

•	with respect to our financial and operating forecasts provided to Thomas Weisel Partners by our management, Thomas Weisel Partners relied upon our management as to the reasonableness and achievability of such forecasts (and the assumptions and bases therefor) provided to it and, with the consent of our board of directors, assumed that such forecasts reflected the best currently available estimates and judgments of our management, and Thomas Weisel Partners expressed no opinion with respect to such forecasts or any of the analyses or the assumptions upon which they were based. Thomas Weisel Partners was not engaged to assess the reasonableness or achievability of such forecasts or the assumptions on which they were based. Thomas Weisel Partners further understood from us that our ability to continue as a going concern and achieve the results reflected in its financial and operating forecasts was dependent on us raising a significant amount of new capital in the near future, and that our ability to raise such capital within the necessary time frame was unlikely. In addition, Thomas Weisel Partners has not evaluated or appraised any of our assets, properties or facilities nor has it been furnished with any such evaluation or appraisal;

•	that there had been no material changes in our assets, financial condition, results of operations, business or prospects since the respective dates of its last financial statements made available to Thomas Weisel Partners;

•	that all the representations and warranties of each party contained in the merger agreement were true and correct, that each party to the merger agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto, and that all conditions to the consummation of the proposed merger will be satisfied without waiver thereof;

•	that the proposed merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations; and

•	that the merger will be consummated in accordance with the terms described in the merger agreement and in compliance with all applicable law.

In addition:

•	Thomas Weisel Partners noted that it was not a legal, tax or regulatory expert, and that it had made no independent investigation of any legal matters involving us or the merger, and that it assumed the correctness of all statements with respect to legal matters made or otherwise provided to us and Thomas Weisel Partners by counsel;

•	Thomas Weisel Partners’ opinion was not, and should not be construed as, a valuation of us or our respective assets or any of our common stock, and Thomas Weisel Partners expressed no opinion as to the price at which our common stock will trade at any future time; and

•	Thomas Weisel Partners’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel Partners as of, the date of its opinion, and thus the opinion did not address any matters subsequent to such date. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners does not have any obligation to update, revise or reaffirm its opinion after the date thereof, and it disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to its attention after the date of its opinion.

The following represents a brief summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to our board of directors. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the underlying financial analyses performed by Thomas Weisel Partners. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners. Except as indicated, the quantitative information below (to the extent based on market data) is based on market data as it existed on or before August 3, 2007 and is not necessarily indicative of current market conditions.

Financial Forecast Assumptions

Certain of Thomas Weisel Partners’ analyses were based on our estimates as of August 3, 2007 for two cases: one which assumed that we would raise $5 million in capital to fund our ongoing operations (the “Minimally Financed Case”), and one which assumed that we would raise $20 million in capital to fund our ongoing operations (the “Fully Financed Case”). Both cases assumed positive outcomes for planned clinical studies. Thomas Weisel Partners based such analyses on the assumption that additional capital funding (and related dilution to our existing stockholders) was necessary to support both a Minimally Financed Case and a Fully Financed Case. Based on the views of our management, Thomas Weisel Partners assumed that our current stockholders would be diluted by 10%-30% in order to raise the $5 million necessary to support the Minimally Financed Case, and by 35%-65% in order to raise the $20 million necessary to support the Fully Financed Case. Thomas Weisel Partners accounted for such dilution when calculating the implied value of the merger to our current stockholders. In addition, such analyses assumed an adding back of proceeds, net of fees, of $4.5 million from the capital raised in the Minimally Financed Case and of $18.5 million from the capital raised in the Fully Financed Case. Relevant multiples and values are highlighted for each such analysis.

Selected Public Companies Analysis

Based on public and other available information, Thomas Weisel Partners calculated the implied enterprise value (which Thomas Weisel Partners defined as implied equity value plus total debt less cash and cash equivalents), implied equity value to our current stockholders and implied per share equity value to our current stockholders using multiples for selected medical technology companies of enterprise value (based on closing stock prices on August 3, 2007) to estimated revenue for 2007 and 2008 and enterprise value to estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for 2008. Estimates for the selected companies were based on publicly available investment banking research. Projected 2007 and 2008 information for us used in the analysis was based on our management estimates for both the Minimally Financed Case and the Fully Financed Case. The selected public companies analysis compared us to five companies contained in the relevant peer group. Thomas Weisel Partners did not include every company that could be deemed to be a participant in the same industry as us, or in any specific sectors of this industry. Thomas Weisel Partners believed that the five companies listed below had operations similar to some of our operations, but noted that none of these companies had the same management, composition, size or combination of businesses as us:

•	Exactech

•	Orthovita

•	Osteotech

•	Regeneration

•	Wright Medical

In addition, a subset of three of the preceding companies was selected based on the determination by Thomas Weisel Partners that such companies shared more similar growth characteristics with us than the other two companies. Accordingly, the applicable multiples of the following companies were used to calculate the implied enterprise value, the implied equity value to our current stockholders, and the implied per share equity value to our current stockholders:

•	Exactech

•	Osteotech

•	Wright Medical

The multiples derived from enterprise values and estimated EBITDA of the three selected companies listed above were calculated using data that excluded all extraordinary items and non-recurring charges, and were pro forma for material changes (e.g., capital raises, debt issuances, etc.). In each case, Thomas Weisel Partners utilized the multiples derived from its analysis to calculate the resulting valuation ranges based upon our applicable estimated revenue and EBITDA. All figures are in millions except multiples and per share data.

Enterprise Value/
Revenue
2007E

Osteotech	1.1x
Exactech	1.8x
Wright Medical	2.2x
Implied IsoTis Enterprise Value (Minimally Financed Case)	$43-$86 MM
Implied IsoTis Equity Value to Current Stockholders (Minimally Financed Case)	$33-$81 MM
Implied IsoTis Per Share Equity Value to Current Stockholders (Minimally Financed Case)	$4.66-$11.42
Implied IsoTis Enterprise Value (Fully Financed Case)	$51-$101 MM
Implied IsoTis Equity Value to Current Stockholders (Fully Financed Case)	$24-$78 MM
Implied IsoTis Per Share Equity Value to Current Stockholders (Fully Financed Case)	$3.41-$10.99

Enterprise Value/
Revenue
2008E

Osteotech	1.0x
Exactech	1.6x
Wright Medical	1.9x
Implied IsoTis Enterprise Value (Minimally Financed Case)	$35-$66 MM
Implied IsoTis Equity Value to Current Stockholders (Minimally Financed Case)	$28-$64 MM
Implied IsoTis Per Share Equity Value to Current Stockholders (Minimally Financed Case)	$3.88-$8.97
Implied IsoTis Enterprise Value (Fully Financed Case)	$57-$107 MM
Implied IsoTis Equity Value to Current Stockholders (Fully Financed Case)	$26-$82 MM
Implied IsoTis Per Share Equity Value to Current Stockholders (Fully Financed Case)	$3.70-$11.53

Enterprise Value/
EBITDA
2008E

Osteotech	7.7x
Exactech	8.3x
Wright Medical	10.1x
Implied IsoTis Enterprise Value (Minimally Financed Case)	$45-$59 MM
Implied IsoTis Equity Value to Current Stockholders (Minimally Financed Case)	$34-$57 MM
Implied IsoTis Per Share Equity Value to Current Stockholders (Minimally Financed Case)	$4.85-$7.99
Implied IsoTis Enterprise Value (Fully Financed Case)	$21-$27 MM
Implied IsoTis Equity Value to Current Stockholders (Fully Financed Case)	$14-$30 MM
Implied IsoTis Per Share Equity Value to Current Stockholders (Fully Financed Case)	$1.93-$4.17

Thomas Weisel Partners noted that the merger consideration to be received by the holders of our common stock in the merger was $7.25 per share, which was in the range of values implied by this analysis.

Selected Precedent Transactions Analysis

Based on public and other available information, Thomas Weisel Partners calculated the implied enterprise value, implied equity value to our current stockholders, and implied per share equity value to our current stockholders based on multiples of enterprise value to latest reported twelve months (or LTM) revenue and next twelve months (or NTM) revenue with respect to 14 selected acquisitions for the time period from 2001 to present, with transaction values from $25 million to $150 million and target revenues in excess of $15 million per annum. In each case, Thomas Weisel Partners used estimates based on public filings, news articles, press releases, public Wall Street research analysts’ reports and forecasts and other publicly available third party sources. The acquisitions reviewed in this analysis were the following:

Date Announced	Target	Acquiror

April 30, 2007	Enpath Medical	Greatbatch Inc.
January 12, 2007	Zevex International	Moog Inc.
December 14, 2006	Tm Bioscience Corp.	Luminex Corp.
November 11, 2005	Compex Technologies	Encore Medical Corp.
July 26, 2005	BioSource International	Invitrogen Corp.
July 12, 2005	Osteotech	Musculosketal Transplant
August 23, 2004	Innova LifeSciences Corp.	Sybron Dental Specialties Inc.
March 21, 2004	Axon Instruments	Molecular Devices Corp.
June 9, 2003	Zymark	Caliper Technologies
June 3, 2003	GenSci Regeneration Sciences	IsoTis
January 13, 2003	Bionx Implants	CONMED Corp.
December 18, 2001	Novametrix Medical Systems	Respironics
May 31, 2001	Minntech Corp.	Cantel Medical Corp.
January 26, 2001	Heartport	Johnson & Johnson Inc.

The following table sets forth the implied enterprise value, implied equity value to our current stockholders and implied per share equity value to our current stockholders based on the multiples, as highlighted below, indicated by this analysis. Our implied per share equity values listed below were based on a range of multiples of first quartile to third quartile. In each case, Thomas Weisel Partners utilized the multiples derived from its analysis to calculate the resulting valuation ranges based upon our estimated LTM and NTM revenue. All figures are in millions except multiples and per share data.

Enterprise Value/Revenue
	LTM	NTM

Third Quartile	2.7x	1.7x
Mean	2.4x	1.4x
Median	2.2x	1.2x
First Quartile	1.2x	0.9x
Implied IsoTis Enterprise Value	$49-$109 MM
Implied IsoTis Equity Value Per Share to Current Stockholders	$3.31-$11.70
Implied IsoTis Enterprise Value (Minimally Financed Case)		$33-$63
Implied IsoTis Equity Value to Current Stockholders (Minimally Financed Case)		$27-$61 MM
Implied IsoTis Per Share Equity Value to Current Stockholders (Minimally Financed Case)		$3.73-$8.56
Implied IsoTis Enterprise Value (Fully Financed Case)		$49-$92 MM
Implied IsoTis Equity Value to Current Stockholders (Fully Financed Case)		$23-$72 MM
Implied IsoTis Per Share Equity Value to Current Stockholders (Fully Financed Case)		$3.31-$10.11

Thomas Weisel Partners again noted that the merger consideration to be received by the holders of our common stock in the merger was $7.25 per share, which was within the range of values implied by this analysis.

No company or transaction used in the comparable company analysis or the comparable transactions analysis is identical to us or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which we and the merger are being compared.

Discounted Cash Flow Analysis

Thomas Weisel Partners used free cash flow forecasts based on estimates provided by our management for the full calendar years 2007 through 2012, both for the Minimally Financed Case and the Fully Financed Case, to perform a discounted cash flow analysis. In conducting this analysis, Thomas Weisel Partners assumed that we would perform in accordance with these forecasts. Thomas Weisel Partners also assumed, based on the guidance of our management, that our ability to continue as a going concern and achieve the results reflected in the financial and operating forecasts was dependent on us raising a significant amount of new capital in the near future and that our ability to raise such capital within the necessary time frame is unlikely. Thomas Weisel Partners first estimated the discounted value of the projected cash flows using discount rates ranging from 20% to 25%, which range of discount rates was selected based upon a weighted average cost of capital analysis for us and other medical devices companies with similar operating profiles plus a small cap premium. Thomas Weisel Partners then calculated a terminal value based on EBITDA exit multiples of 8.0x-12.0x (based on the trading multiples of selected public companies). These terminal values were discounted to present value using discount rates ranging from 20% to 25%. This analysis indicated a range of implied enterprise value, to which cash and cash equivalents were added and from which debt was subtracted, to calculate a range of implied equity value. This analysis indicated a range of implied per share equity value to our current stockholders ranging from $5.11 to $8.81 for the Minimally Financed Case, and $7.05 to $18.09 for the Fully Financed Case. Thomas Weisel Partners noted that the merger consideration to be received by the holders of our common stock in the merger was $7.25 per share, which was within the range of values implied by this analysis.

Premiums Paid Analysis

Based on public information, Thomas Weisel Partners reviewed the consideration paid in 39 healthcare company acquisitions announced since January 1, 2000 with transaction values from $25 million to $150 million. Thomas Weisel Partners calculated our implied price per share based on the implied premiums paid in these transactions over:

•	the stock price of the target company one day prior to the announcement of the acquisition;

•	the stock price of the target company one week prior to the announcement of the acquisition; and

•	the stock price of the target company one month prior to the announcement of the acquisition.

The implied per share equity values for us below were based on a range of premiums of first quartile to third quartile. The results of this analysis are summarized in the following table:

	Average Stock Premium
	1 Day	1 Week	1 Month

3rd Quartile	51.4%	62.9%	75.5%
Mean	41.2%	45.5%	59.2%
Median	39.9%	39.7%	46.7%
1st Quartile	23.9%	26.1%	29.6%
Implied IsoTis Per Share Equity Value to Current Stockholders	$8.51-$10.40	$8.88-$11.47	$9.25-$12.52

Thomas Weisel Partners noted that the merger consideration to be received by the holders of our common stock in the merger was $7.25 per share, which was below the range of values implied by this analysis.

Bankruptcy Impact Analysis

Thomas Weisel Partners performed an analysis of the impact to share price of the following selected healthcare companies entering bankruptcy proceedings:

Date of
Company	Bankruptcy Filing	Industry

SeraCare Life Sciences	March 23, 2006	Life Sciences Tools and Services
Large Scale Biology	January 9, 2006	Biotechnology
Dexterity Surgical Inc.	April 19, 2004	Healthcare Equipment
Magellan Health Services	March 11, 2003	Managed Healthcare
Let’s Talk Recovery	March 18, 2002	Healthcare Providers and Services

Using public and other available information with respect to the foregoing selected companies, Thomas Weisel Partners calculated a range of implied per share equity values to our existing stockholders based on a comparison of:

•	the stock price of each selected company one month prior to the announcement of bankruptcy; to

•	the stock price of each selected company one month after the announcement of bankruptcy.

The per share equity values for us below were based on a range of percentage impacts of first quartile to third quartile. The results of the analysis are summarized in the following table:

Average Change in Stock Price
1 Month Pre/1 Month Post
Bankruptcy Announcement

3rd Quartile	(62.2)%
Mean	(61.0)%
Median	(66.4)%
1st Quartile	(68.8)%
Implied IsoTis Per Share Equity Value to Current Stockholders	$2.15-$2.60

Thomas Weisel Partners noted that the merger consideration to be received by the holders of our common stock in the merger was $7.25 per share, which was above the ranges of prices implied by this analysis.

The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deemed material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to our board of directors. In addition, Thomas Weisel Partners may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Similarly, the order of analyses described does not represent relative importance or weight given to those analyses performed by Thomas Weisel Partners. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of our common stock.

In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the financial fairness of the consideration to be received by holders of our common stock pursuant to the merger as of the date of the opinion, and were provided to our board of directors in connection with the delivery of Thomas Weisel Partners’ opinion. The analyses do not purport to be appraisals or to reflect the price for which we might actually be sold or the prices at which any of our securities may trade at any time in the future.

As described above, Thomas Weisel Partners’ opinion and presentation were among the many factors that our board of directors took into consideration in making its determination to approve the merger agreement and the merger, and to recommend that the our stockholders approve the the merger agreement and the merger. We determined the consideration to be paid to the holders of our common stock through arms’-length negotiations with Integra. Although Thomas Weisel Partners provided advice to us during the course of these negotiations, the decision to enter into the merger agreement was solely that of our board of directors. Thomas Weisel Partners did not recommend any specific amount of consideration to us or our board of directors, or that any specific amount of consideration constituted the only appropriate consideration for the merger. We did not impose any limitations on Thomas Weisel Partners with respect to the investigation made or procedures followed in rendering its opinion.

Pursuant to a letter agreement dated July 18, 2007, we confirmed the engagement of Thomas Weisel Partners to render a fairness opinion in connection with the proposed merger. We have agreed to pay Thomas Weisel Partners for its financial advisory services a cash success fee of $1.5 million, provided that the success fee is to be reduced by $250,000 which became payable to Thomas Weisel Partners by us upon delivery of the fairness opinion. Our board of directors was aware of this fee structure and took it into account in considering Thomas Weisel Partners’ opinion and in approving the merger. Further, we have agreed to reimburse Thomas Weisel Partners for its reasonable out-of-pocket costs and expenses and to indemnify Thomas Weisel Partners, its affiliates, and its respective partners, directors, officers, agents, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

In the ordinary course of its business, Thomas Weisel Partners may actively trade the equity securities of us and Integra for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Financial Projections

In connection with Integra’s due diligence review of us, we provided Integra with certain non-public business and financial information about us. We also provided our financial advisor, Thomas Weisel Partners, with these and other forecasts in connection with its financial analysis of the merger consideration and Thomas Weisel Partners considered these forecasts in preparing the financial analysis it presented to our board of directors (see “— Opinion of Thomas Weisel Partners LLC”).

We have included below the material financial projections to provide our stockholders access to certain nonpublic information that was provided to these parties in connection with the merger. The inclusion of this information should not be regarded as an indication that any recipient of this information considered, or now considers, these projections to be a reliable prediction of our future results. We did not prepare the projections with a view toward public disclosure or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles. Our independent registered public accounting firm has neither examined nor compiled the projections and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

The projections included below are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those shown below and should be read with caution. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 13 of this proxy statement. The projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and developments occurring since the date the projections was prepared. Although presented with numerical specificity, the projections are based upon a variety of estimates and hypothetical assumptions made by our management. Some or all of the assumptions may not be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control, and such uncertainties and contingencies can generally be expected to increase with the passage of time from the dates of the projections. Accordingly, the assumptions made in preparing the projections might not prove accurate, and actual results might differ materially. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, which might also cause actual results to differ materially.

For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the projections in this proxy statement should not be regarded as an indication that the projections will be an accurate prediction of future events, and they should not be relied on as such.. No one has made, or makes, any representation regarding the information contained in the projections and we do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even if any or all of the assumptions are shown to be in error. You are cautioned not to rely on this information in making a decision whether to vote in favor of adoption of the merger agreement, thereby approving the merger.

The annual long-term forecasts are summarized below (dollars in millions):

	2007E	2008E	2009E	2010E	2011E	2012E

Total Revenue	$46.1	$56.5	$69.7	$101.5	$148.9	$179.0
Gross Profit	28.9	36.8	45.8	70.4	109.0	128.9
Operating Profit	(9.9)	(1.7)	(1.9)	12.6	27.1	35.8
Net Income	(10.1)	(2.6)	(2.5)	12.3	27.2	36.1

The annual long-term business plan was based on the following material assumptions:

•	we prepared the forecast in June 2007 based upon information available to us at that time;

•	we assumed that we could successfully raise $20 million to support the projections and our operations;

•	we assumed we would receive 510(k) approval from the FDA for our Accell products;

•	we assumed that planned clinical trials would have successful outcomes which would impact results beginning in 2010; and

•	we assumed that we would grow our sales force to 25 people to support revenue growth.

Additionally, we developed alternative annual long-term forecasts that required less capital financing. This alternative forecast is summarized below (dollars in millions):

	2007E	2008E	2009E	2010E	2011E	2012E

Total Revenue	$38.9	$34.9	$32.8	$38.5	$52.9	$67.1
Gross Profit	23.6	22.0	21.0	25.7	34.4	44.4
Operating Profit	(5.6)	1.4	(0.7)	2.3	4.8	9.1
Net Income	(5.7)	1.6	(0.5)	2.5	5.0	9.3

The alternative annual long-term forecasts were based on the following material assumptions:

•	we prepared the forecast in June 2007 based upon information available to us at that time;

•	we assumed that we could successfully raise $5 million necessary to support the projections and our operations;

•	we assumed we would receive 510(k) approval from the FDA for our Accell products;

•	we assumed that planned clinical trials would have successful outcomes which would impact results beginning in 2011; and

•	we assumed that we would grow our sales force to 10 people to support lower revenue growth.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that our directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of our stockholders generally. These interests are described below, and except as described below, our directors and executive officers have, to our knowledge, no material interest in the merger apart from those of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that our stockholders vote in favor of the adoption of the merger agreement.

Beneficial Ownership of Directors and Executive Officers

As of August 24, 2007, the record date for the special meeting, our directors and executive officers were record owners of and were entitled to vote approximately           shares of common stock, or approximately     % of our total common stock outstanding on that date excluding those shares held by Integra and its subsidiaries. These numbers do not give effect to outstanding but unexercised stock options, which are not entitled to vote at the special meeting.

Severance Benefits of Executive Officers

Pursuant to our historical practices, we have entered into employment agreements with each of our executive officers that provide for certain severance payments in the event that the executive officer’s employment is terminated by us without “Cause” or as a result of the executive officer’s disability or by the executive officer for “Good Reason” (each, a “qualifying termination”). Generally, the severance benefits that an executive officer would be entitled to receive upon a qualifying termination consist of a cash severance payment, accelerated vesting of all outstanding stock options and restricted stock, if any, held by the executive officer and a cash payment in lieu of health care benefits.

The amount of the cash severance payment that an executive officer would be entitled to receive upon a qualifying termination is based on (i) the executive officer’s highest monthly base salary amount multiplied by a prescribed number of months plus (ii) a portion of the executive officer’s “average annual bonus” as specified in his or her respective employment agreement. Pursuant to their employment agreements, our executive officers may become entitled to cash severance payments as follows:

•	Pieter Wolters, our president and chief executive officer, may become entitled to 24 months of his highest monthly base salary plus 100% of his average annual bonus;

•	Robert Morocco, our chief financial officer, treasurer and secretary, James Poser our senior vice president, research and development and chief technology officer, James Abraham, our senior vice president, sales, and Gene Reu, our senior vice president, operations, may become entitled to 18 months of their highest monthly base salary plus 75% of their average annual bonus; and

•	John Kay, our chief scientific officer, and Karon Morell, our vice president regulation and quality, may become entitled to 12 months of their highest monthly base salary plus 50% of their average annual bonus.

Generally, without a “change in control,” if the executive officer has less than five years of service at the time of the qualifying termination, the actual amount of the cash severance payment and accelerated vesting of stock options and restricted stock may be limited based on the executive officer’s actual length of service, determined as follows:

Percentage of Severance
Length of Service at Termination	Benefits Provided

Less than 90 days	0%
At least 90 days, but less than 1 year	20%
At least 1 year, but less than 2 years	30%
At least 2 years, but less than 3 years	50%
At least 3 years, but less than 4 years	70%
At least 4 years, but less than 5 years	90%
At least 5 years	100%

Stockholder approval of the merger will be considered a “change in control” for purposes of the employment agreements. In the event of a qualifying termination (other than as a result of the executive officer’s disability) following a change in control, the executive officers will receive 100% of the cash severance payments described above. In addition, the amount of the cash payment in lieu of health care benefits that an executive officer would be entitled to receive upon a qualifying termination, whether or not occurring in connection with a change in control, is equal to 18 times the difference between the monthly COBRA premium for the executive officer and the executive officer’s monthly contribution towards health care benefits immediately prior to the qualifying termination.

Additionally, if any payments or benefits to which any of Messers. Wolters, Morocco, Poser, Abraham or Reu become entitled would be subject to an excise tax on “excess parachute payments” under Internal

Revenue Code Section 4999, the employment agreements provide that such executive also will be entitled to receive an additional payment equal to the amount of such excise taxes. Any such additional payment will be made within 30 days of the payment giving rise to the excise tax.

For purposes of illustration, if each executive officer experienced a qualifying termination on August 20, 2007, each executive officer would have been entitled to receive the following severance payments (exclusive of the value of the accelerated vesting of any stock options awards and any payments to indemnify the executives for excise taxes that may be due by reason of section 4999 of the Internal Revenue Code):

	Dollar Amount of Severance	Dollar Amount of Severance
	Payment if Qualifying	Payment if Qualifying
	Termination Occurs WITHOUT	Termination Occurs WITH
Name	a Change in Control	a Change in Control	Difference

Pieter Wolters	$824,079	$824,079	$0
Robert Morocco	$207,132	$386,460	$179,329
James Poser	$142,969	$410,968	$268,719
James Abraham	$105,803	$417,803	$312,000
Gene Reu	$136,558	$390,318	$253,761
John Kay	$194,425	$270,025	$75,600
Karon Morell	$74,871	$207,366	$132,495

The severance payments described above generally are payable in a single lump sum 30 days following the executive officer’s separation from service, but may be delayed for a period of six months if necessary to comply with certain requirements of the Internal Revenue Code.

For purposes of the employment agreements, “Cause” means the executive officer’s (a) conviction of or plea of nolo contender to a felony or any crime involving moral turpitude; (b) commission of any act of theft, embezzlement or misappropriation against us; (c) failure to substantially perform his or her duties under the employment agreement (other than such failure resulting from incapacity due to physical or mental illness) and such failure is not remedied within 30 days after written demand is made by us; or (d) material breach of his or her obligations under the employment agreement and the breach is not remedied within 30 days after written notice is delivered by us.

For purposes of the employment agreements, “Good Reason” means (a) our material breach of the salary and benefit obligations under the employment agreements, and either such breach or action is incurable or irreversible, or, if curable or reversible, has not been cured or reversed within 15 days following receipt of written notice by the executive officer; or (b) we take any of the following actions without the executive officer’s prior written consent:

•	A material reduction in the authority of the executive officer;

•	An adverse change in the executive officer’s title;

•	The executive officer’s primary reporting relationship is changed such that the executive officer no longer reports to our president and chief executive officer (or in the case of Mr. Wolters, such that Mr. Wolters no longer reports to our board of directors); or

•	A relocation of the executive officer’s primary office to a location more than 80 miles from Irvine, California.

Notwithstanding the foregoing, the executive officer is deemed to have waived his or her right to terminate for “good reason” with respect to a breach or action described above if the executive officer does not notify us in writing of such breach or action within 15 days of his or her actual knowledge of such breach or action.

For purposes of the employment agreements, “Average annual bonus” means the average of the annual merit bonuses paid to the executive officer during the 24-month period immediately preceding the executive officer’s termination of employment. However, if the executive officer has not been employed through the date of an award of any annual merit bonus, the average annual bonus is the target bonus for the bonus year in which the termination occurs, or, if the executive officer has been eligible to participate in only one bonus period during the 24-month period immediately preceding the executive officer’s date of termination, the bonus awarded for that bonus period is used as the average annual bonus.

Treatment of Equity Compensation Arrangements

The merger agreement provides that each stock option to purchase shares of our common stock that remains outstanding at the effective time of the merger will be cashed out in the merger. For the purposes of the treatment of options to purchase our common stock, “cashed out in the merger” means that the option will be cancelled in exchange for a cash payment equal to the product of (i) the excess, if any, of $7.25 over the applicable per share option exercise price and (ii) the number of shares of our common stock subject to the option at such time, whether or not then the option is then vested and exercisable with respect to such shares. Integra will pay the amount of cash payable in respect of each stock option as soon as practicable following the effective time, but in any event no later than 10 business days following the effective time.

None of our executive officers currently hold any shares of restricted stock.

The following table shows the total number of shares of our common stock subject to outstanding options held by each of our directors and executive officers as of August 20, 2007 that are expected to be cashed out in the merger. The options have exercise prices ranging between $6.00 per share and $24.02 per share.

Treatment of Options

	Number of	Total Cash to be
	Options	Paid for Options
Name of Director or Executive Officer	Cancelled	Cancelled(1)

James Trotman	37,847	$0
Aart Brouwer	14,200	$0
Barbara Boyan	5,000	$0
Darrell Elliott	5,000	$0
David Gill	5,000	$6,250
James Hart	5,000	$0
Daniel Kollin	7,444	$0
Pieter Wolters	90,600	$0
Robert Morocco	50,000	$0
James Abraham	11,500	$5,060
John Kay	24,496	$0
Karon Morell	7,500	$0
James Poser	50,000	$0
Gene Reu	40,000	$0

(1)	As of August 20, 2007, the total number of stock options held by our directors and executive officers that are in-the-money (i.e. whose exercise price is less than the merger consideration of $7.25) is 16,500 options, consisting of 5,000 options held by Mr. Gill and 11,500 options held by Mr. Abraham. As of August 20, 2007, the total number of stock options held by our directors and executive officers that are underwater (i.e. whose exercise price is more than the merger consideration of $7.25) is 337,087 options, consisting of 90,600 options held by Mr. Wolters, 50,000 options held by each of Messers. Morocco and Poser, 7,500 options held by Ms. Morell, 40,000 options held by Mr. Reu, 37,847 options held by Mr. Trotman, 14,200 options held by Mr. Brouwer, 24,496 options held by Dr. Kay, 5,000 options held by each of Ms. Boyan and Messers. Elliott and Hart, and 7,444 options held by Mr. Kollin.

Potential Employment with Integra

Prior to the consummation of the merger, Integra may offer certain of our executive officers the opportunity to continue in employment or service with Integra and its affiliates.

Indemnification and Insurance

The merger agreement provides for director and officer indemnification and insurance. We describe these provisions in “The Merger Agreement — Indemnification and Insurance.”

Delisting and Deregistration of Our Common Stock

If the merger is consummated, our common stock will be delisted from the NASDAQ Global Market and deregistered under the Exchange Act, and IsoTis will no longer file periodic reports with the United States Securities and Exchange Commission.

Material United States Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences of the merger to holders of our common stock whose shares are converted into the right to receive cash under the merger. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect.

This summary is limited to holders who hold shares of our common stock as capital assets. This summary also does not address tax considerations applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation, United States Holders (as defined below) that are:

•	banks, insurance companies or other financial institutions;

•	broker-dealers;

•	traders;

•	expatriates;

•	tax-exempt organizations;

•	persons who are subject to alternative minimum tax;

•	persons that are partnerships, S-corporations or other pass-through entities;

•	persons who hold their shares of common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons deemed to sell their shares of common stock under the constructive sale provisions of the Code;

•	persons that have a functional currency other than the United States dollar; or

•	persons who acquired their shares of our common stock upon the exercise of stock options or otherwise as compensation.

In addition, this summary does not address tax considerations applicable to any Non-United States Holder (as defined below) that owns more than 5% of our common stock and any United States federal estate or gift tax consequences, nor any state, local or foreign tax consequences, of the merger, and this summary does not address the tax consequences to holders of our common stock who exercise appraisal rights under Delaware law. Also, if a portion of the merger consideration is withheld pursuant to any law in respect of withholding taxes, such withheld amounts will be treated for purposes of this summary as having been received by the holder in respect of whose shares the withholding was made.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER, AND IS NOT TAX ADVICE. THEREFORE, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “United States Holder” means a holder of our common stock that is:

•	an individual citizen or resident of the United States;

•	a corporation or an entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust (a) the administration over which a United States court can exercise primary supervision and all of the substantial decisions of which one or more United States persons have the authority to control, and (b) that has made a valid election to be a United States person for federal income tax purposes.

A “Non-United States Holder” is any beneficial owner of shares of our common stock who is not a United States Holder for United States federal income tax purposes.

United States Federal Income Tax Consequences for United States Holders

Consequences of the Merger

The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a United States Holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares of our common stock exchanged therefor. Any such gain or loss would be long-term capital gain or loss if the United States Holder’s holding period for the shares of our common stock exceeded one year. Long-term capital gains of noncorporate taxpayers generally are taxable at a maximum federal income tax rate of 15%. Capital gains of corporate taxpayers generally are taxable at the regular income tax rates applicable to corporations. The deductibility of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of common stock (i.e., shares acquired at the same cost in a single transaction) exchanged for cash in the merger.

Information Reporting and Backup Withholding

Payments made to United States Shareholders in the merger generally will be subject to information reporting. Backup withholding (currently at a rate of 28%) may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a United States Holder who (a) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute Internal Revenue Service Form W-9 or successor form included in the letter of transmittal to be delivered to holders of our common stock prior to consummation of the merger, or (b) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

United States Federal Income Tax Consequences for Non-United States Holders

Consequences of the Merger

A Non-United States Holder generally will not be subject to United States federal income tax on any gain realized on the receipt of cash for shares of our common stock in the merger unless:

•	the holder is an individual who was present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the holder’s conduct of a trade or business in the United States, or, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the holder in the United States.

Gains described in the first bullet point above generally will be subject to United States federal income tax at a flat 30% rate (or applicable lower treaty rate), but may be offset by United States source capital losses. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to United States federal income tax on a net income basis in the same manner as if the Non-United States Holder were a resident of the United States. Non-United States Holders that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Non-United States Holders are urged to consult any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments made to Non-United States Holders in the merger may be subject to information reporting and backup withholding (currently at a rate of 28%). Non-United States Holders can avoid backup withholding by providing the Depositary with a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying the holder’s non-United States status or by otherwise establishing an exemption, provided that the Depositary does not have actual knowledge or reason to know that the holder is a United States holder. Backup withholding is not an additional tax. Non-United States Holders may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund of any excess amounts withheld by timely and duly filing a claim for refund with the IRS.

Foreign Tax Consequences

THIS PROXY STATEMENT DOES NOT ADDRESS NON-UNITED STATES TAX LAW CONSIDERATIONS RELATING TO THE MERGER. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO ANY POTENTIAL TAX CONSEQUENCES OF THE MERGER ARISING UNDER ANY APPLICABLE NON-UNITED STATES TAX LAWS.

Commitment to Obtain Approvals

We and Integra have agreed to use commercially reasonable efforts to obtain all necessary consents and approvals of governmental entities and all necessary consents, approvals and waivers from any other person to consummate the merger. We have also agreed with Integra to use our respective commercially reasonable best efforts to cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party.

Despite our and Integra’s general obligation to use commercially reasonable efforts in connection with any filing or submission required or action to be taken to consummate the merger, Integra is not obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, or accept any operational restriction, or take or commit to take any action that could reasonably be expected to limit (i) the freedom of action of Integra, its subsidiaries or its affiliates with respect to the operation of, or the ability to retain, us or any of our businesses, product lines or assets, or (ii) the ability to retain, own or operate any portion of Integra’s, or any of its subsidiaries’ or affiliates’, businesses, product lines or assets, or alter or restrict in any way our, Integra’s or its Subsidiaries’ or affiliates’, business or commercial practices. We have also agreed to not enter into any such agreement with respect to our or our subsidiaries’ assets or businesses without the prior written consent of Integra. We have further agreed to keep Integra informed of, and cooperate with Integra in connection with, any stockholder litigation or claim against us or our directors or executive officers relating to the merger agreement. We may not settle any such stockholder litigation without Integra’s prior written consent.

Appraisal Rights

Holders of record of our shares of common stock who do not vote in favor of the adoption of the merger agreement or consent thereto in writing and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware, or Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262 which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” or “holders of shares of our common stock” are to the record holder or holders of the shares of our common stock entitled to vote as to which appraisal rights are asserted. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under Section 262, a record holder of shares of our common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the merger, who does not vote in favor of the adoption of the merger agreement and who otherwise follows the procedures set forth in Section 262, will be entitled to have his or her shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the court.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by our stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute the notice, and the full text of Section 262 is attached to this proxy statement as Annex C. Any holder of our common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, we believe that if you consider exercising such rights, you should seek the advice of legal counsel.

Any stockholder wishing to exercise appraisal rights must deliver to us, before the vote on the adoption of the merger agreement at the special meeting on          , 2007, a written demand for the appraisal of the stockholder’s shares, and a holder of shares of our common stock must not vote in favor of the adoption of the merger agreement. A holder of shares of our common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger, since appraisal rights will be lost if the shares are transferred prior to the effective time of the merger. A proxy which is signed and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain from voting on the merger agreement. Neither voting against the adoption of the merger agreement (in person or by proxy), nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. The demand must reasonably inform us of the identity of the record holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.

At the effective time, the stock of any stockholder that exercises such appraisal rights shall no longer be outstanding and will automatically be cancelled and will cease to exist, and each such holder of a certificate immediately prior to the effective time will cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. We will serve prompt notice to Integra of any demands for appraisal of any shares of common stock, withdrawals of any such demands and any other related instruments served on us pursuant to Delaware law, and Integra will have the right to participate in and direct all negotiations and proceedings with respect to such demands. We will not, without the prior written consent of Integra, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

Only a holder of record of shares of our common stock is entitled to assert appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of our common stock should be executed by or on behalf of the holder of record, and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, execution of the demand should be by or for the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder or record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of our common stock entitled to vote held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to IsoTis, Inc., 2 Goodyear, Irvine, California 92618, Attention: Corporate Secretary.

Within ten days after the effective time of the merger, the surviving corporation must notify each holder of our common stock who has complied with Section 262, and who has not voted in favor of the adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of our common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery with a copy served on the surviving corporation demanding a determination of the fair value of the shares held by all dissenting holders. If a petition for appraisal is not timely filed, then the right to an appraisal for all dissenting stockholders will cease. The surviving corporation is under no obligation to and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, the holders of our common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of our common stock within the time and in the manner prescribed in Section 262.

Within 120 days after the effective time of the merger, any holder of our common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

Under the merger agreement, we have agreed to provide Integra prompt notice of any demands for appraisal, withdrawals of such demands and any other related instruments served pursuant to the General Corporation Law of the State of Delaware received by us pursuant to Section 262. Integra will have the right to participate in, and direct negotiations and proceedings with respect to, demands for appraisal under Section 262. We will not make any payments with respect to, or settle or offer to settle, any demands for appraisal without the written consent of Integra.

If a petition for an appraisal is timely filed by a holder of shares of our common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

After determining the holders of our common stock entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the merger consideration that they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a merger is not necessarily an opinion as to fair value under Section 262. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock have been appraised. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest on the amount determined by the Court to be the “fair value” of the shares as of the effective date of the merger will be compounded quarterly and will accrue from the effective date of the merger through the date of payment of the judgment at the rate which is 5% over the Federal Reserve discount rate as in effect from time to time during the period between the effective date of the merger and the date of payment of the judgment. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable under the circumstances. However, costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys’ and expert witness expenses, although upon application of a dissenting stockholder or the surviving corporation, the Court may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

Any holder of shares of our common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of our common stock as of a record date prior to the effective time of the merger).

If any stockholder who demands appraisal of shares of our common stock under Section 262 fails to perfect, or successfully withdraws or loses, such holder’s right to appraisal, the stockholder’s shares of our common stock will be deemed to have been converted at the effective time of the merger into the right to receive $7.25 in cash per share, without interest and less any applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent approval by the Delaware Court of Chancery, which approval may be conditioned upon the terms the Court deems just.

Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

THE MERGER AGREEMENT

The following description summarizes the material provisions of the merger agreement. Stockholders should read carefully the merger agreement, which is attached as Annex A to this proxy statement.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The merger agreement contains representations and warranties of IsoTis, Integra and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among IsoTis, Integra and Merger Sub and may be subject to important qualifications and limitations agreed by IsoTis, Integra and Merger Sub in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk among IsoTis, Integra and Merger Sub rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information.

The merger agreement provides that, if our stockholders adopt the merger agreement and approve the merger and all other conditions to the merger are satisfied or waived, Merger Sub, a Delaware corporation and wholly-owned subsidiary of Integra, will merge with and into us. We will survive the merger and continue to exist after the merger as a wholly-owned subsidiary of Integra.

Unless the parties agree otherwise, the closing date for the merger will be the third business day after the satisfaction or waiver of all conditions to closing in the merger agreement. We anticipate that the merger will be consummated in the fourth quarter of calendar year 2007. However, we cannot assure you when, or if, all of the conditions to the closing of the merger will be satisfied. See “— Conditions to the Merger.”

The merger will be effective when a certificate of merger is duly filed with and accepted by with the Secretary of State of the State of Delaware, or at such later time as we and Integra specify in the certificate of merger. We expect to make this filing at the time of the closing under the merger agreement.

Merger Consideration

The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares held by us, our wholly-owned subsidiaries, Integra or Merger Sub or by holders properly exercising appraisal rights under Delaware law) will be converted at the effective time of the merger into the right to receive $7.25 in cash, without interest and less any applicable withholding taxes.

If any of our stockholders perfect appraisal rights with respect to any of our shares, then we will treat those shares as described under “— Appraisal Rights.”

Treatment of Stock Options

If the merger occurs, stock options will be treated as described below. All stock options not exercised prior to the effective time of the merger will be cancelled in the merger, with the holder of each stock option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (i) the excess, if any, of $7.25 over the applicable per share exercise price of our common stock subject to such stock option, multiplied by (ii) the number of shares of our common stock subject to such stock option. All amounts payable will be paid at or as soon as practicable following the effective time of the merger, but in any event no later than ten business days following the effective time, without interest.

Surrender of Stock Certificates; Payment of Merger Consideration; Lost Certificates

After the effective time of the merger, Integra will deposit funds with American Stock Transfer and Trust Company, the exchange agent, in amounts necessary for the payment of the merger consideration.

As promptly as practicable after the effective time of the merger, the exchange agent will mail to each person who was a holder of record of our common stock immediately prior to the effective time of the merger a letter of transmittal containing instructions for exchanging certificates representing shares of our common stock. As soon as reasonably practicable after the effective time of the merger, each holder of a certificate previously representing shares of our issued and outstanding common stock will, upon surrender to the exchange agent of a certificate, together with such letter of transmittal, be entitled to receive a check for the merger consideration of $7.25 in cash, less any withholding taxes, for each share of our common stock represented by such certificate.

No interest will be paid or will accrue on the cash payable upon surrender of any certificate. The cash paid upon conversion of our common stock will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of our common stock.

If any certificate representing our common stock has been lost, stolen or destroyed, the exchange agent will pay the merger consideration with respect to each share of our common stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond in such reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against the surviving corporation with respect to such certificate.

Directors and Executive Officers

The merger agreement provides that the directors of Merger Sub immediately before the effective time of the merger will be the directors of the surviving corporation, and our officers immediately prior to the effective time will be the officers of the surviving corporation, until their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Representations and Warranties

We have made a number of representations and warranties to Integra and Merger Sub in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	our and our subsidiaries’ organization, good standing and qualification and similar corporate matters;

•	the lack of conflict with or violation of our charter documents and the charter documents of our subsidiaries, any laws or certain contracts as a result of entering into the merger agreement and consummation of the merger;

•	consents, approvals, orders and authorizations of, and registrations, declarations and filings with, and notices to, governmental authorities required as a result of our entering into and performing under the merger agreement;

•	our corporate power and authority to enter into the merger agreement and consummate the merger, the enforceability of the merger agreement against us and the approval of our board of directors of the merger agreement;

•	our and our subsidiaries’ capital structure;

•	our and our subsidiaries’ equity investments;

•	the filing of required company reports and other documents with the Securities and Exchange Commission, compliance of such reports and documents with applicable requirements of federal securities laws, rules and regulations, and the accuracy and completeness of such reports and documents, including the content of our financial statements included in such reports and documents;

•	the preparation of our financial reports in compliance with GAAP;

•	the absence of any material adverse effect, material write-downs of material assets, material change in any method of accounting, and any loss of employment of our chief executive officer and senior management, in each case since December 31, 2006;

•	we and our subsidiaries not having incurred any liability outside the ordinary course of business, failed to satisfy any lien or liability, subjected to a lien any of our material assets, mortgaged or sold any material assets, cancelled any material debts or claims, disposed of any intellectual property, defaulted on any material obligation, increased the compensation of any of our key employees outside the ordinary course of business, entered into any employment, change of control, retention or severance agreement, committed to capital expenditures in excess of $100,000, laid off a significant number of employees, received notice from any distributor of its intent to terminate its relationship with us, discontinued offering any material service or product, incurred any severance obligations, declared or paid any dividends or other distributions on our capital stock, or entered into any agreement or committed to do any of the foregoing, in each case since December 31, 2006;

•	tax matters;

•	the absence of undisclosed liabilities;

•	title to our material properties and tangible assets and our rights to use our leased properties;

•	our and our subsidiaries’ assets;

•	our intellectual property;

•	the software used by us;

•	the maintenance of all our licenses and permits;

•	the lack of any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint, or proceeding seeking to revoke, reconsider, cancel, suspend, or modify any of our licenses and permits;

•	regulatory matters;

•	our compliance with all required quality certifications including FDA Quality System Regulations;

•	the lack of any product liability claims;

•	our compliance with all applicable laws, regulations, orders, permits and judgments;

•	the maintenance of disclosure controls and procedures to ensure timely and adequate reporting and compliance with the Sarbanes-Oxley Act of 2002;

•	certain outstanding, pending and threatened litigation;

•	material contracts;

•	matters relating to our benefit plans and agreements and the Employee Retirement Income Security Act;

•	our insurance policies;

•	affiliate transactions;

•	our vendors and customers, and related contracts;

•	labor matters;

•	environmental matters;

•	our engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and fees payable by us to other advisors in connection with the merger agreement and the merger;

•	applicability of any state takeover statutes’ requirements and the satisfaction of those statutes;

•	our receipt of a fairness opinion from Thomas Weisel Partners;

•	the accuracy of the information supplied in connection with this proxy statement;

•	the required approval by our board;

•	the required vote of our stockholders;

•	the absence of unlawful payments;

•	the Swiss exchange offer’s compliance with all applicable laws, regulations and contracts;

•	actions necessary to effectuate the merger of IsoTis S.A.;

•	absence of any product warranties beyond our applicable standard warranties;

•	compliance with all applicable law related to our product sales; and

•	our inventory.

Some of our representations and warranties are qualified by materiality or a material adverse effect standard. Subject to certain exclusions, a material adverse effect means any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate:

•	is, or is reasonably likely to become, materially adverse to our and our subsidiaries’ business, assets, condition (financial or otherwise) or results of operations, taken as a whole; provided that a material adverse effect does not include the effect of any event, change, circumstance, development or state of facts arising out of or attributable to (i) general economic conditions, provided that the adverse effects are not disproportionate to us as compared to other companies in the same industry; (ii) general conditions that affect our industry and the industry of our subsidiaries, provided that the adverse effects are not disproportionate to us as compared to other companies in the same industry; and (iii) the execution and public announcement of the merger agreement and the pendency of the transactions contemplated thereby; or

•	would prevent or materially delay our ability to perform our obligations under the merger agreement or to consummate the transactions contemplated thereby.

Integra and Merger Sub have made a number of representations to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	their organization and good standing;

•	the lack of violation of their charter documents, any laws or certain contracts as a result of entering into the merger agreement and consummation of the merger;

•	consents, approvals, orders and authorizations of, and registrations, declarations and filings with, and notices to, governmental authorities required as a result of our entering into and performing the merger agreement;

•	their corporate power and authority to enter into the merger agreement and consummate the merger and the enforceability of the merger agreement against them;

•	the lack of brokers;

•	the accuracy of information supplied by Integra or Merger Sub in connection with this proxy statement;

•	Merger Sub’s lack of prior operating activity; and

•	Integra’s sufficiency of funds to consummate the merger or access to such funds.

The representations and warranties set forth in the merger agreement as described above should not be relied upon by any person as statements of factual information.

The representations and warranties of each of the parties to the merger agreement will expire upon consummation of the merger.

Covenants

Conduct of Our Business Prior to the Merger

In the merger agreement, we have agreed that before the effective time of the merger, subject to certain exceptions, we will (i) conduct our, and we will cause each of our subsidiaries to conduct their, business, in all material respects, in the ordinary course of business consistent with past practice and, in all material respects, in compliance with applicable laws, (ii) maintain and cause our subsidiaries to maintain, in all material respects, our assets, properties, rights and operations in accordance with our present practice and in a condition suitable for their current use and (iii) use commercially reasonable efforts consistent with the foregoing to preserve substantially intact our business organization, keep available our officers’ and key employees’ services and to preserve, in all material respects, our significant business relationships.

In addition we have agreed, with specified exceptions, to various restrictions, including restrictions on our and our subsidiaries’ ability to:

•	amend or propose to amend our or our subsidiaries’ certificate of incorporation or bylaws or similar organizational documents;

•	issue additional, or make any changes to, shares of capital stock (other than upon the exercise of outstanding options), membership interests or partnership interests or other equity securities or grant any option, warrant or right to acquire any of the foregoing;

•	sell, assign, transfer, abandon, sublease, assign or otherwise convey any of our material assets, subject to certain exceptions for actions in the ordinary course of business consistent with past practice;

•	encumber any of our assets, properties or rights or any part thereof;

•	redeem, retire purchase or otherwise acquire any shares of our or our subsidiaries’ capital stock, membership interests or partnership interests or other equity securities or declare or pay any dividends in respect of such shares or interests;

•	acquire, lease or sublease any assets, raw materials or properties, other than in the ordinary course of business and consistent with past practice;

•	subject to certain exceptions and except as required by law, to the extent necessary to avoid imposition of any taxes under Section 409A of the Code, enter into any new (or amend any existing to increase benefits) employee benefit plan, program or arrangement, employment, severance, change of control or consulting agreement, grant any general increase in the compensation of executive officers or employees or grant any increase in the compensation payable or to become payable to any employee;

•	pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of our affiliates;

•	cancel any insurance maintained by us;

•	change our method of accounting except for any such change required by reason of a concurrent change in GAAP;

•	make or change any material tax election, change our annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any material tax claim or assessment, surrender any right to claim a refund of a material amount of taxes or consent to any extension or waiver of the limitation period applicable thereto;

•	settle, release or forgive any material claim or litigation or waive any right thereto;

•	make, enter into, modify, amend in any manner that would be reasonably expected to have an adverse effect on us and our subsidiaries certain contracts bids or expenditures;

•	waive any right or remedy under certain contracts, bids or expenditures, other than in the ordinary course of business and consistent with past practice;

•	lend money or incur or guarantee any indebtedness in excess of $100,000;

•	enter into any capital lease obligation; and

•	commit to take any of the foregoing actions.

No Solicitation of Acquisition Proposals

We have agreed that we will not, and will not permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries’ directors, executive officers, employees, investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•	solicit, initiate or take any action to knowingly facilitate or encourage the submission of inquiries, proposals or offers from any person (other than Integra and Merger Sub) relating to any acquisition proposal, or agree to or endorse any acquisition proposal;

•	enter into any agreement to knowingly facilitate or consummate, any acquisition proposal or approve or endorse any acquisition proposal;

•	enter into or participate in any discussions or negotiations in connection with any acquisition proposal or inquiry with respect to any acquisition proposal, or furnish to any person any information with respect to its business, properties or assets in connection with any acquisition proposal or inquiry with respect to any acquisition proposal; or

•	agree to resolve or take any of the actions prohibited by the above.

If our board of directors receives a bona fide unsolicited written acquisition proposal by a third party prior to our obtaining stockholder approval, it may participate in discussions or negotiations with such third party directly or through representatives if, among other things, it determines in good faith by a majority vote that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal, it furnishes to the third party making the acquisition proposal information with respect to us and our subsidiaries pursuant to a confidentiality and standstill agreement which contains terms that are no less restrictive than those contained in the confidentiality agreement between us and Integra and such information has been or is provided to Integra on a prior or concurrent basis and, after considering the advice of outside legal counsel, the board determines that failing to take such action would reasonably be expected to result in a breach of its fiduciary duties under Delaware law.

Board Recommendation

Our board of directors may withdraw or modify or change in a manner adverse to Integra its approval or recommendation of the merger agreement, if and only if, our board of directors, after considering the advice of outside legal counsel, has determined that (i) the acquisition proposal constitutes a superior proposal and that failing to take such action would result in a breach of its fiduciary duties under Delaware law or (ii) in response to an intervening event and failing to take such action would result in a breach of its fiduciary duties under the General Corporation Law of the State of Delaware.

The covenant in the merger agreement generally prohibiting us from soliciting acquisition proposals does not prevent us from complying with Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act with regard to an acquisition proposal or from making any disclosure to our stockholders if our board of directors determines in good faith that failure to take such action would be inconsistent with applicable law.

In addition, if, at any time prior to our stockholders meeting, our board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an acquisition proposal that was unsolicited and that did not otherwise result from a breach of the merger agreement, that such proposal is a superior proposal, we or our board of directors may, pursuant to and subject to the satisfaction of certain conditions in the merger agreement, accept such superior proposal; provided however, we must provide Integra with 5 business days’ written notice advising Integra of our intent to accept such superior proposal. During such 5 business day period, we must negotiate in good faith with Integra to adjust the terms and conditions of the merger agreement such that such acquisition proposal would no longer constitute a superior proposal.

An “acquisition proposal” means any offer or proposal for a merger, reorganization, recapitalization, consolidation, share exchange, business combination or other similar transaction (excluding the transactions contemplated by the exchange offer) or any proposal or offer to acquire, directly or indirectly,

•	securities representing more than 20% of our voting power; or

•	more than 20% of our, and our subsidiaries’ assets taken as a whole.

The term “acquisition proposal” does not include the merger contemplated by the merger agreement.

A “superior proposal” means a proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into any transaction involving an acquisition proposal that our board of directors determines in its good faith judgment (following consultation with an independent financial advisor) to be more favorable to our stockholders than the merger agreement, taking into account all terms and conditions of such transaction (including any break-up fees, expense reimbursement provision and financial terms, the anticipated timing, conditions and prospects for completion of such transaction, including the prospects for obtaining regulatory approvals and financing, and any third party approvals) and that is reasonably likely to be consummated, except that the reference to “more than 20%” in the definition of “acquisition proposal” shall be deemed to be a reference to “more than 50%”.

The merger agreement provides that an “intervening event” means a material event with respect to our business, neither known by our board of directors nor reasonably foreseeable as of the date hereof, which event (or any material consequence of which) becomes known to or by (or understood by) our board of directors prior to our stockholders meeting. The term “intervening event” does not include

•	any event resulting from our, or our subsidiaries’ breach of the merger agreement; or

•	the receipt, existence or terms of an acquisition proposal or any matter relating thereto or consequence thereof.

Stockholder Meeting

Under the merger agreement, we have agreed to convene and hold a stockholders’ meeting as soon as reasonably practicable following the mailing of the definitive proxy statement to our stockholders.

Efforts to Consummate the Merger; Regulatory Matters

We, Integra and Merger Sub have each agreed to use our commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable, including:

•	making any filing required by any applicable regulatory law;

•	cooperating with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party;

•	promptly informing each other of any communication with any governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby;

•	permitting each other to review any communication given by it to, and consult with each other in advance of any meeting or conference with any governmental authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the applicable governmental authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences; and

•	obtaining all necessary consents, waivers, authorizations and approvals of all third parties, including governmental entities.

Under the terms of the merger agreement, Integra is not required to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, or accept any operational restriction, or take or commit to take any action that could reasonably be expected to limit Integra’s, or its subsidiaries’ or affiliates’,

•	freedom of action with respect to their operation of, or their ability to retain, us or any of our businesses, product lines or assets; or

•	ability to retain, own or operate any portion of their businesses, product lines, or assets, or alter or restrict in any way their or our business or commercial practices.

No filing under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, or any foreign competition act is required for the consummation of the merger.

Stockholder Litigation

We have agreed to keep Integra informed of, and cooperate with Integra in connection with, any stockholder litigation or claim against us or our directors or officers relating to the merger or other transactions contemplated by the merger agreement. We have further agreed that we will not settle any such stockholder litigation without Integra’s prior written consent, which shall not be unreasonably withheld.

Conditions to the Merger

Our, Integra’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction of the following conditions:

•	the adoption of the merger agreement and approval of the merger by our stockholders;

•	no statute, rule, regulation, executive order, decree or ruling, is promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other U.S. governmental authority of competent jurisdiction is in effect that has the effect of making the merger illegal or otherwise prohibiting consummation of the merger; provided however, the right to rely on this condition is not available to any party whose failure to fulfill its obligations related to obtaining such consents is the cause of such order or injunction; and

•	all material consents, orders or approvals of, declarations or filings with and expirations of waiting periods imposed by any governmental entity required for consummation of the merger having been obtained and in effect except for those that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Integra and its subsidiaries, taken as a whole.

Integra’s and Merger Sub’s obligations to consummate the merger are also subject to the satisfaction by us or waiver by them of the following conditions:

•	our representations and warranties concerning capitalization and the stockholder vote required being true and correct in all respects (except, in the case of our capitalization for such inaccuracies as are de minimis in the aggregate), in each case both when made and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and each of our other representations and warranties set forth in the merger agreement being true and correct in all material respects both when made and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and Integra having received a certificate of our chief executive officer and the chief financial officer to such effect;

•	the performance and compliance by us in all material respects of our obligations under the merger agreement and Integra having received a certificate of our chief executive officer and the chief financial officer to such effect;

•	a material adverse effect has not occurred with respect to us between signing and closing;

•	our obtaining clearance for the 510(k), K061880, submitted by us to the FDA on June 28, 2006 for our Accell products for certain indications; we subsequently received notice of this clearance from the FDA on August 15, 2007;

•	completion of certain actions relating to the restructuring of our European operations;

•	Integra’s credit agreement having been amended, or the lenders party thereto having granted Integra a waiver, in either case, to permit the consummation of the merger, and to provide for such other revisions as Integra deems necessary or advisable in its sole and absolute discretion; and

•	holders of no more than 10% of the number of shares of our stock outstanding immediately prior to the effective time having exercised their appraisal rights in the merger.

Our obligation to consummate the merger is also subject to the satisfaction by Integra and Merger Sub or waiver by us of the following conditions:

•	Integra’s and Merger Sub’s representations and warranties made pursuant to the merger agreement that are qualified as to materiality or material adverse effect being true and correct and the representations and warranties that are not so qualified being true and correct in all material respects, in each case both when made and at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and our having received a certificate of an executive officer of Integra to such effect; and

•	the performance and compliance by Integra in all material respects of its obligations under the merger agreement and our having received a certificate of an executive officer of Integra to such effect.

Termination

The merger agreement may be terminated under the following circumstances:

•	by our and Integra’s mutual written consent;

•	by either Integra or us if:

•	the effective time has not occurred by February 6, 2008; provided that the right to terminate pursuant to this provision is not available to any party whose failure to fulfill any obligation under the merger agreement is the primary cause of the failure of the effective time to occur by February 6, 2008 and such action or failure to perform constitutes a breach of the merger agreement;

•	any governmental entity issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement, and such order, decree, ruling or other action is final and nonappealable; or

•	our stockholders do not adopt the merger agreement and approve the merger at the stockholders meeting;

•	by us if:

•	prior to our stockholders meeting, we accept a superior proposal in accordance with the terms of the merger agreement; provided that we pay the termination fee, as discussed below, concurrently with terminating;

•	Integra breaches a representation, warranty, covenant or agreement so that the related closing conditions will not be satisfied and such breach is not reasonably capable of being cured, or, in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, Integra does not cure it prior to the earlier of 20 days after we provide notice of such breach or February 6, 2008; provided that we will not be able to terminate pursuant to this provision if we are then in material breach of any of our representations, warranties, covenants or agreements contained in the merger agreement; or

•	Integra’s credit agreement is not amended prior to September 7, 2007 or such later date as is mutually agreed to by Integra and us to permit the consummation of the merger and such other revisions as Integra deems necessary or advisable in its sole and absolute discretion; provided that we may not terminate pursuant to this provision if Integra agrees to waive satisfaction of the closing condition that its credit agreement be amended;

•	by Integra if:

•	prior to our stockholder meeting, our board of directors fails to recommend or withdraws or modifies or changes in a manner adverse to Integra its approval or recommendation of the merger agreement, or approves or recommends a superior proposal; provided that the disclosure of any acquisition proposal that is not recommended by our board of directors or the disclosure of any facts or circumstances, together with a statement by our board of directors that they continue to recommend the merger agreement and the merger, is not considered to be a withdrawal, modification or change to our board of directors’ approval or recommendation of the merger agreement or the merger;

•	we fail to call or hold the stockholder meeting in accordance with the terms of the merger agreement and such breach is not cured within 15 days after we receive notice of such breach from Integra;

•	we materially and knowingly breach any of our material obligations regarding the no solicitation provisions of the merger agreement; or

•	we breach a representation, warranty, covenant or agreement so that the related closing conditions will not be satisfied and such breach is not reasonably capable of being cured, or, in the case of a breach of a covenant or agreement, such breach is reasonably capable of being cured but is not cured prior to the earlier of 20 days following notice of such breach or February 6, 2008; provided that, Integra will not be able to terminate pursuant to this provision if it or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement.

Termination Fees and Expenses

Each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is consummated.

We will be required to pay a termination fee of $2.25 million to Integra if:

•	Integra terminates the merger agreement because:

•	prior to our stockholder meeting, our board of directors fails to recommend or withdraws or modifies or changes in a manner adverse to Integra its approval or recommendation of the merger agreement, or approves or recommends a superior proposal; provided that the disclosure of any acquisition proposal that is not recommended by our board of directors or the disclosure of any facts or circumstances, together with a statement by our board of directors that they continue to recommend the merger agreement and the merger, is not considered to be a withdrawal, modification or change to our board of directors’ approval or recommendation of the merger agreement or the merger;

•	we fail to call or hold the stockholder meeting in accordance with the terms of the merger agreement and such breach is not cured within 15 days after we receive notice of such breach from Integra; or

•	we materially and knowingly breach any of our material obligations regarding the no solicitation provisions of the merger agreement;

•	we terminate to accept a superior proposal in accordance with the terms of the merger agreement; or

•	we or Integra terminate the merger agreement because:

•	the effective time does not occur on or before February 6, 2008, or our stockholders do not adopt the merger agreement and (i) at or prior to the time of the event giving rise to such termination, an acquisition proposal is made known to us or otherwise publicly disclosed or announced and (ii) within 12 months of termination of the merger agreement, we enter into a definitive agreement with respect to, or consummate, an acquisition proposal; provided that any expenses previously reimbursed to Integra will be deducted from the termination fee.

We will also be required to reimburse Integra and its affiliates for actual and reasonably documented out-of-pocket fees and expenses incurred in connection with the merger agreement of up to a maximum of $1.5 million if (i) we do not obtain the requisite stockholder vote to adopt the merger agreement, or (ii) we or Integra terminate because the effective time does not occur by February 6, 2008 and at the time of termination, an acquisition proposal is made known or proposed to us or otherwise publicly disclosed and announced.

For purposes of its application to termination fees and expenses, acquisition proposal means the same except that reference to “more than 20%” in the definition is changed to a reference to “more than 50%.”

Indemnification and Insurance

Integra will cause the surviving corporation to provide indemnification to each of our directors and officers to the same extent and under similar conditions as such indemnified person is entitled as of the date of the merger agreement in connection with any proceeding based directly or indirectly on the fact that such indemnified person is or was an officer or director of us, or is or was serving at our request as an officer or director of another company, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, whether pertaining to any matter arising before or after the effective time. An indemnified person will repay the surviving corporation for any expenses advanced in connection with the indemnification of such person if it is ultimately determined that such indemnified person did not meet the standard of conduct necessary for indemnification.

For six years following the effective time of the merger through the purchase of run-off coverage, Integra will maintain directors’ and officers’ liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policies, on terms substantially comparable in the aggregate to our existing policy. Notwithstanding the foregoing, Integra is not required to expend in the aggregate more than 200% of the current annual premium paid by us for such insurance with respect to the tail period, and if the premiums of such insurance coverage exceed such amount, Integra will be obligated to maintain a policy with the greatest coverage available for a cost not exceeding such amount. In lieu of the foregoing, either we or the surviving corporation may purchase a six-year “tail” prepaid officers’ and directors’ liability insurance policy in respect of acts or omissions occurring at or prior to the effective time covering such indemnified person.

Additional Agreements

Except as would violate applicable law, we and Integra have agreed that no public release or announcement concerning the merger will be released without our and Integra’s prior written consent, except as such release or announcement may be required by law or the rules or regulations of any applicable United States securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance. The final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party. Notwithstanding the above, upon prior consultation with the other party, each of the parties may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by any of the parties in compliance with the merger agreement.

We have agreed to give prompt notice to Integra of any matter that constitutes a breach of any representation, warranty, agreement or covenant contained in the merger agreement.

We have agreed to consult with Integra prior to communicating or corresponding with the FDA, whether in the form of a notice, supplemental report or any other material, in connection with our efforts to obtain 510(k) clearance for our Accell products. We have further agreed to promptly provide Integra with copies of any correspondence with the FDA and any written comments, notices, supplemental reports or materials received from or provided to the FDA and promptly advise Integra of any oral communications with the FDA. As it is used in the merger agreement, “Accell products” includes our line of demineralized bone matrix products included in our 510(k), K061880, submitted to the FDA on June 28, 2006, including, Accell Putty

(A2i), Accell DBM 100, Accell TBM and Accell Connexus. We received notice from the FDA of its clearance of our 510(k) for the Accell products on August 15, 2007, and we promptly informed Integra.

We have agreed to use our commercially reasonable efforts to complete the restructuring of our European operations, including accomplishing certain specified actions.

We have agreed not to adopt, approve or agree to adopt a shareholder rights plan.

We have agreed that any of our employees who continue their employment with Merger Sub or who become employees of Integra will be given credit for all service with us, our subsidiaries and predecessors under all employee benefit and fringe benefit plans, programs and policies of Integra in which they become participants for purposes of determining eligibility, vesting and level of benefits, except under any defined benefit pension plans or except as would otherwise result in a duplication of benefits. If our employees who continue their employment become eligible to participate in any medical, dental or health plan of Integra or any of its affiliates, Integra will cause such plan to waive any preexisting condition limitations for conditions covered under similar plans maintained by us and honor any deductible and out-of-pocket expenses incurred by such employee and his or her beneficiaries under our plans during the portion of the applicable plan year preceding the effective time. Integra has the right to modify, amend, terminate or establish employee benefit plans or arrangements at any time after the effective time.

Upon reasonable notice, we have agreed to afford Integra and its representatives reasonable access during normal business hours, prior to the effective time, to all our books and records and to furnish promptly to Integra all other information Integra may reasonably request. Our responsibilities in such capacity are limited to the extent such access would violate any law, treaty, rule or regulation or result in the disclosure of any trade secrets of third parties or violate any of our obligations with respect to confidentiality, so long as we have used all reasonable efforts to obtain the consent of such third party to such access.

We have agreed to advise Integra of any notice we receive or any request for additional information from the Securities and Exchange Commission with respect to this proxy statement. We have agreed to obtain Integra’s prior approval before supplementing or amending this proxy statement. We have also agreed to convene and hold a stockholders’ meeting for the purpose of voting on the merger and the merger agreement as soon as reasonably practicable.

The merger agreement is governed by the laws of the state of Delaware and any dispute arising in connection with the merger agreement will be adjudicated in the courts of the state of Delaware.

Ancillary Agreements

Private Label Distribution Agreement

On August 6, 2007, our wholly-owned subsidiary, IsoTis OrthoBiologics, Inc. (“IsoTis OrthoBiologics”) entered into a private label distribution agreement with Integra. Pursuant to this agreement, concurrently with executing the merger agreement, IsoTis OrthoBiologics will produce and sell to Integra at specified prices, and Integra will have nonexclusive worldwide rights to distribute, under its own brand names, other than for dental applications, the following products: DynaGraft® II Demineralized Bone Matrix Putty, DynaGraft® II Demineralized Bone Matrix Gel, OrthoBlast® II DBM and Cancellous Bone in Reverse Phase Medium Putty and OrthoBlast® II DBM and Cancellous Bone in Reverse Phase Medium Paste. The private label distribution agreement became effective upon execution and terminates on December 31, 2012, and may be renewed for two additional successive three-year periods. The private label distribution agreement is attached as Annex D to this proxy statement.

Letter Agreement Regarding Option to Extend Scope of Distribution Agreement

On August 6, 2007, IsoTis OrthoBiologics and Integra entered into a letter agreement regarding an option to extend the scope of the private label distribution agreement. Pursuant to the option agreement, IsoTis OrthoBiologics granted Integra an option to expand the scope of the private label distribution agreement to include the exclusive right to distribute our Accell line of proprietary natural and synthetic bone graft substitutes, including, without limitation, Accell 100, Accell Connexus, Accell TBM and A2i, solely for use in surgical applications for the foot and ankle. The option becomes exercisable on January 1, 2008 and terminates on December 31, 2008, and, if exercised, Integra shall pay IsoTis OrthoBiologics $1 million in cash. Under certain circumstances, the option agreement will immediately terminate upon the termination of the merger agreement. The option agreement is attached as Annex E to this proxy statement.

PROPOSAL 2 — AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

If at the special meeting of stockholders, the number of shares of our common stock represented and voting in favor of adoption of the merger agreement is insufficient to adopt that proposal under the Delaware General Corporation Law, we intend to move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies in respect of such proposal. In that event, we will ask our stockholders to vote only upon the adjournment proposal, and not the proposal regarding the adoption of the merger agreement.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption of the merger agreement to defeat that proposal, we could adjourn the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies, if necessary, requires the affirmative vote of the holders of a simple majority (i.e., more than 50%) of the votes cast on the proposal. No proxy that is specifically marked “AGAINST” adoption of the merger agreement will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment proposal.

Our board of directors recommends that you vote “FOR” the adjournment proposal.

MARKET PRICE AND DIVIDEND DATA

Our common stock started trading on the NASDAQ Global Market under the symbol “ISOT” on January 26, 2007. The table below shows, for the periods indicated, the range of high and low closing prices for our common stock as quoted on the NASDAQ Global Market.

	High	Low

Year ended December 31, 2007
First Quarter	$12.99	$5.53
Second Quarter	$8.14	$5.59
Third Quarter (through August 22, 2007	$7.51	$6.76

The following table sets forth the closing per share sales price of our common stock, as reported on the NASDAQ Global Market on August 6, 2007, the last full trading day before the public announcement of the

proposed merger, and on          , 2007, the latest practicable trading day before the printing of this proxy statement:

IsoTis, Inc. Common
Stock Closing Price

August 6, 2007	$6.88
, 2007	$

We have never declared or paid cash dividends on our common stock. Our current policy is to retain earnings for use in our business. Following the merger there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of August 20, 2007 the number and percentage of the outstanding shares of our common stock which, according to the information supplied to us, are beneficially owned by (i) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common stock, (ii) each person who is currently one of our directors, (iii) each of our executive officers, including our chief executive officer, chief financial officer and our other three most highly compensated executive officers, and (iv) all of our current directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable.

			Total	Percentage of
		Options	Shares	Common Stock
		Exercisable	Beneficially	Beneficially
Name and Address	Shares Held	within 60 days(1)(2)	Owned	Owned(3)

5% Shareholders:
None
Directors:
James Trotman	4,446	34,514	38,960		*
Aart Brouwer	0	10,867	10,867		*
Barbara Boyan	0	1,667	1,667		*
Darrell Elliott	0	1,667	1,667		*
David Gill	0	2,500	5,000		*
James Hart	2,500	1,667	4,167		*
Daniel Kollin	0	4,111	4,111		*
Named Executive Officers:
Pieter Wolters	9,623	60,600	70,223		*
Robert Morocco	0	20,000	20,000		*
John Kay	4,180	13,246	17,426		*
James Poser	0	12,500	12,500		*
Gene Reu	0	10,000	10,000		*
James Abraham	0	11,500	11,500		*
Karon Morell	0	625	625		*
All executive officers and directors as a group (14 persons)	20,749	185,464	208,713	2.94%

*	Represents less than 1%.

(1)	Represents shares of our common stock that the holder may acquire upon exercise of currently vested options or options that will become vested within 60 days after August 20, 2007.

(2)	As of August 20, 2007, the total number of stock options held by our directors and executive officers that are in-the-money (i.e. whose exercise price is less than the merger consideration of $7.25) is 16,500 options, consisting of 5,000 options held by Mr. Gill and 11,500 options held by Mr. Abraham. As of August 20, 2007, the total number of stock options held by our directors and executive officers that are underwater (i.e. whose exercise price is more than the merger consideration of $7.25) is 337,087 options, consisting of 90,600 options held by Mr. Wolters, 50,000 options held by each of Messers. Morocco and Poser, 7,500 options held by Ms. Morell, 40,000 options held by Mr. Reu, 37,847 options held by Mr. Trotman, 14,200 options held by Mr. Brouwer, 24,496 options held by Dr. Kay, 5,000 options held by each of Ms. Boyan and Messers. Elliott and Hart, and 7,444 options held by Mr. Kollin.

(3)	The percentage of shares beneficially owned is based on 7,099,343 shares of our common stock outstanding as of August 20, 2007.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

We will hold our 2007 annual meeting of stockholders only if the merger is not consummated because following the merger our common stock will be delisted from the NASDAQ Global Market, our common stock will be deregistered under the Exchange Act and we will no longer be a publicly-held company. Any stockholder wishing to have a proposal considered for inclusion in our 2007 annual meeting proxy solicitation materials must set forth such proposal in writing and file it with our secretary a reasonable period of time before we print and send our 2007 annual meeting proxy materials. We will publicly notify you of the expected date that we plan to print and send our 2007 annual meeting proxy materials at the time we establish a date for such meeting if the merger is not consummated. Proposals must be received a reasonable period of time before such date to be considered timely. Our board of directors will review any timely submitted stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in our 2007 annual meeting proxy solicitation materials.

If you wish to submit a proposal for consideration at our next annual general meeting of stockholders but that is not to be included in our proxy statement, you must delivery the proposal in writing (and otherwise comply with the requirements in our bylaws relating to the submission of proposals) to: IsoTis, Inc., 2 Goodyear, Irvine, California 92618 Attention: Secretary.

OTHER MATTERS

As of the date of this proxy statement, our board of directors knows of no other matters which may be presented for consideration at the special meeting. However, if any other matter is presented properly for consideration and action at the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

We and Integra are each subject to the informational requirements of the Exchange Act. Each company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding us, Integra and other registrants that file electronically with the Securities and Exchange Commission.

You may also read reports, proxy statements and other information relating to IsoTis at the offices of the National Association of Securities Dealers, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006.

If you have questions about the special meeting or the merger with Integra after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, please contact:

IsoTis, Inc.
Attn: Director, Investor Relations
2 Goodyear
Irvine, California 92618
(949) 595-8710

OR

Georgeson Inc.
17 State Street, 10th Floor
New York, New York 10004
Banks and Brokers Call: (212) 440-9800
U.S. Stockholders Call Toll Free: (888) 605-8339
Outside the U.S. Call Toll Free +800 6590 6590 or Collect +44 (0)117 378 5985

Annex A
Merger Agreement

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
among
INTEGRA LIFESCIENCES HOLDINGS CORPORATION,
ICE MERGERCORP, INC.
and
ISOTIS, INC.
Dated as of August 6, 2007

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 6, 2007 (this “Agreement”), among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (“Parent”), ICE MERGERCORP, INC., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), and ISOTIS, INC., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved and declared advisable the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares owned or held directly or indirectly by Parent or the Company and Appraisal Shares, will be converted into the right to receive $7.25 per share in cash;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby; and

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

THE MERGER

Section 1.1.  The Merger.  Upon the terms and subject to the conditions hereof, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the “Surviving Corporation”), shall by virtue of the Merger continue its existence under the laws of the State of Delaware.

Section 1.2.  Closing.  Unless this Agreement shall have been terminated pursuant to the provisions of Section 9.1, the closing of the Merger (the “Closing”) will take place on the third Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing) set forth in Article VIII, unless another time or date is agreed to in writing by the parties hereto (the date of the Closing, the “Closing Date”). The Closing shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, unless another place is agreed to in writing by the parties hereto.

Section 1.3.  Effective Time.  Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”). The Merger shall become effective at such time as the Certificate of Merger is duly filed with and accepted by the Secretary of State of the State of Delaware or at such subsequent time as Parent and the Company shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”).

Section 1.4.  Effects of the Merger.  The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5.  Certificate of Incorporation.  At the Effective Time, the certificate of incorporation of the Company shall be amended to read in its entirety as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Company shall continue to be “IsoTis, Inc.” and the provisions of the certificate of incorporation of the Company related to the incorporator of the Company shall not be amended, and as so amended shall be the certificate of incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein or by law.

Section 1.6.  Bylaws.  The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation, and thereafter may be amended as provided therein or by law.

Section 1.7.  Directors; Officers.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified or until their death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

Section 1.8.  Effect on Capital Stock.  At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than treasury shares and any shares held directly or indirectly by Parent and, except as provided in Section 1.8(e), Appraisal Shares) shall be converted into the right to receive $7.25 in cash, without interest (the “Merger Consideration”).

(b) All shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (a “Certificate”) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration. Each Treasury Share at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and no Merger Consideration or other consideration shall be delivered in exchange therefor.

(c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

(d) If prior to the Effective Time, the Company should split, combine or otherwise reclassify the Company Common Stock, or pay a stock dividend or other stock distribution in Company Common Stock, or otherwise change the Company Common Stock into any other securities, or make any other such stock dividend or distribution in capital stock of the Company in respect of the Company Common Stock, then the Merger Consideration will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change. For avoidance of doubt, the issuance of shares of Company Common Stock pursuant to the Exchange Offer shall not give rise to any adjustment contemplated by this Section 1.8(d).

(e) Notwithstanding anything in this Agreement to the contrary, shares (the “Appraisal Shares”) of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”), shall not be converted into the right to receive the Merger Consideration as provided in Section 1.8(a), but instead such holder shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and such

Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 1.8(a). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of any such demands and any other related instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

Section 1.9.  Treatment of Options.

(a) Each option to purchase shares of Company Common Stock (individually a “Company Option” and collectively, the “Company Options”) outstanding immediately prior to the Effective Time pursuant to any Company Stock Plan or otherwise will at the Effective Time be cancelled and the holder of such Company Option will, in full settlement of such Company Option, receive from the Company an amount (subject to any applicable withholding), if any, in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock underlying such Company Option multiplied by (y) the number of shares of Company Common Stock subject to such Company Option, whether or not vested or exercisable; provided that the aggregate amount of such payment shall be rounded down to the nearest whole cent. If the applicable exercise price of any Company Option equals or exceeds the Merger Consideration, such Company Option shall be cancelled without payment of additional consideration, and all rights with respect to such Company Option shall terminate as of the Effective Time. Parent shall pay, or shall cause the Surviving Corporation to pay, the amount of cash payable in respect of each Company Option as soon as practicable following the Effective Time, but in any event no later than ten (10) Business Days following the Effective Time. The holders of Stock Options will have no further rights in respect of any Company Options from and after the Effective Time.

(b) Prior to the Effective Time, the Company will adopt such resolutions and take such other actions as are necessary in order to (i) effectuate the actions contemplated by this Section 1.9 or to otherwise cancel the Company Options prior to the Effective Time, and (ii) terminate each Company Stock Plan, in each case without paying any consideration or incurring any debts or obligations on behalf of the Company or the Surviving Corporation, provided that such resolutions and actions shall expressly be conditioned upon the consummation of the Merger and the other transactions contemplated hereby and shall be of no effect if this Agreement is terminated.

ARTICLE II.

EXCHANGE OF CERTIFICATES

Section 2.1.  Exchange Fund.  At or prior to the Effective Time, Parent shall deposit with American Stock Transfer and Trust Company or such other bank or trust company as Parent shall determine and who shall be reasonably satisfactory to the Company (the “Exchange Agent”), in trust for the benefit of holders of shares of Company Common Stock, for exchange in accordance with Section 1.8, the cash to be paid pursuant to this Agreement in exchange for outstanding Company Common Stock. Any cash deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

Section 2.2.  Exchange Procedures.  As promptly as practicable after the Effective Time, the Exchange Agent will send to each record holder of a Certificate, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. As soon as reasonably practicable after the Effective Time, each holder of a Certificate, upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor a check in the amount equal to the per share cash amount of the Merger

Consideration (after giving effect to any required tax withholdings), which such holder has the right to receive pursuant to Section 1.8. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or will accrue on any cash payable upon due surrender of the Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration with respect to such Company Common Stock shall be paid to such a transferee only if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

Section 2.3.  No Further Ownership Rights in Company Common Stock.  The Merger Consideration paid upon conversion of shares of Company Common Stock in accordance with the terms of Article I and this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

Section 2.4.  Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar laws) for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8.

Section 2.5.  No Liability.  None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.6.  Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate or other documentation (including an indemnity in customary form) reasonably requested by Parent, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

Section 2.7.  Withholding Rights.  Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and any holder of Company Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (“Treasury Regulations”), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

Section 2.8.  Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 2.9.  Stock Transfer Books.  At the close of business, New York time, on the day the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) (provided that the disclosures in any section or subsection of the Company Disclosure Letter shall qualify other sections and subsections of this Agreement as to which such information may be applicable only if (a) it is readily apparent on the face of any such section of the Company Disclosure Letter that the matters, facts or circumstances disclosed therein are applicable to another section of the Company Disclosure Letter or (b) such disclosure is cross-referenced to in such other section of the Company Disclosure Letter) and subject to Section 10.2 hereof, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1.  Corporate Organization.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, limited liability company or limited partnership power (as the case may be) to own its properties and assets and to conduct its business as now conducted. Copies of the Company Organizational Documents and the organizational documents of each Subsidiary of the Company, with all amendments thereto to the date hereof, have been made available to Parent or its representatives, and such copies are accurate and complete as of the date hereof. A complete and correct chart showing the Company and all of its direct and indirect Subsidiaries is set forth on Section 3.1 of the Company Disclosure Letter.

Section 3.2.  Qualification to Do Business.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or partnership (as the case may be) and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Section 3.2 of the Company Disclosure Letter sets forth for each of the Company and its Subsidiaries all jurisdictions in which each of the Company and its Subsidiaries are qualified to do business.

Section 3.3.  No Conflict or Violation.  The execution, delivery and performance by the Company of this Agreement does not and will not (i) violate or conflict with any provision of any Company Organizational Document or any of the organizational documents of the Subsidiaries of the Company, (ii) violate any provision of law, or any order, judgment or decree of any Governmental Entity, (iii) except as set forth on Section 3.3 of the Company Disclosure Letter, violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract or result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of either of the Company or any of its Subsidiaries or result in or give to others any rights of cancellation, modification, amendment, acceleration, revocation or suspension of any of the Contracts or obligations thereunder, or Licenses and Permits or (iv) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its properties or assets is subject, except with respect to clauses (iii) and (iv), for any violations, breaches, conflicts or other occurrences which would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.4.  Consents and Approvals.  No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company or its Subsidiaries of their obligations hereunder or thereunder, except for: (i) any required competition or other regulatory approvals required of foreign or domestic authorities; (ii) applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the rules and regulations of Nasdaq; (iii) the consents, waivers, authorizations or approvals of any Governmental Entity set forth on Section 3.4 of the Company Disclosure Letter; (iv) the amendment of Establishment Registrations and Device Listings under the United States Food and Drug Administration’s (“FDA”) Establishment Registration and Device Listing regulations, as set forth in 21 C.F.R. Part 807; and (v) such other consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.5.  Authorization and Validity of Agreement.  The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and all other necessary corporate action on the part of the Company, other than the adoption of this Agreement by the stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, shall constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Section 3.6.  Capitalization and Related Matters.

(a) As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of the close of business on August 3, 2007:

(i) 7,099,229 shares of Company Common Stock are issued and outstanding, and there are no shares of Company Preferred Stock issued or outstanding;

(ii) 1,300,000 shares of Company Common Stock are reserved for issuance and issuable upon or otherwise deliverable under the Company’s 2006 Incentive Award Plan, the IsoTis, S.A. Stock Option Plan 2003/0, the IsoTis, S.A. Stock Option Plan 2003/1, the IsoTis, S.A. Stock Option Plan 2003/2 (collectively, the “Company Stock Plans”) in connection with the exercise of outstanding Company Options. Section 3.6(a)(ii) of the Company Disclosure Letter sets forth, for each outstanding Company Option, whether or not vested, the (x) name of the holder of such Company Option, (y) the exercise price per share for such Company Option and (z) the expiration date of such Company Option; and

(iii) 681,297 shares of Company Common Stock were reserved for issuance, and were issued, pursuant to the consummation of the Swiss Merger.

The outstanding shares of Company Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable federal, state and foreign securities laws. All grants of Company Options were validly issued and properly approved by the Company’s Board of Directors or a duly authorized committee thereof (and all required approvals by the stockholders of the Company have been obtained) no later than the date on which the grant of such Company Stock Option was by its terms to be effective in accordance with all applicable law and all grants of options to purchase equity interests of IsoTis, S.A. which were subsequently converted into Company Options were validly issued and properly approved by IsoTis, S.A.’s Board of Directors or a duly authorized committee thereof (and all required approvals by the stockholders of IsoTis, S.A. have been obtained) no later than the date on which the grant of such option was by its terms to be effective in accordance with all applicable law and, neither the Company nor IsoTis, S.A. has knowingly granted, and there is no and has been no policy or intentional practice by the Company or IsoTis, S.A. to grant, Company Stock Options or options to purchase equity interests of IsoTis, S.A., as applicable, prior to, or otherwise intentionally coordinate the grant of such options with, the release of material information regarding the Company or its Subsidiaries. Each Company Option was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and its Subsidiaries and disclosed in the filings of the Company and its Subsidiaries with the SEC in accordance with the Exchange Act and other applicable securities laws. Except as set forth above in Section 3.6(a), no shares of capital stock of the Company are outstanding and the Company does not have outstanding any securities convertible into or exchangeable for any shares of capital stock, including Company Options, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or known claims of any other character relating to the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock; and the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any shares of capital stock. Except as set forth above in Section 3.6(a), the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(b) All of the outstanding shares of capital stock, or membership interests or other ownership interests of, each Subsidiary of the Company, as applicable, is validly issued, fully paid and nonassessable and is owned of record and beneficially by the Company, directly or indirectly. The Company has, as of the date hereof and shall have on the Closing Date, valid and marketable title to all of the shares of capital stock of, or membership interests or other ownership interests in, each Subsidiary of the Company, free and clear of any Liens other than Permitted Liens. Such outstanding shares of capital stock of, or membership interests or other ownership interests in, the Subsidiaries of the Company, as applicable, are the sole outstanding securities of such Subsidiaries; the Subsidiaries of the Company do not have outstanding any securities convertible into or exchangeable for any capital stock of, or membership interests or other ownership interests in, such Subsidiaries, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock of, or membership interests or other ownership interests in, such Subsidiaries, or any stock or securities convertible into or exchangeable for any capital stock of, or membership interests or other ownership interests in, such Subsidiaries; and neither the Company or any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any capital stock of, or membership interests or other ownership interests in, any Subsidiary of the Company.

Section 3.7.  Subsidiaries and Equity Investments.  The Company and its Subsidiaries do not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities, interests or investments in any other Person other than investments that constitute cash or cash equivalents.

Section 3.8.  Company SEC Reports.  (a) The Company and its Subsidiaries, including, without limitation, IsoTis, S.A., have filed each registration statement, prospectus, definitive proxy statement or information statement, form, report, schedule and other document (together with all amendments thereof and supplements thereto) required to be filed by the Company or any of its Subsidiaries pursuant to the Exchange Act or the Securities Act or comparable foreign law or regulation with the SEC or any comparable foreign regulatory authority or exchange since January 1, 2004 (as such documents have since the time of their filing been amended or supplemented, the “Company SEC Reports”). As of their respective dates, after giving effect to any amendments or supplements thereto filed prior to the date hereof, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the consolidated financial position of the Company or its predecessor and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

Section 3.9.  Absence of Certain Changes or Events.

(a) Except as set forth in Section 3.9(a) of the Company Disclosure Letter, since December 31, 2006, there has not been:

(i) any Company Material Adverse Effect;

(ii) any loss, damage, destruction or other casualty to the material assets or properties of either of the Company or any of its Subsidiaries (other than any for which insurance awards have been received or guaranteed);

(iii) any material change in any method of accounting or accounting practice of either of the Company or any of its Subsidiaries except for any such change required by reason of a concurrent change in GAAP; or

(iv) any loss of the employment, services or benefits of the chief executive officer of the Company and members of the Company’s senior management who report directly to such chief executive officer.

(b) Since December 31, 2006, each of the Company and each of its Subsidiaries has operated in the ordinary course of its business and consistent with past practice and, except as set forth on Section 3.9(b) of the Company Disclosure Letter, has not:

(i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice;

(ii) failed to discharge or satisfy any Lien or pay or satisfy any material obligation or liability (whether absolute, accrued, contingent or otherwise), other than Permitted Liens and liabilities being contested in good faith and for which adequate reserves have been provided;

(iii) mortgaged, pledged or subjected to any Lien (other than Permitted Liens) any of its material assets, properties or rights;

(iv) sold or transferred any of its material assets, or cancelled any material debts or claims or waived any material rights;

(v) disposed of any patents, trademarks or copyrights or any patent, trademark or copyright applications;

(vi) defaulted on any material obligation;

(vii) granted any increase in the compensation or benefits of its key employees other than increases in the ordinary course of business not exceeding 20% of the key employee’s annual compensation then in effect or entered into any employment, change of control, retention or severance agreement or arrangement with any of them;

(viii) contractually committed to make any capital expenditure for any periods after the date hereof or additions to property, plant and equipment used in its operations other than ordinary repairs and maintenance in excess of $100,000 in the aggregate;

(ix) laid off any significant number of its employees;

(x) received notice from any domestic distributor of its intention to terminate its relationship or contract with the Company or any of its Subsidiaries or had any such relationship or contract terminated by any distributor;

(xi) received notice from any international distributor of its intention to terminate its material relationship or material contract with the Company or any of its Subsidiaries or had any such relationship or contract terminated by any distributor;

(xii) discontinued the offering of any material services or product;

(xiii) incurred any obligation or liability for the payment of severance benefits;

(xiv) declared, paid, or set aside for payment any dividend or other distribution in respect of shares of its capital stock, membership interests or other securities, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock, membership interests or other securities, or agreed to do so; or

(xv) entered into any agreement or made any commitment to do any of the foregoing.

Section 3.10.  Tax Matters.  Except as set forth on Section 3.10 of the Company Disclosure Letter:

(a) The Company and each of its Subsidiaries have filed when due all material Tax Returns required by applicable law to be filed with respect to the Company and each of its Subsidiaries; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing; (iii) all material Taxes owed by the Company and each of its Subsidiaries, if required to have been paid, have been paid (except for Taxes which are being contested in good faith); and (iv) any material liability of the Company or any of its Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company in accordance with GAAP.

(b) There is no material action, suit, proceeding, investigation, audit or claim now pending with respect to the Company or any of its Subsidiaries in respect of any Tax, nor has any material claim for additional Tax been asserted in writing by any taxing authority.

(c) Since January 1, 2002, no claim has been made in writing by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d) (i) There is no outstanding request for any extension of time for the Company or any of its Subsidiaries to pay any Taxes or file any Tax Returns; (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries that is currently in force; and (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters, other than agreements among the Company and its Subsidiaries and other than customary Tax indemnifications or allocations in commercial lending or lease agreements.

(e) The Company and each of its Subsidiaries have withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h) There is no material Lien, other than a Permitted Lien, affecting any of the assets, properties or rights of the Company and its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax.

(i) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Code § 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

Section 3.11.  Absence of Undisclosed Liabilities.  Except as set forth on Section 3.11 of the Company Disclosure Letter, there are no material liabilities or obligations of the Company or any Subsidiary thereof of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than (A) liabilities or obligations disclosed and provided for in the consolidated balance sheet of the Company as of March 31, 2007 included in the Company SEC Reports filed prior to the date hereof or referred to in the notes thereto, (B) liabilities or obligations incurred in the ordinary course of business consistent with past practice since March 31, 2007 or (C) liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither of the Company or any of its Subsidiaries is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obliged in any other way to provide funds in respect of, or to guarantee or assume, any material debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

Section 3.12.  Company Property.

(a) Section 3.12(a) of the Company Disclosure Letter contains a true and complete description of all real property owned by the Company and its Subsidiaries (the “Owned Real Property”) as of the date hereof. The Company has made available to Parent copies of any title insurance policies (together with copies of any documents of record listed as exceptions to title on such policies) currently insuring each Owned Real Property and copies of the most recent surveys of the same. The Company and its Subsidiaries have good, marketable and valid fee title to all of the Owned Real Property free and clear of Liens other than Permitted Liens.

(b) Section 3.12(b) of the Company Disclosure Letter sets forth a list of all leases, licenses (for real property), subleases and occupancy agreements, together with all amendments thereto, in which either of the Company or its Subsidiaries has a leasehold interest or similar occupancy rights, whether as lessor or lessee, and (i) are material to the operation of the Company and its Subsidiaries, taken as a whole, or (ii) involve payments by the Company or its Subsidiaries in excess of $150,000 per year (each, a “Lease” and collectively, the “Leases”; the property covered by Leases under which either of the Company or its Subsidiaries is a lessee is referred to herein as the “Leased Real Property”; the Leased Real Property, together with the Owned Real Property, collectively being the “Company Property”). Neither the Company nor any of its Subsidiaries is a party to any Contract (other than a Lease) with the lessor of any of the Leased Real Properties, which gives such lessor any right to terminate or adversely alter the terms of the Lease to which such lessor is a party. The Company or its Subsidiaries enjoys peaceful and undisturbed possession of, the Leased Real Property pursuant to the Leases. No option has been exercised under any of such Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has made available to Parent with the corresponding Lease. The transactions contemplated by this Agreement do not require the consent or approval of the other party or parties to the Leases.

(c) With respect to each Lease, (i) such Lease is in full force and effect, (ii) all rents, required deposits and additional rents due to date pursuant to each Lease have been paid in full, (iii) the Company has not prepaid rent or any other amounts due under a Lease more than thirty (30) days in advance, and (iv) no party has any rights of offset against any rents, required security deposits or additional rents payable under such Lease, including, but not limited to the security deposits paid by the Company pursuant to the Leases for the Unit B Premises (as hereinafter defined) and the Leased Real Property. As of the date hereof, no Lease has been materially modified or amended. That certain Industrial Real Estate Lease between New Goodyear, LTD. (“Goodyear Landlord”) and GenSci Regeneration Laboratories, Inc. dated as of December 28, 1998, as amended by that certain (i) Rider No. 1 between Goodyear Landlord and GenSci Regeneration Laboratories, Inc. dated as of December 28, 1998, (ii) Option to Extend Lease Term Rider between Goodyear Landlord and GenSci Regeneration Laboratories, Inc. dated as of December 28, 1998, and (iii) Rider No. 2 between Goodyear Landlord, and the Company, as successor-in-interest to GenSci Regeneration Laboratories, Inc. dated as of December 9, 2003, with respect to the premises commonly known as Unit B in the building located at 2 Goodyear, Irvine, CA (the “Unit B Premises”), has expired and the Company has no further obligations to Goodyear Landlord thereunder.

(d) Except as set forth in Section 3.12(d) of the Company Disclosure Letter, none of the Company Property is subject to any option, lease, sublease, license or other agreement granting to any Person or entity any right to the use, occupancy or enjoyment of such property or any portion thereof or to obtain title to all or any portion of such property.

(e) Except as set forth in Section 3.12(e) of the Company Disclosure Letter, all material improvements, systems, equipment, machinery and fixtures on the Company Property are in good operating condition and repair and generally are adequate and suitable in all material respects for the present and continued use, operation and maintenance thereof as now used, operated or maintained. All improvements on the Company Property constructed by or on behalf of the Company or any Subsidiary were constructed, to the Knowledge of the Company, in compliance in all material respects with applicable laws, ordinances and regulations affecting such Company Property, including but not limited to the American with Disabilities Act.

Section 3.13.  Assets of the Company and its Subsidiaries.

(a) The assets, properties and rights of each of the Company and its Subsidiaries constitute all of the assets, properties and rights which are used in the operation of their business as currently conducted. There are no assets, properties, rights or interests of any kind or nature that either of the Company or any of its Subsidiaries has been using, holding or operating in their business prior to the Closing that will not be used, held or owned by each of the Company or its Subsidiaries immediately following the Closing.

(b) Each of the Company and its Subsidiaries has good and marketable fee simple title, free and clear of any Liens other than Permitted Liens, to, or a valid leasehold interest under enforceable leases in, all of its material assets, properties and rights.

Section 3.14.  Intellectual Property.

(a) The Company and its Subsidiaries own all right, title and interest in and to, or have valid and enforceable licenses to use, all the Intellectual Property, and such Intellectual Property represents all intellectual property rights necessary for the conduct of their business as and where conducted on the date hereof and on the Closing. The Company and its Subsidiaries are in compliance in all material respects with all licenses relating to the protection of such of the Intellectual Property as it uses pursuant to license or other agreement. To the Knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party. To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not conflict with, violate, misappropriate, misuse or infringe any proprietary or intellectual property right of any third party. Except as set forth on Section 3.14(a) of the Company Disclosure Letter, there is no claim, suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries: (i) alleging any such conflict, violation, misappropriation, misuse or infringement with any third party’s proprietary or intellectual property rights; or (ii) challenging the Company’s or its Subsidiaries’ ownership or use of, or the validity or enforceability of any Intellectual Property.

(b) Section 3.14(b) of the Company Disclosure Letter sets forth a complete and current list of all registrations, certificates, applications, filings or other material documents issued by, filed with, or recorded by, any Governmental Entity pertaining to the Intellectual Property (“Registered Intellectual Property”) as of the date hereof and the owner of record, date of application or issuance, and relevant jurisdiction as to each. All Registered Intellectual Property is owned by the Company and/or its Subsidiaries, free and clear of all

Liens other than Permitted Liens. All Registered Intellectual Property is valid, subsisting, unexpired, and all renewal fees and other maintenance fees that have fallen due on or prior to the Closing have been paid. Except as listed on Section 3.14(b)(iv) of the Company Disclosure Letter, no Registered Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction. The consummation of the transactions contemplated by this Agreement will not alter or impair any Intellectual Property.

(c) Section 3.14(c) of the Company Disclosure Letter sets forth a complete list of all license agreements pertaining to Intellectual Property as of the date hereof, except for agreements pertaining to commercially available, off-the-shelf software. The Company and its Subsidiaries are in compliance in all material respects with all agreements pertaining to the Intellectual Property, and, except as set forth in Section 3.14(c) of the Company Disclosure Letter are not under any obligation to pay royalties or other payments in connection with any agreement, nor restricted from assigning its rights respecting Intellectual Property, such rights including the right to sue and obtain damages for past and future infringements thereof, nor will the Company or its Subsidiaries otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any agreement relating to the Intellectual Property. Neither the Company nor its Subsidiaries is in material default of any such agreement.

(d) Except as set forth in Section 3.14(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of the Company or its Subsidiaries) of its rights to, or in connection with, any Intellectual Property, which claim is pending. Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property.

Section 3.15.  Software.

(a) To the Knowledge of the Company, none of the operating and applications computer software programs and databases used by the Company and its Subsidiaries that are material to the conduct of their business (collectively, the “Software”), nor any use thereof, conflicts with, infringes upon or violates any intellectual property or other proprietary right of any other Person and, no claim, suit, action or other proceeding with respect to any such infringement or violation is pending, or to the Knowledge of the Company, threatened.

(b) The Company and its Subsidiaries have not purchased any material amount of telecommunications equipment without procuring a software license for the imbedded software in such equipment nor is the Company or its Subsidiaries subject to any claim for failing to procure such a license.

Section 3.16.  Licenses and Permits.

(a) The Company and its Subsidiaries own or possess all right, title and interest in and to each of their respective material licenses, permits, franchises, registrations, authorizations and approvals issued or granted to any of the Company or its Subsidiaries by any Governmental Entity (the “Licenses and Permits”) and has taken all necessary action to maintain such Licenses and Permits. Each License and Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the Knowledge of the Company, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of the business of the Company and its Subsidiaries, and none of the operations of the Company or its Subsidiaries are being conducted in a manner that violates in any material respects any of the terms or conditions under which any License and Permit was granted.

(b) No petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint, or proceeding seeking to revoke, reconsider the grant of, cancel, suspend, or modify any of the Licenses and Permits is pending or, to the Knowledge of the Company, threatened before any Governmental Entity. No notices have been received by and, to the Knowledge of the Company, no claims have been filed against the Company or its Subsidiaries alleging a failure to hold any requisite permits, regulatory approvals, licenses or other authorization.

Section 3.17.  Regulatory Matters.

(a) The Company and its Subsidiaries manufacture, market, test and distribute and for the past three years have manufactured, marketed, tested and distributed their products in material compliance with the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and all applicable rules and regulations of the FDA or similar laws in any state or foreign jurisdiction (including, but not limited to, the “Good Manufacturing Practices” otherwise known as the “Quality System Regulation,” the “Medical Device Reporting” regulations and those related to investigational use or pre-market notification for medical devices and approval of abbreviated applications to market new drugs, regulations regarding labeling, advertising and record-keeping, and regulations addressing human cells, tissues, and cellular and tissue-based products) and in material compliance with the Company’s and its Subsidiaries’ quality control procedures in effect at the time of manufacture. Except as set forth on Section 3.17(a) of the Company Disclosure Letter, all of the products currently sold by the Company and its Subsidiaries have been approved or cleared for marketing by the FDA and all other applicable federal, state and foreign regulatory agencies and the Company and its Subsidiaries have obtained all necessary authorizations, consents and approvals from any applicable Governmental Entity and neither the Company nor any of its Subsidiaries promotes or, to the Knowledge of the Company, has promoted any “off-label” use for such products or received any notice from any other Person alleging such promotion. Neither the Company nor any Subsidiary has received any notice or other communication from the FDA, Person or any other federal, state or foreign regulatory agency questioning its manufacturing practices or threatening to revoke or curtail any product clearance or approval or otherwise alleging any violation applicable to any products of the Company or its Subsidiaries, and the Company is not aware of any intent to deliver any such notice to it or the Company’s Subsidiaries. Section 3.17(a) of the Company Disclosure Letter contains a complete list of all products manufactured or marketed by the Company and its Subsidiaries, including those which require the approval of, or premarket notification to, or listing with the FDA or any other United States federal or state or foreign governmental agency or bureau under any existing law, regulation or policy, specifying (i) with respect to each domestic product, the type of approval, premarket notification or listing required and the reference number or identification of each currently effective approval, notice and registration and (ii) with respect to each foreign product, the regulatory status of such product. None of the products of the Company or its Subsidiaries have been recalled, withdrawn, suspended or discontinued by the Company or its Subsidiaries in the United States or outside the United States whether voluntary or involuntary and to the Company’s Knowledge, there exists no basis for any action by the FDA or any other Governmental Entity to revoke, suspend, cancel or withdraw any product approval, clearance, registration, license or other authorization or permit with respect to any product of the Company or its Subsidiaries. All United States and international regulatory approvals or premarket notifications therefor are owned by and registered in the name of the Company or one of its Subsidiaries and are in full force and effect.

(b) Neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any material required filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listing, registrations, reports or submissions.

(c) Any clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its Subsidiaries were and, if still pending, are being conducted in accordance with all United States and foreign statutes, laws, rules, directives and regulations, as applicable. The Company has no knowledge of other studies or tests the results of which are inconsistent with the Company’s or its Subsidiaries’ studies or tests or otherwise call into question the safety or efficacy of the Company’s or its Subsidiaries’ current or previous products. Neither the Company nor any of its Subsidiaries has received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests.

(d) To the Knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim or action or proceeding against or affecting the Company or its Subsidiaries relating to or arising under the FDCA or the regulations of the FDA promulgated thereunder or similar foreign regulations, except for any such investigation, suit, claim, action or proceeding that is not material.

(e) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any employee of the Company or any of its Subsidiaries or any Person retained by the Company or any of its Subsidiaries, has made on behalf of the Company or any of its Subsidiaries any false statement or material omissions in any application or other Submission relating to products governed by the FDA or other Governmental Entity.

(f) Except as set forth in Section 3.17(f) of the Company Disclosure Letter, to the Knowledge of the Company, all of the manufacturing facilities and operations of the suppliers of the Company and its Subsidiaries of products sold in the United States are in material compliance with applicable FDA regulations, including current Good Manufacturing Practices, and meet sanitation standards set by the FDCA.

(g) Except as set forth in Section 3.17(g) of the Company Disclosure Letter, to the Knowledge of the Company, no legislative or regulatory proposal or other proposal for a change in any applicable law or the interpretations thereof has been adopted or is pending which could materially adversely affect the Company or its Subsidiaries or the business of the Company or its Subsidiaries.

(h) All of the products sold by the Company and its Subsidiaries are classified as Class I and Class II Medical Devices (as defined in 21 U.S.C. § 360c(a)(1)(A) and (B) and applicable rules thereunder. Except as set forth on Section 3.17(h) of the Company Disclosure Letter, the Company and its Subsidiaries, and the products sold by the Company and its Subsidiaries, are in compliance in all material respects with all current and otherwise applicable statutes, rules, regulations or orders administered or issued by the FDA and all other Governmental Entities (except for environmental agencies or bodies) having regulatory authority over the products of the Company and its Subsidiaries (except with respect to environmental matters) and the Company and its Subsidiaries.

(i) Except as set forth on Section 3.17(i) of the Company Disclosure Letter, since their founding neither the Company nor any of its Subsidiaries has received any of the following communications and, to the Knowledge of the Company, no facts exist which furnish any reasonable basis for, any Notice of Inspectional Observation (Form FDA 483), Notice of Adverse Findings, FDA Warning Letter, Section 305 notice, subpoena, an Unacceptable Determination under the Government-Wide Quality Assurance Program (GWQAP) or other similar communication by any Governmental Entity.

(j) Except as set forth on Section 3.17(j) of the Company Disclosure Letter, since their founding, neither the Company nor any of its Subsidiaries has either filed any premarket approval applications (“PMA”) or received any premarket notification (“510(k)”) clearance or concurrence letters from the FDA. Section 3.17(j) of the Company Disclosure Letter contains a complete list of all of the products of the Company and its Subsidiaries not marketed under an approved PMA or 510(k).

(k) Since their founding, neither the Company nor any of its Subsidiaries has filed any investigational device exemptions (“IDE”) or conducted any clinical investigations under an IDE.

(l) Except as set forth on Section 3.17(l) of the Company Disclosure Letter, since January 1, 2002, neither the Company nor any of its Subsidiaries has received any FDA inspection reports and the FDA has not inspected the Company’s or any of its Subsidiaries’ facilities. The Company has furnished Parent with access to material internal audit reports (as required by 21 C.F.R. Part 820, Section 820.22) conducted by the Company and its Subsidiaries since January 1, 2002. Section 3.17(l) of the Company Disclosure Letter contains an accurate and complete list of all such internal audit reports.

(m) The Company has made available to Parent all complaints maintained by the Company and its Subsidiaries (as required by 21 C.F.R. Part 820) and all Product Experience Reports received or compiled by the Company and its Subsidiaries since January 1, 2003. Section 3.17(m) of the Company Disclosure Letter

contains a complete list of all such complaints and Product Experience Reports received or compiled by the Company and its Subsidiaries since January 1, 2003. Except as set forth on Section 3.17(m) of the Company Disclosure Letter, since January 1, 2003, the Company has not filed any Medical Device Reports (pursuant to 21 C.F.R. Part 803).

Section 3.18.  Certifications; Product Safety.

(a) All operations of the Company and its Subsidiaries have achieved and maintained all required ISO (International Organization for Standardization) and quality certifications and are compliant, in all material respects, with the applicable FDA Quality System Regulations, and there is no pending or threatened, action to audit, repeal, fail to renew or challenge any such certification. Except as set forth in Section 3.18(a) of the Company Disclosure Letter, since January 1, 2003, neither the Company nor any of its Subsidiaries has been required to file any notification or other report with or provide information to any product safety agency, commission, board or other governmental entity of any jurisdiction concerning actual or potential hazards with respect to any product purchased, distributed, sold or leased, or with respect to services rendered, by the Company or any of its Subsidiaries. Each product distributed, sold, or leased, or service rendered, by the Company and its Subsidiaries complies in all material respects with all product safety standards of each applicable product safety agency, commission, board or other governmental entity having jurisdiction over the Company. The Company and its Subsidiaries, or an agent of the Company or its Subsidiaries, manufactures each product of the Company and its Subsidiaries in material compliance with each device master record (as such term is defined in the FDA Quality System Regulations) maintained by the Company and its Subsidiaries, or an agent of the Company or its Subsidiaries, for each product of the Company and its Subsidiaries.

(b) Except as set forth on Section 3.18 of the Company Disclosure Letter, no product liability claims related to the Company or its Subsidiaries or any of the Company’s or its Subsidiaries’ products have been made against the Company or its Subsidiaries since January 1, 2003.

Section 3.19.  Compliance with Law.

(a) Except as set forth on Section 3.19(a) of the Company Disclosure Letter, the operations of the business of the Company and its Subsidiaries have been conducted in accordance in all material respects with all laws, regulations, orders and other requirements of all Governmental Entities having jurisdiction over such entity and its assets, properties and operations. Since January 1, 2005, none of the Company or its Subsidiaries has received notice of any violation (or any investigation with respect thereto) of any such law, regulation, order or other legal requirement, and none of the Company or its Subsidiaries is in material default with respect to any order, writ, judgment, award, injunction or decree of any foreign, national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to any of its assets, properties or operations.

(b) The Company and each of its officers are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act (the “Sarbanes-Oxley Act”) and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq. The Company has previously disclosed to Parent the information required to be disclosed by the Company and certain of its officers to the Company’s Board of Directors or any committee thereof pursuant to the certification requirements contained in Form 10-K and Form 10-Q under the Exchange Act. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified personal loans to any executive officer or director of the Company.

(c) The management of the Company has (i) implemented (x) disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities and (y) a system of internal control over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee.

Section 3.20.  Litigation.  Except as set forth in Section 3.20 of the Company Disclosure Letter, there are no claims, actions, suits, proceedings, subpoenas or, to the Knowledge of the Company, investigations (each, an “Action”) pending or, to the Knowledge of the Company, threatened, before any Governmental Entity, or before any arbitrator of any nature, brought by or against any of the Company or its Subsidiaries or any of their officers or directors involving or relating to the Company or its Subsidiaries, the material assets, properties or rights of any of the Company and its Subsidiaries or the transactions contemplated by this Agreement. There is no judgment, decree, injunction, rule or order of any Governmental Entity or before any arbitrator of any nature outstanding, or to the Knowledge of the Company, threatened, against either of the Company or its Subsidiaries.

Section 3.21.  Contracts.

(a) Section 3.21 of the Company Disclosure Letter sets forth a complete and correct list of all Contracts as of the date hereof.

(b) Each Contract is in full force and effect, valid, binding and enforceable against the Company or its Subsidiaries and, to the Knowledge of the Company, against the other parties thereto in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Each of the Company and its Subsidiaries has performed all obligations required to be performed by it to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has sent no notices of default under any Contract, which default remains uncured, and to the Knowledge of the Company, no other party to any Contract is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Company has made available to Parent or its representatives true and complete originals or copies of all the Contracts.

(c) A “Contract” means any agreement, contract or commitment, oral or written, to which either of the Company or any of its Subsidiaries is a party or by which it or any of its assets are bound constituting:

(i) a contract or agreement (A) with a customer of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has sold goods and/or services and derived revenue (when taken together with any revenue derived from any other contracts or agreements with that customer) of at least $150,000 for the year ended December 31, 2006, or (B) with any customer that contains “most-favored nation,” pursuant to which the Company or any of its Subsidiaries has sold goods and/or services (the Contracts set forth in subsection (A) and (B) collectively, the “Customer Contracts”);

(ii) a contract or agreement with (A) a vendor of the Company or any of its Subsidiaries pursuant to which the Company and its Subsidiaries paid (when taken together with any amounts paid to that vendor pursuant to any other contracts or agreements) at least $150,000 to such vendor for the year ended December 31, 2006 or (B) with any tissue bank (the Contracts set forth in subsection (A) and (B) collectively, the “Vendor Contracts”);

(iii) a mortgage, indenture, security agreement, guaranty, pledge and other agreement or instrument relating to the borrowing of money or extension of credit (other than accounts receivable or accounts payable in the ordinary course of business and consistent with past practice);

(iv) an employment, change of control, retention, severance or material consulting agreement or a collective bargaining agreement or other material agreement with any association representing employees;

(v) any agreement with a hospital under which payments in excess of $150,000 in the aggregate have been or are expected to be made over the term of the agreement; and

(vi) any agreement with a GPO, surgeon or hospital organization;

(vii) a joint venture, partnership or limited liability company agreement with third parties;

(viii) a non-competition agreement or any other agreement or obligation which purports to limit in any material respect (i) the manner in which, or the localities in which, the business of the Company or its Subsidiaries may be conducted or (ii) the ability of either of the Company or its Subsidiaries to provide any type of service presently conducted by the Company or its Subsidiaries;

(ix) an agreement containing any exclusivity clause or most-favored-nations clause;

(x) a Lease;

(xi) an agreement limiting or restricting the ability of either of the Company or its Subsidiaries to make distributions or declare or pay dividends in respect of its capital stock or membership interests, as the case may be;

(xii) a distribution, dealership, representative, broker, sales agency, consulting or material advertising contract;

(xiii) an agreement requiring capital expenditures in excess of $100,000;

(xiv) an agreement or offer to acquire all or a substantial portion of the capital stock, business, property or assets of any other Person or sell, transfer or otherwise dispose of any assets or capital stock of the Company or any of its Subsidiaries;

(xv) any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property;

(xvi) any power of attorney; or

(xvii) any other material agreement not in the ordinary course of the business of the Company and its Subsidiaries.

Section 3.22.  Employee Plans.

(a) Section 3.22(a) of the Company Disclosure Letter sets forth a list: (i) all “employee benefit plans”, as defined in Section 3(3) of ERISA, and all other employee benefit agreements, plans, programs, policies or arrangements, including, without limitation, any such agreements, plans, programs, policies or arrangements providing severance pay, sick leave, employment, severance, retention, change in control, consulting, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or stock awards, hospitalization insurance, medical insurance, life insurance, cafeteria benefits, dependent care reimbursements, prepaid legal benefits, scholarships or tuition reimbursements, maintained or sponsored by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute thereunder for current or former employees, officers, directors, agents, consultants and independent contractors of the Company and its Subsidiaries (the “Employee Benefit Plans”), and (ii) all “employee pension plans”, as defined in Section 3(2) of ERISA, maintained or sponsored by the Company or any trade or business (whether or not incorporated) which is under control or treated as a single employer with the Company under Section 414(b), (c), (m), or (o) of the Code (a “ERISA Affiliate”) or to which the Company or any ERISA Affiliate has contributed or has been obligated to contribute thereunder (the “Pension Plans”).

(b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans, have been made available to Parent, to the extent applicable: (i) all plans and related trust documents, and amendments thereto; (ii) Forms 5500 filed for the three most recent plan years;

(iii) the most recent IRS determination letter, if any, regarding the tax-qualified status of such Employee Benefit Plan or Pension Plan; (iv) the most recent summary plan descriptions, annual reports and material modifications; (v) the most recent actuarial report, if any; (vi) written descriptions of the terms of all non-written agreements relating to the Employee Benefit Plans or Pension Plans; and (vii) the most recent written results of all compliance testing required pursuant to Sections 125, 401(a)(4), 401(k), 401(m), 410(b), 415 and 416 of the Code.

(c) None of the Employee Benefit Plans or Pension Plans is a multiemployer plan, as defined in Section 3(37) of ERISA (“Multiemployer Plan”) or subject to Title IV or Section 302 of ERISA or Sections 412 or 4971 of the Code. None of the Company or any ERISA Affiliate has withdrawn at any time within the preceding six years from any Multiemployer Plan or incurred any withdrawal liability which remains unsatisfied and no circumstances have occurred or exist which could reasonably be expected to result in any such liability to the Company or any Subsidiary.

(d) Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS or can rely on an opinion letter as to its qualification and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such Pension Plan that would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

(e) All contributions (including all employer contributions and employee salary reduction contributions) and all premiums required to have been paid under any of the Employee Benefit Plans or Pension Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) and all contributions for any period ending on or before the Closing Date which are not yet due will be paid or accrued prior to the Closing Date.

(f) To the Knowledge of the Company, there has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Employee Benefit Plans.

(g) There are no pending actions, claims or lawsuits (other than claims for benefits in the ordinary course) which have been instituted or, to the Knowledge of the Company, asserted against the Employee Benefit Plans or Pension Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans or Pension Plans with respect to the operation or administration of such plans or the investment of the assets of such plans (other than routine benefit claims), nor does the Company have Knowledge of facts which could reasonably form the basis for any such claim or lawsuit. No Employee Benefit Plan or Pension Plan has been the subject of an audit, investigation or examination by any Governmental Entity to the Knowledge of the Company.

(h) The Employee Benefit Plans and Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations. None of the Company, its Subsidiaries, or, to the Knowledge of the Company, any “party in interest” or “disqualified person” with respect to the Employee Benefit Plans or Pension Plans, as applicable, has engaged in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or 4975 of the Code pursuant to which the tax or penalty could be material. No stock or other security issued by the Company or any Affiliate forms or has formed a part of the assets of any Employee Benefit Plan or Pension Plan.

(i) Except as set forth in Section 3.22(i) of the Company Disclosure Letter, none of the Employee Benefit Plans or Pension Plans provide retiree life, health or death benefits except as may be required under COBRA or any similar state or local law at the retirees own expense.

(j) Except as set forth in Section 3.22(j) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or together with the occurrence of subsequent events (i) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; (ii) result in the acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan, Pension Plan or Contract to any current or former employee; or (iii) result in the payment of any amount that would, individually or in combination with any other such payment, fail to be deductible by reason of Section 280G of the Code.

(k) Except as set forth on Section 3.22(k) of the Company Disclosure Letter, no Contract, Employee Benefit Plan, warrant or other compensatory or equity-based arrangement with any employee, officer or director of the Company contains any provision requiring the Company to pay on behalf of, or otherwise reimburse, any such individual for any income or excise taxes due by such individual upon payment of any benefits by the Company, other than any such obligations as required by applicable laws or regulations.

(l) Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) of the Company has been operated in good faith compliance with Section 409A of the Code, IRS Notice 2005-1, or the proposed regulations or final regulations promulgated under Section 409A of the Code.

(m) All Company Employee Benefit Plans and all Company Pension Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in material compliance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

Section 3.23.  Insurance.  The Company has made available to Parent true, complete and accurate copies of all material surety bonds, fidelity bonds and all material policies of title, liability, fire, casualty, business interruption, workers’ compensation and other forms of insurance insuring each of the Company and its Subsidiaries and their assets, properties and operations. All such policies and bonds are in full force and effect. None of the Company or its Subsidiaries is in material default under any provisions of any such policy of insurance nor has any of the Company or its Subsidiaries received notice of cancellation of or cancelled any such insurance. For all material claims made under such policies and bonds, the Company and its Subsidiaries have timely complied with any applicable notice provisions.

Section 3.24.  Affiliate Transactions.  Except as set forth in the Company SEC Reports (including the exhibits thereto) filed prior to the date hereof, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act other than ordinary course of business employment agreements and similar employee arrangements otherwise set forth on Section 3.24 of the Company Disclosure Letter to the extent required to be set forth therein (or any such ordinary course employment agreements and similar arrangements not required to be set forth on Section 3.24 of the Company Disclosure Letter by the limitations contained in the representation and warranty set forth in Section 3.21 of this Agreement).

Section 3.25.  Vendors and Customers.

(a) Section 3.25(a) of the Company Disclosure Letter sets forth a list of the vendors that are parties to the Vendor Contracts. No such vendor has expressed in writing or, to the Knowledge of the Company, verbally to the Company or any of its Subsidiaries its intention to cancel or otherwise terminate or materially reduce or modify its relationship with the Company or any of its Subsidiaries.

(b) Section 3.25(b) of the Company Disclosure Letter sets forth a list of the customers that are parties to the Customer Contracts. No customer under any such Customer Contract has expressed in writing or, to the Knowledge of the Company, verbally to the Company or any of its Subsidiaries its intention to cancel or otherwise terminate or materially reduce or modify its relationship with the Company or any of its Subsidiaries.

(c) No GPO or hospital contracting with the Company or any of its Subsidiaries nor any Person who is a licensor to the Company, has expressed in writing or, to the Knowledge of the Company, verbally to the

Company or any of its Subsidiaries its intention to cancel or otherwise terminate or materially reduce or modify its relationship with the Company or any of its Subsidiaries.

Section 3.26.  Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract or similar scheme or arrangement applicable to its employees nor does the Company have Knowledge of any activities or proceedings of any labor union to organize any such employees.

(b) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable laws relating to employment and employment practices, the classification of employees, wages, hours, collective bargaining, unlawful discrimination, civil rights, safety and health, workers’ compensation and terms and conditions of employment. There are no charges with respect to or relating to either of the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices. Neither the Company nor any of its Subsidiaries has received any notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of either of the Company or its Subsidiaries and no such investigation is in progress.

(c) There has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local “plant closing” law (“WARN”) with respect to the current or former employees of the Company or its Subsidiaries.

(d) Except as set forth on Section 3.26(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any severance plan or severance obligation with respect to its employees.

Section 3.27.  Environmental Matters.

(a) Each of the Company and its Subsidiaries is, and has been, in compliance in all material respects with all Environmental Laws. Each of the Company and its Subsidiaries has in effect all material licenses, permits and other authorizations required under all Environmental Laws and all such licenses, permits and other authorizations are in full force and effect and the Company is in compliance in all material respects with all such licenses, permits and authorizations and such licenses, permits and authorizations are transferable without cost.

(b) There is no material litigation or other proceeding or investigation pending, or to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties under any Environmental Law, and the Company and its Subsidiaries have not received any notice of material violation or potential liability under any Environmental Laws from any Person or any Governmental Entity inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of the Company or its Subsidiaries. None of the Company, its Subsidiaries or respective properties or operations is subject to any orders arising under Environmental Laws nor are there any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened, against the Company or its Subsidiaries under any Environmental Law. None of the Company or its Subsidiaries has entered into any agreement pursuant to which the Company or its Subsidiaries has assumed or will assume any material liability under Environmental Laws, including without limitation, any obligation for costs of remediation, of any other Person.

(c) To the Knowledge of the Company, there has been no release or threatened release of any Hazardous Material, on, at or beneath any of the Company Property or other properties currently or previously owned or operated by the Company or its Subsidiaries or any surface waters or groundwater’s thereon or thereunder which requires any material disclosure, investigation, cleanup, remediation, monitoring, abatement, deed or use restriction by the Company, or which would be expected to give rise to any actual or alleged material liability for personal injury, property damage, natural resources damage or other material liability or damages to the Company or its Subsidiaries under any Environmental Laws.

(d) None of the Company or its Subsidiaries has sent or arranged for the disposal of any Hazardous Material, or transported any Hazardous Material, that reasonably would be expected to give rise to any material liability for any damages or costs of investigation, remediation or any other action to respond to the release or threatened release of any Hazardous Material.

(e) The Company has made available to Parent copies of all environmental studies, investigations, reports or assessments concerning the Company, its Subsidiaries, the Company Property and any owned real property currently or previously owned or operated by the Company or its Subsidiaries.

(f) None of the Company and its Subsidiaries is or will be required to incur material cost or expense in order to cause their operations or properties to comply with applicable Environmental Laws.

Section 3.28.  No Brokers; Other Advisors.

(a) No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from the Company or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby other than Thomas Weisel Partners LLC. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Thomas Weisel Partners LLC pursuant to which Thomas Weisel Partners LLC would be entitled to any payment relating to the transactions contemplated hereby.

(b) Other than the agreements with Thomas Weisel Partners LLC described in Section 3.28(a), each engagement letter or other contract between the Company or any of its Subsidiaries and any of its legal, accounting or other advisors in connection with the transactions contemplated by this Agreement entitles the applicable advisor to receive compensation only at its usual hourly rates, without any premium, bonus or similar payment in connection with the transactions contemplated by this Agreement.

Section 3.29.  State Takeover Statutes.  The Board of Directors of the Company has taken all action necessary to ensure that any restrictions on business combinations contained in the DGCL, including Section 203 of the DGCL, or in the Company Organizational Documents will not apply to the Agreement, the Merger and the transactions contemplated by this Agreement. No other “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company’s Organizational Documents is, or at the Effective Time will be, applicable to the Company, the Company Common Stock, the Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 3.30.  Opinion of Financial Advisor.  The Board of Directors of the Company has received the opinion of Thomas Weisel Partners LLC, dated as of the date hereof, to the effect that, as of such date, the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair from a financial point of view to the holders of such Company Common Stock. A written copy of such opinion has been delivered to Parent.

Section 3.31.  Information Supplied.  The information supplied or to be supplied by the Company specifically for inclusion in the proxy statement or any amendment or supplement thereto (the “Proxy Statement”) and to be sent to the stockholders of the Company in connection with the Company stockholders meeting to adopt this Agreement and the Merger (the “Company Stockholders Meeting”) shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will, at the time of the Company Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.32.  Board Approval.  The Board of Directors of the Company, at a meeting duly called and held, by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved, subject to Section 7.4, to recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement and the transactions contemplated hereby, including the Merger. The Company hereby agrees to the inclusion in the Proxy Statement of the recommendation of the Board of Directors of the Company described in this Section 3.32 (subject to the right of the Board of Directors of the Company to withdraw, amend or modify such recommendation in accordance with Section 7.4).

Section 3.33.  Vote Required.  The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Required Company Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

Section 3.34.  Illegal or Unauthorized Payments; Political Contributions.

(a) Neither the Company or its Subsidiaries nor, to the Knowledge of the Company (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or its Subsidiaries or any other business entity or enterprise with which the Company or any of its Subsidiaries is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(b) None of the Company, any Subsidiary or, to the Knowledge of the Company, any directors or officers, agents or employees of the Company or any Subsidiary, has (i) provided remuneration or received any remuneration in violation of 42 U.S.C. 1320a-7b(b), the “Federal anti-kickback statute” or any similar Law, or (ii) participated in providing financial or reimbursement information to customers that was reported to government reimbursement agencies and that was untrue or misleading in violation of 31 U.S.C. 3729, the “Federal False Claims Act” or any similar Law.

Section 3.35.  Exchange Offer.

(a) Through a public exchange offer (the “Exchange Offer”), the Company acquired, through its wholly owned Swiss subsidiary, IsoTis International S.A. (the “Swiss SPV”), 64,180,460 of the common shares of IsoTis, S.A., pursuant to Offer Memoranda (the “Offer Memoranda”) and other informational materials made available to IsoTis, S.A. shareholders in Switzerland, the Netherlands, Canada and the United States and such Exchange Offer and the transactions contemplated therein complied with the applicable securities laws and any other applicable laws of the above referenced jurisdictions (such laws, the “Applicable Securities Laws”) as well as the pertinent recommendations of the Swiss Takeover Board dated December 12, 2006.

(b) The Offer Memoranda and other informational materials made available to IsoTis, S.A. shareholders in connection with the Exchange Offer, conformed, in all material respects, to the requirements of the Applicable Securities Laws, and, as of the date thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c) The Company and the Swiss SPV, as applicable, has taken all corporate action necessary to merge IsoTis, S.A. into a wholly owned subsidiary of the Company and to hold and acquire all of the shares of capital stock in the merged entity and thereby to exchange all of the remaining shares of capital stock of IsoTis, S.A. into shares of Company Common Stock in compliance with the Applicable Securities Laws, including without limitation, the Swiss Federal Act on Mergers, De-Mergers, Transformations and Transfers of Assets of October 3, 2003, as amended from time to time, and the Swiss Federal Act on Stock Exchanges and Securities Trading of March 24, 1995, as amended from time to time (the “Swiss Merger”) and has terminated as of July 30, 2007 the listing of shares of capital stock of IsoTis, S.A. on each of the SWX Swiss Exchange, Euronext Amsterdam N.V. and the Toronto Stock Exchange (collectively, the “Listing Terminations”) in compliance with the Applicable Securities Laws;

(d) The Swiss SPV is a corporation duly organized and validly existing under the laws of Switzerland with full corporate power and authority to conduct the Swiss Merger. As of the date hereof, the Company owns 100% of the issued and outstanding capital stock of the Swiss SPV and all of the assets and liabilities of IsoTis, S.A., and IsoTis, S.A. has been dissolved; and

(e) The Exchange Offer, the Swiss Merger, the Listing Terminations and the consummation of all transactions in connection therewith did not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches or violations as would not, individually or in the aggregate, have a Company Material Adverse Effect, nor did such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

Section 3.36.  Product Warranty.  No product of the Company or any of its Subsidiaries manufactured, sold, leased or delivered by the Company or any of its Subsidiaries is subject to any oral or written guaranty, warranty or other indemnity to its customers with respect to the quality or absence of defects of such product beyond the Company’s and its Subsidiaries’ applicable regular or standard or usual terms and conditions of sale or lease or as otherwise provided by applicable law. Except as set forth in Section 3.36 of the Company Disclosure Letter, there are no claims pending, or to the Knowledge of the Company, anticipated or threatened against the Company or any of its Subsidiaries with respect to the quality of, or existence of defects in, any of their products. The Company has made available to Parent information which is accurate and complete in all material respects, regarding all returns of defective or expired products given or promised to customers since January 1, 2003, and such information in each case accurately describes as best known to the Company the cause which resulted in the return, allowance or credit. Neither the Company nor any of its Subsidiaries has since January 1, 2004 paid or been required to pay or received a request or demand for payment of any damages, including any direct, incidental or consequential damages, to any Person in connection with any product.

Section 3.37.  Export.

(a) In the three-year period prior to the date hereof, the Company and its Subsidiaries and, to the Knowledge of the Company, any and all distributors of the Company’s and its Subsidiaries’ products have (i) complied with all applicable laws or regulations related to the sale, marketing, promotion or export of goods promulgated or enforced by the Office of Foreign Assets Control in the United States Department of the Treasury, the United States Department of Commerce or any other department or agency of the United States federal government, including, without limitation, the Arms Export Control Act, the trading with the Enemy Act, the International Emergency Economic Powers Act, the Export Administration Act, the 1930 Tariff Act, the Foreign Corrupt Practices Act, the Export Administration Regulations, the International Traffic in Arms Regulations, the United States Customers Regulations (the “Trade Laws”) and (ii) made reasonable efforts to ensure that no products have been sold directly or indirectly to any entity where such sales are, or were at any time during the previous two years, prohibited by these Trade Laws or other regulations, including, without limitation, in the case of each of clause (i) and (ii) with respect to any sales made in Iran or to any Person in Iran.

(b) Neither the Company nor any of its Subsidiaries has received notice that it has been the subject of any investigation, complaint or claim of any violation of any Trade Law by any Governmental Entity.

Section 3.38.  Inventory.  Section 3.38 of the Company Disclosure Letter sets forth a complete and accurate list of addresses at which amounts of the inventory of the Company and its Subsidiaries is located and except as set forth therein, no amounts of inventory are held by any Person (including any Affiliate of the Company or any of its Subsidiaries) on consignment. All inventory reflected on the Company’s financial statements included in the Company SEC Reports and all other inventory acquired by the Company or any of its Subsidiaries was acquired in the ordinary course of business and in a manner consistent with each of the

Company’s and each of its Subsidiary’s regular inventory practices. Adequate reserves have been established on the Company’s financial statements and on the books and records of the Company and each of its Subsidiaries with respect to excessive and obsolete inventory (it being agreed that, for purposes of this Section 3.38 the term “excessive and obsolete inventory” shall refer to any inventory which (i) cannot be sold at current prices in the ordinary course of business, (ii) are not usable in the production of current products of the Company and its Subsidiaries or (iii) consists of on-hand quantities in excess of one year’s historical sales or usage).

Section 3.39.  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company with respect to the Company and its Subsidiaries.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1.  Organization.  Each of Parent and Merger Sub is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to own its properties and assets and to conduct its businesses as now conducted.

Section 4.2.  No Conflict or Violation.  The execution, delivery and performance by Parent and Merger Sub of this Agreement do not and will not (i) violate or conflict with any provision of any Parent Organizational Document or the organizational documents of Merger Sub, (ii) violate any provision of law, or any order, judgment or decree of any Governmental Entity, (iii) result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of either Parent or Merger Sub or (iv) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, agreement or instrument to which Parent or Merger Sub is a party or by which it is are bound or to which any of its properties or assets is subject, except in each case as would not, individually or in the aggregate, prevent or materially delay the ability of Parent and Merger Sub to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby.

Section 4.3.  Consents and Approvals.  No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is required in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the performance by Parent or its Subsidiaries or Merger Sub of their obligations hereunder or thereunder, except for (i) any required competition or other regulatory approvals required of foreign or domestic authorities, (ii) applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of Nasdaq, (iii) the consents, waivers, authorizations or approvals of any Governmental Entity set forth on Section 4.3 of the Parent Disclosure Letter; (iv) the amendment of Establishment Registrations and Device Listings under the FDA’s Establishment Registration and Device Listing regulations, as set forth in 21 C.F.R. Part 807; and (v) such other consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made, would prevent or materially delay the ability of Parent and Merger Sub to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby.

Section 4.4.  Authorization and Validity of Agreement.  Parent and Merger Sub have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the performance by Parent and Merger Sub of their obligations hereunder and the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent and Merger Sub and all other necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, shall constitute their legal, valid and binding obligation, enforceable against them in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Section 4.5.  No Brokers.  No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from Parent in connection with this Agreement or the transactions contemplated hereby.

Section 4.6.  Information Supplied.  The information supplied or to be supplied by Parent specifically for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.7.  Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the outstanding capital stock of Merger Sub is directly owned of record and beneficially by Parent. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangement with any other Person. Merger Sub has no Subsidiaries.

Section 4.8.  Sufficiency of Funds.  Subject to the satisfaction of the condition set forth in Section 8.2(f), Parent will have sufficient funds at the Effective Time for the payment of the Merger Consideration and to perform its obligations with respect to the transactions contemplated by this Agreement.

Section 4.9.  No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub or any other Person makes any other express or implied representation or warranty on behalf of Parent or Merger Sub with respect to Parent and its Subsidiaries.

ARTICLE V.

COVENANTS OF THE COMPANY.

The Company hereby covenants as follows:

Section 5.1.  Conduct of Business Before the Closing Date.  (a) The Company covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as otherwise specifically contemplated by the terms of this Agreement), unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld): (i) the businesses of the Company and its Subsidiaries shall be conducted, in all material respects, in the ordinary course of business and in a manner consistent with past practice and, in all material respects, in compliance with applicable laws; (ii) the Company shall and shall cause its Subsidiaries to continue to maintain, in all material respects, its assets, properties, rights and operations in accordance with present practice in a condition suitable for their current use; and (iii) the Company shall use its commercially reasonable efforts consistent with the foregoing to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers and key employees of the Company and its Subsidiaries and to preserve, in all material respects, the present relationships of the Company and its Subsidiaries with persons with which the Company or any of its Subsidiaries has significant business relations. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries shall (except as specifically contemplated by the terms of this Agreement), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, directly or indirectly do, any of the following without the prior written consent of Parent

(which consent, with respect to clauses (vi) (but only with respect to non-officers of the Company), (viii), (xi) and (xii), shall not be unreasonably withheld):

(i) make any change in any of its organizational documents; issue any additional shares of capital stock (other than (A) upon the exercise of options to purchase shares of Company Common Stock outstanding on the date hereof and (B) the issuance of Company Common Stock upon consummation of the Exchange Offer), membership interests or partnership interests or other equity securities or grant any option, warrant or right to acquire any capital stock, membership interests or partnership interests or other equity securities or issue any security convertible into or exchangeable for such securities or alter in any way any its outstanding securities or make any change in outstanding shares of capital stock, membership interests or partnership interests or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(ii) make any sale, assignment, transfer, abandonment, sublease, assignment or other conveyance of its material assets, Company Property or rights or any part thereof, other than dispositions of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business and consistent with past practice;

(iii) subject any of its assets, properties or rights or any part thereof, to any Lien or suffer such to exist other than Permitted Liens;

(iv) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock, membership interests or partnership interests or other ownership interests of the Company and its Subsidiaries or declare, set aside or pay any dividends or other distribution in respect of such shares or interests, except for the issuance of Company Common Stock upon consummation of the Exchange Offer;

(v) acquire, lease or sublease any assets, raw materials or properties (including any real property), or enter into any other transaction, other than in the ordinary course of business and consistent with past practice;

(vi) enter into any new (or amend any existing to increase benefits) employee benefit plan, program or arrangement or any new (or amend any existing to increase benefits) employment, severance, change of control or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except as otherwise provided pursuant to the terms of any plan or agreement, as required by law, to the extent necessary to avoid imposition of any taxes under Section 409A (but only to the extent such amendment does not materially increase the cost of such plan, program or arrangement to the Company, without regard to the time value of money) or for increases in compensation to employees in accordance with pre-existing contractual provisions;

(vii) pay (other than with respect to compensatory payments to current or former employees, officers, consultants or directors, in each case (a) in the ordinary course of business consistent with past practice, (b) pursuant to agreements in effect as of the date hereof or (c) which have been accrued for on the Company’s balance sheet), lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates (other than wholly owned Subsidiaries);

(viii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained as of the date hereof;

(ix) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP, or write off as uncollectible any accounts receivable except in the ordinary course of business and consistent with past practice;

(x) make or change any material Tax election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of a material amount of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries;

(xi) settle, release or forgive any material claim or litigation or waive any right thereto which has not been properly reserved on the books of the Company or its Subsidiaries;

(xii) make, enter into, modify, amend in any manner that would be reasonably expected to have an adverse effect on the Company and its Subsidiaries or terminate, or waive any right or remedy under, any Contract, bid or expenditure, where such Contract, bid or expenditure is for a Contract entailing payments in excess of $100,000, other than in the ordinary course of business and consistent with past practice;

(xiii) lend money to any Person, or incur or guarantee any indebtedness for borrowed money in excess of $100,000 in the aggregate, or enter into any capital lease obligation; or

(xiv) commit to do any of the foregoing.

(b) Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or its Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries’ operations.

Section 5.2.  Notice of Breach.  From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article IX hereof, the Company shall promptly give written notice with particularity upon having Knowledge of any matter that constitutes a breach of any representation, warranty, agreement or covenant contained in this Agreement.

Section 5.3.  Affiliate Letter.  The Company shall deliver no later than ten (10) days prior to the Company Stockholders Meeting, a letter to Parent identifying all persons who, to the Knowledge of the Company, are “affiliates” of the Company for purposes of Rule 145 under the Securities Act.

Section 5.4.  FDA Correspondence.  The Company will (i) consult with Parent prior to any communication or correspondence with, or delivery of notice, supplemental reports or materials to, the FDA in connection with the Company’s efforts to obtain 510(k) clearance for the Accell Products and (ii) promptly provide Parent with copies of any correspondence with the FDA and any written comments, notices, supplemental reports or materials received from or provided to the FDA and promptly advise Parent of any oral communications with the FDA.

Section 5.5.  Section 409A.  To the extent requested by Parent, the Company will work with Parent in good faith to amend each Company Employee Benefit Plan and Company Pension Plan to comply with or be exempt from Section 409A of the Code (if applicable).

ARTICLE VI.

COVENANTS OF PARENT AND MERGER SUB.

Section 6.1.  Employee Benefits.

(a) Employees of Company and its Subsidiaries who continue their employment with the Surviving Corporation or who become employees of Parent or any subsidiary of Parent (“Continuing Employees”) shall be given credit for all service with the Company and its Subsidiaries (and their respective predecessors) (or service credited by the Company and its Subsidiaries for similar plans, programs or policies) under all employee benefit and fringe benefit plans, programs and policies of the Parent or its affiliates in which they become participants for purposes of eligibility, vesting and level of benefits (except to the extent such service credit will result in benefit accrual under any defined benefit pension plans or otherwise result in a duplication of benefits).

(b) If a Continuing Employee becomes eligible to participate in any medical, dental or health plan of the Parent or any of its affiliates, Parent shall cause such plan to (A) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company (the “Company Welfare Plans”) and (B) honor any deductible and out-of-pocket expenses incurred by such employee and his or her beneficiaries under the Company Welfare Plans during the portion of the applicable plan year preceding the Closing.

(c) Except as provided in this Section 6.1, nothing in this Agreement shall limit or restrict the right of Parent or any of its Subsidiaries to modify, amend, terminate or establish employee benefit plans or arrangements, in whole or in part, at any time after the Effective Time.

(d) No provision of this Section 6.1 shall create any third party beneficiary rights in any Continuing Employee or any current or former director or consultant of the Company or its Subsidiaries located in the United States in respect of continued employment (or resumed employment) or any other matter.

Section 6.2.  Indemnification Continuation.

(a) For purposes of this 6.2, (i) “Indemnified Person” shall mean any person who is now, or has been at any time prior to the Effective Time, an officer or director of the Company or who was serving at the request of the Company as an officer or director of another corporation, joint venture or other enterprise, and can provide evidence thereof to Parent acceptable to Parent in its sole discretion and (ii) “Proceeding” shall mean any claim, action, suit, proceeding or investigation.

(b) From and after the Effective Time, Parent shall, or Parent shall cause the Surviving Corporation, to provide indemnification to each Indemnified Person to the same extent and under similar conditions and procedures as such Indemnified Person is entitled on the date hereof in connection with any Proceeding based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such Indemnified Person is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, whether pertaining to any matter arising before or after the Effective Time. An Indemnified Person shall repay the Surviving Corporation for any expenses incurred by Surviving Corporation in connection with the indemnification of such Indemnified Person pursuant to this Section 6.2 if it is ultimately determined that such Indemnified Person did not meet the standard of conduct necessary for indemnification by the Surviving Corporation.

(c) Parent shall, or shall cause the Surviving Corporation to, provide or maintain in effect for six years from the Effective Time (the “Tail Period”), through the purchase of run-off coverage or otherwise, directors’ and officers’ liability insurance covering the Indemnified Persons who are covered by the directors’ and officers’ liability insurance policy provided for directors and officers of the Company and its Subsidiaries as of the date hereof (the “Existing Policy”) on terms substantially comparable in the aggregate to the Existing Policy; provided, however, that in no event shall the Surviving Corporation be required to expend in the aggregate in excess of 200% of the current annual premium paid by the Company for such insurance with respect to the Tail Period, and if the premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to maintain or obtain a policy with the greatest coverage available for a cost not exceeding such amount. In lieu of the foregoing, the Company or the Surviving Corporation may purchase, a six-year “tail” prepaid officers’ and directors’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time covering each such Indemnified Person.

(d) The provisions of this Section 6.2 shall survive the consummation of the Merger for a period of six years and are expressly intended to benefit each of the Indemnified Persons; provided, however, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

(e) In the event that Parent or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, assume the obligations set forth in this Section 6.2.

ARTICLE VII.

ADDITIONAL COVENANTS OF THE PARTIES.

Section 7.1.  Preparation of Proxy Statement, Company Stockholders Meeting.

(a) As promptly as practicable, the Company shall prepare and file the Proxy Statement with the SEC provided, that the Company shall consult with Parent and provide Parent a reasonable opportunity to review and comment on such preliminary Proxy Statement prior to filing. The parties shall reasonably cooperate with each other in the preparation of the Proxy Statement and to have such document cleared by the SEC as promptly as practicable after such filing. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement to the extent such action is permitted by Section 7.4. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable upon the earlier of (x) receiving notification that the SEC is not reviewing the Proxy Statement and (y) the conclusion of any SEC review of the Proxy Statement. The Company shall promptly provide copies, consult with Parent and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and advise Parent of any oral comments received from the SEC. The Proxy Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act.

(b) The Company shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Exchange Act and the rules and regulations thereunder. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement shall be filed without the prior approval of Parent, which approval shall not be unreasonably withheld or delayed. If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

(c) The Company shall cause the Company Stockholders Meeting to be duly called and held as soon as reasonably practicable for the purpose of obtaining the Required Company Vote. In connection with such meeting, the Company will (i) subject to Section 7.4(b), use its reasonable best efforts to obtain the Required Company Vote and (ii) otherwise comply with all legal requirements applicable to such meeting.

Section 7.2.  Access to Information.  Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to Parent and its representatives reasonable access during normal business hours, during the period prior to the Effective Time, to all its officers, employees, properties, offices, plants and other facilities and to all books and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent and its representatives, consistent with its legal obligations, all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that, in the Company’s reasonable judgment, (i) providing such access would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used all reasonable efforts to obtain the consent of such third party to such access, or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to the Company requires the Company or its Subsidiaries to preclude Parent and its representatives from gaining access to any properties or information. Parent will hold any such information that is non-public in confidence to the extent required by, and in accordance with, the provisions of that certain Confidentiality Agreement, dated May 14, 2007 (the “Confidentiality Agreement”), between the Company and Parent.

Section 7.3.  Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, if applicable, each party hereto agrees to make any filing required by any applicable Regulatory Law (as defined below) with respect to the transactions contemplated hereby as promptly as practicable, and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to such applicable Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under such applicable Regulatory Law as soon as practicable.

(b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 7.3 to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Regulatory Law (as defined below), use its commercially reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any communication received by such party from, or given by such party to any governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with any governmental authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable governmental authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, “Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. In furtherance and not in limitation of the covenants of the parties contained in Section 7.3 and this Section 7.4(b), each party hereto shall use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Regulatory Law. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to consummate the Merger, in no event shall Parent or any of its Subsidiaries or Affiliates be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, or accept any operational restriction, or take or commit to take any action that could reasonably be expected to limit (A) the freedom of action of Parent or its Subsidiaries or Affiliates with respect to the operation of, or Parent’s or its Subsidiaries’ or Affiliates’ ability to retain, the Company or any businesses, product lines or assets of the Company, or (B) the ability to retain, own or operate any portion of the businesses, product lines, or assets, of Parent or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of the Company, Parent or its Subsidiaries or Affiliates.

(c) The parties shall use their commercially reasonable efforts to obtain all consents, waivers, authorizations and approvals of all third parties, including Governmental Entities, necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; provided that, without the prior written consent of Parent, the Company shall not incur any significant expense or liability or agree to any significant modification to any contractual arrangement to obtain such consents or certificates, and to provide any notices to third parties required to be provided prior to the Effective Time.

Section 7.4.  Acquisition Proposals.

(a) None of the Company or any of its Subsidiaries shall (whether directly or indirectly through Affiliates, directors, officers, employees, representatives or other intermediaries), nor shall (directly or indirectly) the Company authorize or permit any of its or their officers, directors, representatives or other intermediaries or Subsidiaries to, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of inquiries, proposals or offers from any Person (other than Parent and Merger Sub) relating to any Acquisition Proposal, or agree to or endorse any Acquisition Proposal; (ii) enter into any agreement to (x) knowingly facilitate or consummate, any Acquisition Proposal or (y) approve or endorse any Acquisition Proposal; (iii) enter into or participate in any discussions or negotiations in connection with any Acquisition Proposal or inquiry with respect to any Acquisition Proposal, or furnish to any Person any information with respect to its business, properties or assets in connection with any Acquisition Proposal or inquiry with respect to any Acquisition Proposal; or (iv) agree to resolve or take any of the actions prohibited by clause (i), (ii) or (iii) of this sentence. The Company shall immediately cease, and cause its representatives and other intermediaries to immediately cease, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall demand the return or destruction of any information previously provided with respect to such activities, discussion, or negotiations. For purposes of this Section 7.4, the term “Person” means any person, corporation, entity or “group,” as defined in Section 13(d) of the Exchange Act, other than Parent or any Subsidiaries of Parent.

“Acquisition Proposal” means any offer or proposal for a merger, reorganization, recapitalization, consolidation, share exchange, business combination or other similar transaction involving the Company or any of the Subsidiaries (excluding the transactions contemplated by the Exchange Offer) or any proposal or offer to acquire, directly or indirectly, securities representing more than 20% of the voting power of the Company or more than 20% of the assets of the Company and the Subsidiaries taken as a whole, other than the Merger contemplated by this Agreement.

(b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through representatives or other intermediaries, may, in the event of an Acquisition Proposal, (i) comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to any Acquisition Proposal, provided that the Board of Directors of the Company may not withdraw, modify or amend its recommendation of the Merger except to the extent such action is permitted by clause (iv) of this Section 7.4(b), (ii) engage in negotiations or discussions with any Person that has made an unsolicited bona fide written Acquisition Proposal not resulting from or arising out of a breach of Section 7.4(a), (iii) furnish to any Person that has made an unsolicited bona fide written Acquisition Proposal not resulting from or arising out of a breach of Section 7.4(a) nonpublic information relating to the Company or any of the Subsidiaries pursuant to a confidentiality and standstill agreement (the “Competing Confidentiality Agreement”) with terms that are no less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that the standstill provision contained in such Competing Confidentiality Agreement may permit such Person to convey confidentially an Acquisition Proposal to the Board of Directors of the Company under circumstances in which the Company is permitted under this Section 7.4 to participate in discussions regarding an Acquisition Proposal), and/or (iv) if prior to the Company Stockholders Meeting, withdraw or modify or change in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger; provided that, the Board of Directors of the Company shall be permitted to take an action described in the foregoing clauses (i), (ii), (iii) or (iv) if, and only if, prior to taking such particular action, the Board of Directors of the Company has determined in good faith by a majority vote that (x) such Acquisition Proposal would result in, or would reasonably be expected to result in, a Superior Proposal, in the case of any of the foregoing clauses (i), (ii) or (iii), or constitutes a Superior Proposal, in the case of the foregoing clause (iv), and (y) (after considering the advice of outside legal counsel) failing to take such action in the case of any of the foregoing clauses (i), (ii) or (iii) would reasonably be expected to result in a breach of its fiduciary duties under the DGCL or in the case of the foregoing clause (iv) would result in a breach of its fiduciary duties under the DGCL. Notwithstanding the foregoing, in response to an Intervening Event, the Board of Directors of the Company may withdraw or modify or change in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger, if and only if, the Board of Directors of the Company, after considering the advice of outside legal counsel, has determined that failing to take such action would result in a breach of its fiduciary duties under the DGCL.

i) “Superior Proposal” means any proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into any transaction involving an Acquisition Proposal that the Board of Directors of the Company determines in its good faith judgment (following consultation with an independent financial advisor) to be more favorable to the Company’s stockholders than this Agreement and the Merger, taking into account all terms and conditions of such transaction (including any break-up fees, expense reimbursement provision and financial terms, the anticipated timing, conditions and prospects for completion of such transaction, including the prospects for obtaining regulatory approvals and financing, and any third party approvals) and that is reasonably likely to be consummated, except that the reference to “more than 20%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “more than 50%”. Reference to “this Agreement” and “the Merger” in this paragraph shall be deemed to include any proposed alteration of the terms of this Agreement or the Merger that are agreed to by Parent after it receives written notice from the Company pursuant to Section 7.4(d) of the existence of, the identity of the Person making, and the terms and conditions of, any Acquisition Proposal.

(c) Notwithstanding anything in this Section 7.4 to the contrary, if, at any time prior to the Company Stockholders Meeting, the Company’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Acquisition Proposal that was unsolicited and that did not otherwise result from a breach of Section 7.4(a), that such proposal is a Superior Proposal, the Company or its Board of Directors may, pursuant to and subject to complying with Section 9.1(f), accept such Superior Proposal; provided, however, that prior to any such acceptance of such Superior Proposal, the Company shall have given Parent five (5) Business Days’ written notice (it being understood and agreed that any amendment to the amount or form of consideration of the Superior Proposal shall require a new notice pursuant to this Section 7.4(c) except that all references in this Section 7.4(c) to five (5) Business Days shall be deemed to be references to three (3) Business Days in such event) advising Parent that the Company’s Board of Directors intends to cause the Company to accept such Superior Proposal, specifying the material terms and conditions of the Superior Proposal and that the Company shall, during such five (5) Business Day period, negotiate in good faith with Parent to make such adjustments to the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and provided further, however, that after the expiration of such five (5) Business Day period and prior to the termination of this Agreement pursuant to Section 9.1(f), the Company’s Board of Directors shall have confirmed (after taking into account any such adjustments to the terms and conditions of this Agreement) that the Acquisition Proposal continues to be a Superior Proposal.

(d) The Company shall notify Parent promptly (but in any event within one Business Day) after receipt or occurrence of (i) any Acquisition Proposal, (ii) any request for information with respect to any Acquisition Proposal, (iii) any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, and (iv) the material terms and conditions of any such Acquisition Proposal, request for information, inquiry, proposal, discussion or negotiation and the identity of the Person making any such Acquisition Proposal, request for information, inquiry or proposal or with whom discussions or negotiations are taking place. In addition, the Company shall promptly (but in any event within one Business Day) after the receipt thereof, provide to Parent copies of any written documentation material to understanding such Acquisition Proposal, request for information, inquiry, proposal, discussion or negotiation (“Other Acquisition Documentation”) which is received by the Company from the Person (or from any representatives or agents of such Person) making such Acquisition Proposal, request for information, inquiry or proposal or with whom such discussions or negotiations are taking place. The Company shall not, and shall cause each of its Subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of its Subsidiaries is a party, and the Company shall, and shall cause its Subsidiaries to, enforce the provisions of any such agreement (it being understood that the Company may waive any standstill provision to the extent necessary to permit any Person subject to such standstill provision to convey confidentially an Acquisition Proposal to the Board of Directors of the Company under circumstances in which the Company is permitted under this Section 7.4 to participate in discussions regarding an Acquisition Proposal). The Company shall keep Parent reasonably informed of the status and details (including any material amendments or proposed material amendments) of any such Acquisition Proposal or request for information and keep Parent reasonably informed as to the material details of any information requested of or provided by the Company and as to the material details of all substantive discussions or negotiations with respect to any such Acquisition Proposal, request for information, inquiry or proposal and shall provide to Parent within one Business Day after receipt thereof all copies of any additional Other Acquisition Documentation received by the Company from the Person (or from any representatives or agents of such Person) making such Acquisition Proposal, request for information, inquiry or proposal or with whom such discussions or negotiations are taking place. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal that was not previously provided to Parent. The Board of Directors of the Company shall promptly consider in good faith (in consultation with its outside legal counsel and financial advisors) any proposed alteration of the terms of this Agreement or the Merger proposed by Parent in response to any Acquisition Proposal.

Section 7.5.  Stockholder Litigation.  The Company shall keep Parent informed of, and cooperate with Parent in connection with, any stockholder litigation or claim against the Company and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement; provided, however, that no settlement in connection with such stockholder litigation shall be agreed to without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 7.6.  Maintenance of Insurance.  The Company will use reasonable best efforts to maintain in full force and effect through the Closing Date all material insurance policies applicable to the Company and its Subsidiaries and their respective properties and assets in effect on the date hereof. If and as requested by Parent, the Company will use reasonable best efforts to cause the Company’s insurers to waive any provisions in such insurance policies that would allow the insurer to terminate or adversely modify coverage upon consummation of the Merger.

Section 7.7.  Public Announcements.  Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any applicable United States securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party; provided, however, that upon prior consultation with the other party, each of the parties may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by any of the parties in compliance with this Section 7.7.

Section 7.8.  No Shareholder Rights Plan.  From the date hereof through the earlier of termination of this Agreement and the Effective Time, the Company will not adopt, approve, or agree to adopt, a shareholder rights plan.

Section 7.9.  European Restructuring.  The Company shall use commercially reasonable efforts to complete the restructuring of its European operations, including using commercially reasonable efforts to accomplish the each of the actions set forth on Section 7.9 of the Company Disclosure Letter.

ARTICLE VIII.

CONDITIONS PRECEDENT

Section 8.1.  Conditions to Each Party’s Obligation to Effect the Merger.  The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval.  The Company shall have obtained the Required Company Vote in connection with the approval and adoption of this Agreement by the stockholders of the Company.

(b) No Injunctions or Restraints, Illegality.  No statute, rule, regulation, executive order, decree, ruling, shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other U.S. governmental authority of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 8.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 7.3 shall have been the cause of, or shall have resulted in, such order or injunction.

(c) Governmental Entity Approvals.  All material consents, orders or approvals of, declarations or filings with, and expirations of waiting periods imposed by, any Governmental Entity that are required for the consummation of the transactions contemplated hereby, if any, shall have been obtained and in effect, except for such consents, orders, approvals, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect business, assets, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole.

Section 8.2.  Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties.  (i) The representations and warranties of the Company contained in Section 3.6 (Capitalization and Related Matters) and Section 3.33 (Vote Required) shall be true and correct in all respects (except, in the case of Section 3.6 for such inaccuracies as are de minimis in the aggregate), in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

(c) Company Material Adverse Effect.  During the period from the date hereof to the Closing Date, there shall not have been a Company Material Adverse Effect.

(d) Accell Products.  The Company shall have obtained clearance for the 510(k), K061880, submitted to the FDA on June 28, 2006 and currently under review by the FDA for the Accell Products for the indication set forth on Section 8.2(d) of the Company Disclosure Letter.

(e) European Structuring.  The Company shall have completed the each of the actions relating to the restructuring of its European operations set forth on Section 8.2(e) of the Company Disclosure Letter, in a manner satisfactory to Parent.

(f) Credit Agreement.  The Credit Agreement, dated as of December 22, 2005, as amended, among Parent and the lenders party thereto, shall have been amended, or the lenders party thereto shall have granted Parent a waiver, in either case, to permit the consummation of the transactions contemplated by this Agreement, including the Merger, and to provide for such other revisions as Parent shall deem necessary or advisable in its sole and absolute discretion (the “Credit Agreement Amendment”).

(g) Appraisal Rights.  Holders of no more than 10% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time shall have exercised their appraisal rights in the Merger in accordance with Section 262.

Section 8.3.  Additional Conditions to Obligations of the Company.  The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties.  (i) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) each of the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). The Company shall have received a certificate of an executive officer of Parent to such effect.

(b) Performance of Obligations of Parent.  Parent shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date. The Company shall have received a certificate of an executive officer of Parent to such effect.

ARTICLE IX.

TERMINATION.

Section 9.1.  Termination.  This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

(a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

(b) By either the Company or Parent if the Effective Time shall not have occurred on or before February 6, 2008 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

(c) By either the Company or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(d) By either the Company or Parent if the approval by the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Company Vote at the Company Stockholders Meeting (or any adjournment or postponement thereof) at which the vote to adopt this Agreement and the Merger is taken;

(e) By Parent if (i) prior to the Company Stockholders Meeting, the Board of Directors of the Company shall have failed to recommend or shall have withdrawn or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have approved or recommended a Superior Proposal (or the Board of Directors of the Company resolves to do any of the foregoing), whether or not permitted by Section 7.4, (ii) the Company shall fail to call or hold the Company Stockholders Meeting in accordance with Section 7.1(c) and such breach shall not have been cured prior to fifteen (15) days following receipt of notice of such breach from Parent or (iii) the Company shall have materially and knowingly breached any of its material obligations under Section 7.4; provided that with respect to clause (i), it being understood that neither the disclosure of any Acquisition Proposal that is not being recommended by the Company’s Board of Directors nor disclosure of any facts or circumstances, together with a statement that the Company’s Board of Directors continues to recommend this Agreement and the Merger, shall be considered to be a withdrawal, modification or change to the Company’s Board of Directors’ approval or recommendation of this Agreement or the Merger or approval or recommendation of a Superior Proposal;

(f) By the Company, prior to the Company Stockholders Meeting, to accept a Superior Proposal in accordance with, and subject to the terms and conditions of, Section 7.4(c); provided, however, that any such purported termination pursuant to this Section 9.1(f) shall be void and of no force or effect unless the Company has concurrently complied with Section 9.2(e);

(g) By the Company if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement such that the conditions set forth in Sections 8.3(a) or 8.3(b) would not be satisfied and (A) such breach is not reasonably capable of being cured or (B) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (I) 20 days following notice of such breach and (II) the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(g) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(h) By Parent if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Sections 8.2(a) or 8.2(b) would not be satisfied and (A) such breach is not reasonably capable of being cured or (B) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (I) 20 days following notice of such breach and (II) the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(h) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(i) By the Company if the Credit Agreement Amendment has not been executed on or prior to September 7, 2007 or such later date as is mutually agreed to by Parent and the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(i) if Parent agrees to waive satisfaction of the condition in Section 8.2(f).

Section 9.2.  Effect of Termination.

(a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except with respect to this Section 9.2, Article X and the last sentence of Section 7.2, provided that the termination of this Agreement shall not relieve any party from any liability for any willful breach of any covenant, agreement, representation or warranty in this Agreement occurring prior to termination.

(b) If the Company or Parent shall terminate this Agreement pursuant to Section 9.1(d), the Company shall reimburse Parent for all the Parent Expenses up to a maximum of $1,500,000, within two Business Days after delivery to the Company of written notice of the amount of such Parent Expenses and a documented itemization setting forth such expenses in reasonable detail.

(c) If (i) the Company or Parent shall terminate this Agreement pursuant to Section 9.1(b) and (ii) at the time of termination there shall have been made known to or proposed to the Company or otherwise publicly disclosed or announced an Acquisition Proposal, the Company shall reimburse Parent for all the Parent Expenses up to a maximum of $1,500,000, within two Business Days after delivery to the Company of written notice of the amount of such Parent Expenses and a documented itemization setting forth such expenses in reasonable detail.

(d) If Parent shall terminate this Agreement pursuant to Section 9.1(e), then the Company shall pay to Parent, not later than two Business Days following such termination, an amount equal to $2,250,000 (the “Termination Fee”).

(e) If the Company shall terminate this Agreement pursuant to Section 9.1(f), then the Company shall pay to Parent, prior to or concurrently with such termination, the Termination Fee.

(f) If (i) the Company or Parent shall terminate this Agreement pursuant to Section 9.1(b) or 9.1(d), (ii) at or prior to the time of the event giving rise to such termination, an Acquisition Proposal shall have been made known or proposed to the Company or otherwise publicly disclosed or announced and (iii) within 12 months of the termination of this Agreement, the Company enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal, then the Company shall pay to Parent, not later than two Business Days after the execution of the definitive agreement or consummation of the transaction, as applicable, the Termination Fee (less any amounts previously reimbursed to Parent as Parent Expenses).

(g) For purposes of this Section 9.2, the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 7.4(a), except that the reference to “more than 20%” in the definition of “Acquisition Proposal” shall be deemed to be a reference to “more than 50%”.

(h) All payments under this Section 9.2 shall be made by wire transfer of immediately available funds to an account designated by Parent.

(i) The Company acknowledges that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Parent would not enter into this Agreement. If the Company fails to pay promptly the fee due pursuant to this Section 9.2, the Company will also pay to Parent Parent’s reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under this Section 9.2, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Bank of America. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate. If applicable, the Termination Fee shall not be payable by the Company more than once pursuant to this Section 9.2.

Section 9.3.  Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.4.  Extension; Waive.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X.

MISCELLANEOUS.

Section 10.1.  Non-Survival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X.

Section 10.2.  Disclosure Schedules.  The inclusion of any information in the disclosure schedules accompanying this Agreement will not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such schedules, that such information is required to be listed in such schedules or that such information is material to any Party or the conduct of the business of any Party.

Section 10.3.  Successors and Assigns.  No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, that, without the prior consent of the Company, Merger Sub may assign any of its rights hereunder to its Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

Section 10.4.  Governing Law; Jurisdiction.

(a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of Delaware.

(b) Each party hereto irrevocably submits to the jurisdiction of (i) the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware), and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any action, suit or proceeding relating hereto in the Chancery Court of the State of Delaware or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction in the United States District Court for the District of Delaware. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the Chancery Court of the State of Delaware, or (B) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 10.4 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 10.4 shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 10.4. The parties hereto agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or other equitable relief to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in any court identified in Section 10.4(b), this being in addition to any other remedy to which they are entitled at law or in equity.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.5.  Expenses.  All fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, except (a) Parent and the Company shall each bear and pay one-half of the expenses incurred in connection with the filing, printing and mailing of the Registration Statement and Proxy Statement and (b) as provided in Section 9.2.

Section 10.6.  Severability; Construction.

(a) In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

(b) The Parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

Section 10.7.  Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iii) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Company:

IsoTis, Inc.
2 GoodYear
Irvine, California 92618
Attn: Pieter Wolters, Chief Executive Officer
Tel: (949) 855-7195
Fax: (949) 595-8717

Copy to (such copy not to constitute notice):

Latham & Watkins LLP
650 Town Center Drive
20th Floor
Costa Mesa, CA 92626
Tel: (714) 540-1235
Fax: (714) 755-8290

Attn:	Kevin B. Espinola B. Shayne Kennedy

If to Parent or Merger Sub:
Integra LifeSciences Holdings Corporation
311 Enterprise Drive
Plainsboro, New Jersey 08536
Attn: General Counsel
Tel: (609) 936-2238
Fax: (609) 275-9006

Copy to (such copy not to constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn: David K. Boston
Tel: (212) 728-8000
Fax: (212) 728-8111

Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

Section 10.8.  Entire Agreement.  This Agreement and the Confidentiality Agreement contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

Section 10.9.  Parties in Interest.  Except for (i) the rights of the Company stockholders to receive the Merger Consideration following the Effective Time in accordance with the terms of this Agreement (of which the stockholders are the intended beneficiaries following the Effective Time) and (ii) the rights to continued indemnification and insurance pursuant to Section 6.2 hereof (of which the Persons entitled to indemnification or insurance, as the case may be, are the intended beneficiaries following the Effective Time), nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Company or Parent. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company or Parent.

Section 10.10.  Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 10.11.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

Section 10.12.  Definitions.  As used in this Agreement:

“510(k)” shall have the meaning set forth in Section 3.17(j).

“Accell Products” shall mean the Company’s line of demineralized bone matrix products included in the 510(k), K061880, submitted to the FDA on June 28, 2006 and currently under review by the FDA, including, Accell Putty (A2i), Accell DBM 100, Accell TBM, and Accell Connexus.

“Acquisition Proposal” shall have the meaning set forth in Section 7.4(a).

“Action” shall have the meaning set forth in Section 3.20.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

“Agreement” shall have the meaning set forth in the Preamble hereto.

“Applicable Securities Laws” shall have the meaning set forth in Section 3.35(a).

“Appraisal Shares” shall have the meaning set forth in Section 1.8(e).

“Board of Directors” shall mean the Board of Directors of any specified Person and any committees thereof.

“Business Day” shall mean any day on which banks are not required or authorized to close in the City of New York.

“Certificate” shall have the meaning set forth in Section 1.8(b).

“Certificate of Merger” shall have the meaning set forth in Section 1.3.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Code” shall have the meaning set forth in Section 2.7.

“Company” shall have the meaning set forth in the Preamble hereto.

“Company Common Stock” shall have the meaning set forth in the Recitals hereto.

“Company Disclosure Letter” shall have the meaning set forth in Article III.

“Company Material Adverse Effect” shall mean any event, change, circumstance, effect, development or state of facts that, individually or in the aggregate, (a) is or is reasonably likely to become, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that Company Material Adverse Effect shall not include the effect of any event, change, circumstance, effect, development or state of facts arising out of or attributable to (i) general economic conditions in the U.S., any U.S. state or any foreign country in which the Company and any of its Subsidiaries operate, (ii) the industry in which the Company and its Subsidiaries operate, and (iii) the execution and public announcement of this Agreement and the pendency of the transactions contemplated hereby, except, in the case of the foregoing clauses (i) and (ii), to the extent that such event, change, circumstance, effect, development or state of facts affects the Company and its Subsidiaries in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other Persons in the industry in which the Company and its Subsidiaries operate, or (b) would prevent or materially delay the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

“Company Options” shall have the meaning set forth in Section 1.9(a).

“Company Organizational Documents” shall mean the Certificate of Incorporation and the Bylaws of the Company, together with all amendments thereto.

“Company Preferred Stock” shall mean the preferred stock, par value $.01 per share, of the Company.

“Company Property” shall have the meaning set forth in Section 3.12(b).

“Company SEC Reports” shall have the meaning set forth in Section 3.8(a).

“Company Stock Plans” shall have the meaning set forth in Section 3.6(a).

“Company Stockholders Meeting” shall have the meaning set forth in Section 3.31.

“Company Welfare Plans” shall have the meaning set forth in Section 6.1(b).

“Competing Confidentiality Agreement” shall have the meaning set forth in Section 7.4(b).

“Confidentiality Agreement” shall have the meaning set forth in Section 7.2.

“Continuing Employees” shall have the meaning set forth in Section 6.1(a).

“Contract” shall have the meaning set forth in Section 3.21(c).

“Credit Agreement Amendment” shall have the meaning set forth in Section 8.2(f).

“Customer Contracts” shall have the meaning set forth in Section 3.21(c).

“DGCL” shall mean the Delaware General Corporation Law.

“Effective Time” shall have the meaning set forth in Section 1.3.

“Employee Benefit Plans” shall have the meaning set forth in Section 3.22(a).

“Encumbrances” shall mean any claim, lien, pledge, option, right of first refusal or offer, preemptive right, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties.

“Environmental Laws” shall mean any federal, state, local or foreign, statute, regulation, ordinance, order, decree, directive or other requirement of law (including, without limitation, common law) relating to human health, safety or welfare, wildlife, natural resources, flora, fauna or the environment (including, without limitation, indoor or outdoor air, water, water vapor, groundwater, drinking water, surface or subsurface land, noise and odor), or to the identification, generation, use, labeling, processing, control, transportation, handling, discharge, emission, treatment, storage, disposal, investigation, removal, remediation, import/export, or monitoring of, or exposure to, any pollutant, contaminant, hazardous or solid waste, or any hazardous or toxic substance, or material.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall have the meaning set forth in Section 3.22(a).

“Exchange Act” shall have the meaning set forth in Section 3.4.

“Exchange Agent” shall have the meaning set forth in Section 2.1.

“Exchange Fund” shall have the meaning set forth in Section 2.1.

“Exchange Offer” shall have the meaning set forth in Section 3.35.

“Existing Policy” shall have the meaning set forth in Section 6.2(c).

“FDA” shall have the meaning set forth in Section 3.4.

“FDCA” shall have the meaning set forth in Section 3.17(a).

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Goodyear Landlord” shall have the meaning set forth in Section 3.12(c).

“Governmental Entity” shall mean any federal, state, local or foreign governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or judicial body.

“Hazardous Material” shall mean any product, substance, gas, chemical, microbial matter, material or waste, whose presence, nature, quantity or concentration, either by itself or in combination with other materials is (a) potentially injurious to human health or safety, the environment or natural resources; or (b) regulated, monitored or subject to reporting by any Governmental Entity relating to Environmental Laws.

“IDE” shall have the meaning set forth in Section 3.17(k).

“Indemnified Person” shall have the meaning set forth in Section 6.2(a).

“Intellectual Property” shall mean all of the following, owned or used by the Company and its Subsidiaries: material (i) trademarks and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) inventions (whether or not patentable), discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrighted and copyrightable writings, designs, software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Web sites of the Company and its Subsidiaries; (vii) rights under all agreements relating to the foregoing; (viii) books and records pertaining to the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

“Intervening Event” shall mean a material event with respect to the Company’s business, neither known by the Board of Directors of the Company nor reasonably foreseeable as of the date hereof, which event (or any material consequence of which) becomes known to or by (or understood by) the Board of Directors of the Company prior to the Company Stockholders Meeting; provided, however, that in no event shall (i) any event resulting from a breach of this Agreement by the Company or any of its Subsidiaries or (ii) the receipt, existence or terms of a Acquisition Proposal or any matter relating thereto or consequence thereof, constitute an Intervening Event.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” shall mean, with respect to the Company, the actual knowledge of the executives of the Company listed on Section 10.12(a) of the Company Disclosure Letter after due inquiry of the senior employees of the Company and its Subsidiaries who have administrative or operational responsibility for the particular subject matter in question.

“Leases” shall have the meaning set forth in Section 3.12(b).

“Leased Real Property” shall have the meaning set forth in Section 3.12(b).

“Licenses and Permits” shall have the meaning set forth in Section 3.16(a).

“Lien” shall mean any mortgage, pledge, security interest, encumbrance or title defect, lease, lien (statutory or other), conditional sale agreement, claim, charge, limitation or restriction.

“Listing Terminations” shall have the meaning set forth in Section 3.35(c).

“Merger” shall have the meaning set forth in the Recitals hereto.

“Merger Consideration” shall have the meaning set forth in Section 1.8(a).

“Merger Sub” shall have the meaning set forth in the Preamble hereto.

“Multiemployer Plan” shall have the meaning set forth in Section 3.22(c).

“Nasdaq” shall mean The Nasdaq Stock Market, Inc.

“Other Acquisition Documentation” shall have the meaning set forth in Section 7.4(d).

“Offer Memoranda” shall have the meaning set forth in Section 3.35(a).

“Owned Real Property” shall have the meaning set forth in Section 3.12(a).

“Parent” shall have the meaning set forth in the Preamble hereto.

“Parent Expenses” shall mean all of Parent’s actual and reasonably documented out-of-pocket fees and expenses (including fees and expenses of counsel, accountants, financial advisors or consultants and commitment and funding fees) actually incurred by Parent and its respective affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, including the financing thereof.

“Parent Organizational Documents” shall mean the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of Parent, together with all amendments thereto.

“Pension Plans” shall have the meaning set forth in Section 3.22(a).

“Permitted Liens” shall mean (a) liens for utilities and current Taxes and assessments not yet due and payable, (b) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s, lessor’s,

landlord’s and other similar liens arising or incurred in the ordinary course of business not yet due and payable, if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith by appropriate proceedings and for which appropriate reserves have been included on the balance sheet of the applicable Person, (c) easements, restrictive covenants and similar Encumbrances (which Parent has determined are acceptable and shall be deemed Permitted Liens), (d) minor encroachments or any state of facts an accurate survey of the Company would disclose which individually or in the aggregate do not materially interfere with an entity’s business or the operation of the property as currently conducted to which they apply, (e) Liens disclosed to Parent (which Parent has determined are acceptable and shall be deemed Permitted Liens), (f) Liens granted in respect of any Debt or securing any obligations with respect thereto and other Liens as set forth on Section 10.12(b) of the Company Disclosure Letter, (g) customary Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits or similar legislation, (h) customary deposits securing liability to insurance carriers under insurance or self-insurance arrangements, (i) customary deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (j) Liens arising from protective filings, and (k) Liens in favor of a banking institution arising as a matter of applicable law encumbering deposits (including the right of set-off) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Proceeding” shall have the meaning set forth in Section 6.2(a).

“Proxy Statement” shall have the meaning set forth in Section 3.31.

“PMA” shall have the meaning set forth in Section 3.17(j).

“Registered Intellectual Property” shall have the meaning set forth in Section 3.14(b).

“Regulatory Law” shall have the meaning set forth in Section 7.3(b).

“Required Company Vote” shall have the meaning set forth in Section 3.33.

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 3.19(b).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall have the meaning set forth in Section 3.4.

“Section 262” shall have the meaning set forth in Section 1.8(e).

“Software” shall have the meaning set forth in Section 3.15(a).

“Subsidiary” when used with respect to any party shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Superior Proposal” shall have the meaning set forth in Section 7.4(b).

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Swiss Merger” shall have the meaning set forth in Section 3.35(c).

“Swiss SPV” shall have the meaning set forth in Section 3.35(a).

“Tail Period” shall have the meaning set forth in Section 6.2(c).

“Tax Return” shall mean any report, return, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a taxing authority in connection with Taxes.

“Taxes” shall mean all federal, state, local or foreign taxes, including, without limitation, income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, taxes required to be collected from customers on the sale of services, registration, alternative or add-on minimum, estimated and other taxes, governmental fees or like charges of any kind whatsoever, whether disputed or not, including any interest, penalties or additions thereto; and “Tax” shall mean any one of them.

“Termination Date” shall have the meaning set forth in Section 9.1(b).

“Termination Fee” shall have the meaning set forth in Section 9.2(d).

“the other party” shall mean, with respect to the Company, Parent and shall mean, with respect to Parent, the Company.

“Trade Laws” shall have the meaning set forth in Section 3.37(a).

“Treasury Regulations” shall have the meaning set forth in Section 2.7. “Unit B Premises” shall have the meaning set forth in Section 3.12(c).

“Vendor Contracts” shall have the meaning set forth in Section 3.21(c).

“WARN” shall have the meaning set forth in Section 3.26(c).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ John B. Henneman, III
Name:  John B. Henneman, III

Title:	Executive Vice President and Chief Administrative Officer

ICE MERGERCORP, INC.

By:	/s/ John B. Henneman, III
Name:  John B. Henneman, III

Title:	Vice President and Assistant Secretary

ISOTIS, INC.

By:	/s/ Pieter Wolters
Name:  Pieter Wolters

Title:	Chief Executive Officer

Annex B
Thomas Weisel Partners LLC Fairness Opinion

August 6, 2007

Board of Directors
IsoTis, Inc.
2 Goodyear
Irvine, CA 92618

Ladies and Gentlemen:

The Board of Directors (the “Board”) of IsoTis, Inc., a Delaware corporation (the “Company”), has requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the issued and outstanding common shares, par value $0.0001 per share, of the Company (the “Company Common Stock”), of the Merger Consideration pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and among the Company, Integra LifeSciences Holdings Corporation, a Delaware corporation (“Parent”) and IsoTis Acquisition Company, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). All capitalized terms used and not otherwise defined herein have the respective meanings assigned to such terms in the Merger Agreement.

The Merger Agreement contemplates that at the closing of the transaction contemplated thereby, among other things, Merger Sub will be merged with and into the Company (the “Merger”) and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (other than treasury shares and any shares held directly or indirectly by Parent and shares for which appraisal rights have been perfected under applicable law) will be converted into the right to receive the Merger Consideration, comprised of $7.25 in cash, without interest, subject to adjustment pursuant to Section 1.8(d) of the Merger Agreement. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

In connection with rendering this opinion, we have, among other things:

(i) reviewed a copy of the Merger Agreement, dated as of August 6, 2007 (the “Draft Agreement”), and the financial terms and conditions set forth therein, as well as the schedules thereto;

(ii) reviewed certain publicly available information concerning the Company, including the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007;

(iii) reviewed certain unaudited internal information, primarily financial in nature and including financial forecasts for the fiscal years ending December 31, 2007 through December 31, 2012, as well as unaudited financial information for the period ending June 30, 2007, prepared and furnished to us by the Company’s management for purposes of our analysis;

(iv) reviewed certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock;

(v) reviewed certain publicly available information with respect to certain other companies that we believe to be comparable to the Company and the trading markets for certain of such other companies’ securities;

(vi) compared the proposed financial terms of the Merger with certain publicly available information concerning the nature and terms of certain other transactions that we considered to be relevant;

(vii) discussed past and current operations and financial condition and the prospects of the Company, as well as other matters we believe relevant to our inquiry, with certain officers and employees of the Company; and

(viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate, including our assessment of general financial, economic, market and other conditions.

In our review and analysis and in arriving at our opinion, we have relied upon, without any responsibility for independent verification or liability therefor, the accuracy and completeness of all of the financial and other information that was publicly available or supplied or otherwise made available to us by the Company, and upon the assurances of the management of the Company that no relevant information has been omitted or remains undisclosed to us. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also assumed that there have been no material changes in the Company’s assets, financial condition, results of operations, business or prospects since the respective dates of its last financial statements made available to us.

We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefor) of the Company provided to us and, with your consent, we have assumed that such forecasts reflect management’s best currently available estimates and judgments, and we express no opinion with respect to such forecasts or any of the analyses or the assumptions upon which they are based. We have not been engaged to assess the reasonableness or achievability of such forecasts or the assumptions on which they were based and express no view as to such forecasts or assumptions. We further understand from the Company that the ability of the Company to continue as a going concern and achieve the results reflected in its financial and operating forecasts is dependent on the Company raising a significant amount of new capital in the near future, and that the ability of the Company to raise such capital within the necessary time frame is unlikely. In addition, we have not evaluated or appraised any of the assets, properties or facilities of the Company nor have we been furnished with any such evaluation or appraisal. We have also not been requested to assume, and have not assumed, any obligation to conduct any inspection of the properties or facilities of the Company.

At your direction, we have not been asked to, nor do we offer any opinion as to the material terms of the Merger Agreement or the form of the transaction as a merger. We have also assumed, with your consent, that the final executed form of the Merger Agreement will not differ in any material respect from the Draft Agreement furnished to and reviewed by us. For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, with your consent, (a) that the proposed Merger will be consummated as described in the Merger Agreement and in compliance with all applicable laws, (b) that all the representations and warranties of each party contained in the Merger Agreement are true and correct, (c) that each party to the Merger Agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto, (d) that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations, and (e) that all conditions to the consummation of the proposed Merger will be satisfied without waiver thereof. We note that we are not legal, tax or regulatory experts, and have made no independent investigation of any legal matters involving the Company or the Merger, and we have assumed the correctness of all statements with respect to legal matters made or otherwise provided to you and us by counsel.

It should be noted that this opinion is necessarily based on the economic, monetary, market and other conditions as in effect on, and the information made available to us, as of the date hereof and does not address any matters subsequent to such date. It should be further noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion after the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to our attention after the date hereof. Without limiting the foregoing, in the event that in our judgment there is any material change in any fact, assumption upon which our opinion is based or matter affecting the opinion after the date hereof, we reserve the right to withdraw, revise or modify our opinion.

Our opinion is limited to the fairness, as of the date hereof, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock. Our opinion does not address the underlying or relative merits of the proposed Merger or any related transaction and any other transactions or business strategies discussed by the Board of Directors of the Company or that might be available as alternatives to the proposed Merger or the decision of the Company to proceed with the proposed Merger or any related transaction. Our opinion is not, and should not be construed as, a valuation of the Company or its respective assets or any of the Company Common Stock. We express no opinion herein as to the price at which the Company Common Stock will trade at any future time.

We provide a full range of financial, advisory and securities services and, as part of our investment banking activities, are regularly engaged in the valuation of businesses and their respective securities in connection with mergers and acquisitions, underwritings, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we may actively trade the Company Common Stock and other securities of the Company, as well as the common stock of Parent and other securities of Parent, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, including rendering this opinion, a substantial portion of which is contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify us for, and exculpate us from, certain liabilities arising out of our engagement. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

This opinion has been prepared solely for the information of the Board of Directors of the Company for its confidential use in connection with its consideration of the proposed Merger and may not, in whole or in part, be reproduced, disseminated, quoted, summarized, described or referred to at any time, communicated or provided to or relied upon by any person or otherwise made public or used for any purpose without our prior written consent; provided, however, that this opinion may be reproduced in full in the proxy statement related to the proposed Merger filed by the Company with the Securities and Exchange Commission. Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger or any other matter. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, and this letter does not address the fairness of any specific portion of the Merger.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

Very truly yours,

/s/  Thomas Weisel Partners LLC

THOMAS WEISEL PARTNERS LLC

Annex C
Appraisal Rights

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.

Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D
PRIVATE LABEL DISTRIBUTION AGREEMENT
     PRIVATE LABEL DISTRIBUTION AGREEMENT (the “Agreement”), dated as of August 6, 2007 (the “Effective Date”), by and between IsoTis OrthoBiologics, Inc., a Washington corporation (“Manufacturer”), and Integra LifeSciences Corporation, a Delaware corporation (“Purchaser”).
W I T N E S S E T H:
     WHEREAS, Manufacturer is engaged in the business of bone regeneration technologies including the development, production, distribution and selling of proprietary natural and synthetic bone graft substitutes, including, without limitation, the products defined in, and meeting the specifications attached to, Exhibit A hereto (each a “Product” and collectively the “Products”);
     WHEREAS, Purchaser is in the business of developing, manufacturing, and distributing medical products;
     WHEREAS, Manufacturer has obtained the 510K (as hereinafter defined) to market the Products in the United States and, based on the 510K and such other regulatory clearances and approvals for the Products obtained by the Manufacturer or to be obtained by the Purchaser, Purchaser desires to distribute the Products; and
     WHEREAS, Manufacturer and Purchaser are agreeing that Manufacturer will produce and sell to Purchaser the Products for distribution throughout the Territory under the Purchaser’s own respective brand names, in accordance with the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, for and in consideration of these premises and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Manufacturer and Purchaser agree as follows:
DEFINITIONS:
     For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below and any of such terms which are defined below in the singular shall have the same meanings when used in the plural and vice versa:
     “AAA” shall have the meaning set forth in Section 17(k) hereof.
     “Calendar Quarter” shall mean the initial three (3) month period commencing on January 1, 2008 and ending on the last day of the third calendar month subsequent thereto and each successive three (3) month period thereafter during the Term (as hereinafter defined).
     “Claim” shall have the meaning set forth in Section 15(a) hereof.

     “COA” shall have the meaning set forth in Section 6(b) hereof.
     “Confidential Information” shall have the meaning set forth in Section 13 hereof.
     “Consumer Price Index” shall mean the Consumer Price Index for All Urban Consumers (CPI-U) — U.S. All Items as published by the U.S. Bureau of Labor Statistics.
     “Contract Year” shall mean the five (5) month period commencing on the Effective Date, and ending on December 31, 2007, and each successive twelve (12) month period thereafter during the Term.
     “Damages” shall have the meaning set forth in Section 15(a) hereof.
     “Dental Field” shall mean reconstructive and implant dental surgery, periodontics, endodontics, orthodontics, oral surgery, and other dental applications.
     “Designated Territories” shall mean, with respect to a Product, the countries in which IsoTis is selling such Product as of the Effective Date, as set forth on Appendix 1 hereto.
     “Effective Date” shall mean the date first written in the introduction to this Agreement.
     “FDA” shall mean the United States Food and Drug Administration.
     “First Renewal Option” shall have the meaning set forth in Section 11(a) hereof.
     “First Renewal Term” shall have the meaning set forth in Section 11(a) hereof.
     “Force Majeure Event” shall have the meaning set forth in Section 12 hereof.
     “510K” shall mean a clearance by the FDA of the Manufacturer’s submissions under Section 510(k) of the Food, Drug and Cosmetics Act, which as to the DynaGraft II Products shall be # K040419 and as to the Orthoblast II Products shall be # K060332 (OrthoBlast II DBM) # K050642 (OrthoBlast II Putty and Paste) and #K070751 (OrthoBlast II).
     “Forecast” shall have the meaning set forth in Section 3 hereof.
     “Lot” shall mean a unit of Products, all of which are derived from a single donor.
     “Manufacturer’s Facility” shall mean Manufacturer’s designated shipping facility, as of the Effective Date located at Irvine, California.
     “Nonconforming Product” shall mean any Product which, as delivered to Purchaser hereunder, fails to conform to the Specifications.
     “Products” shall have the meaning set forth in Exhibit A hereto.

     “Product Complaint” shall mean any oral, written or electronic communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness or performance of a Product after it is released for sale.
     “Product Improvement” shall mean (a) the use, without substantial modification, of Products to perform a function not initially intended for it or (b) any improvement, redesign, or modification of any Product.
     “Purchase Order” shall have the meaning set forth in Section 4(a) hereof.
     “Purchase Price” shall have the meaning set forth in Section 5(a) hereof.
     “Samples” shall have the meaning set forth in Section 2(b) hereof.
     “Sample Price” shall have the meaning set forth in Section 5(d) hereof.
     “Specifications” shall mean the specifications set forth in the 510K, the shelf life requirements set forth in Section 6(c) hereof, the labeling requirements provided by Purchaser pursuant to Section 7(c) hereof and the supplemental finished product specifications detailed in the Schedules attached to Exhibit A hereto.
     “Term” shall mean the Initial Term, together with (i) the First Renewal Term, if the First Renewal Option is exercised, and (ii) the Second Renewal Term, if the parties agree to extend the term of this Agreement pursuant to Section 11(a)(iii), unless this Agreement is terminated earlier.
     “Territory” shall mean the world.
     “Threshold Dollar Amount” shall have the meaning set forth in Section 5(a) hereof.
     “Threshold Purchase Price” shall have the meaning set forth in Section 5(a) hereof.
     1. Appointment of Distributor. Manufacturer hereby appoints Purchaser, and Purchaser hereby accepts appointment, as a non-exclusive distributor of the Products in the Territory for all fields of use other than the Dental Field (collectively, the “General Orthopedic Field”). Manufacturer will produce, sell and deliver Products which comply with the Specifications to Purchaser, and Purchaser will purchase and take delivery of Products from Manufacturer and distribute the Products, subject to the terms and conditions set forth in this Agreement. This Agreement does not grant Purchaser any exclusive rights. Purchaser shall not sell any Products to any customer that it knows or has reason to believe will use the Products in any field of use other than the General Orthopedic Field.

     2. Quantities.
          (a) During the Term, Manufacturer will sell to Purchaser, and Purchaser will purchase from Manufacturer, Products for resale in the Territory.
          (b) Upon commercial launch of the Products by Purchaser, Manufacturer will sell to Purchaser and Purchaser shall purchase from Manufacturer 1,000 Samples (as defined below) in accordance with Section 5(e) hereof. During the remainder of the Term, Manufacturer will sell to Purchaser a reasonable number of samples of non-implantable Products, produced from bovine or human bone (at Manufacturer’s sole discretion) for use only for demonstration and training purposes (“Samples”).
          (c) In the event Manufacturer becomes unwilling, unable or otherwise fails to manufacture or deliver, whether as a result of a Force Majeure Event or otherwise, at least seventy five percent (75%) of the Products subject to Purchase Orders properly delivered by Purchaser pursuant to Section 4(a) hereof and due for delivery during any consecutive ninety (90) day period, and fails to satisfactorily remediate the deficiency within sixty (60) days following receipt of written notice thereof, Manufacturer shall fulfill its supply obligations under this Agreement and any other agreements with third parties with respect to the manufacture and delivery of the Products on a pro rata basis, and Purchaser shall be entitled to receive its ratable portion of any manufactured Products.
     3. Forecasts. No later than fifteen (15) days prior to the first day of each Calendar Quarter, Purchaser shall provide Manufacturer with a non-binding (other than as provided in the sentence immediately following this sentence) written rolling forecast made in good faith (each, a “Forecast”) of its requirements of Products for the following twelve (12) months. Purchaser shall be obligated to purchase one hundred percent (100%) of the requirements stated in each such Forecast for the first three (3) months covered thereby and the balance of such Forecast shall be non-binding. Manufacturer shall maintain or place in service sufficient production capacity to meet the Forecasts and, upon Purchaser’s request, Manufacturer shall use reasonable efforts to deliver any Product for any month during the Term in excess of the most recent Forecast given for such month.
     4. Orders.
          (a) Purchase of Products hereunder shall be made pursuant to individual purchase orders issued in writing by Purchaser to Manufacturer (each, a “Purchase Order”). Purchaser shall provide Manufacturer with Purchase Orders no later than sixty (60) days prior to the desired date of delivery. Each Purchase Order submitted by Purchaser shall identify the quantity of Products ordered and the desired shipping schedule and instructions therefore, including the desired carrier and class of service. Manufacturer shall ship the Products in accordance with Purchaser’s instructions and shall use reasonable efforts to ship the Products in accordance with Purchaser’s shipping schedule, but in no event later than sixty (60) days after receipt of the Purchase Order therefor, unless otherwise agreed in writing by Purchaser.
          (b) Product shall be ordered and supplied in whole Lot increments.

          (c) The parties hereto agree that in the event that any of the terms or conditions contained in any Purchase Order or invoice shall be in addition to, or conflict in any way with any of the terms or conditions contained in this Agreement, the terms of this Agreement shall govern and shall supersede those contained in any such Purchase Order or invoice.
     5. Price; Payment; Consideration.
          (a) Purchaser shall purchase the Products at the unit prices set forth under the heading “Purchase Price” on Exhibit B hereto (the “Purchase Price”). In the event Purchaser shall purchase at least the aggregate dollar amount of Products set forth on Exhibit B hereto (the “Threshold Dollar Amount”), in any mix, for the applicable Contract Year, Purchaser shall purchase the Products at the unit prices set forth under the heading “Threshold Purchase Price” on Exhibit B hereto (the “Threshold Purchase Price”), for the remainder of the applicable Contract Year. All prices for Products delivered hereunder are F.O.B. Manufacturer’s Facility, with freight for the account of Purchaser. Title and risk of loss or damage to any Product shall pass to Purchaser upon delivery to Purchaser (or the designated carrier) at the facilities designated by Manufacturer for loading and unloading at Manufacturer’s Facility.
          (b) The Purchase Price and Threshold Purchase Price set forth on Exhibit B shall be fixed through December 31, 2008. Beginning on January 1, 2009, the Purchase Price and Threshold Purchase Price may be increased annually by Manufacturer with sixty (60) days advance notice in writing provided that such change to the Purchase Price is the result of Manufacturer increasing its list price for the respective Products and provided that such change shall be limited to the percentage changes in the Consumer Price Index during the applicable period. The prices subsequently agreed to by the parties pursuant to this Section 5(b), shall be fixed for at least twelve (12) months after the effective date thereof and shall not be subject to change until after the end of such period.
          (c) In the event that Manufacturer’s list price for the Products shall decrease, the parties agree to negotiate in good faith regarding an adjustment to the Purchase Price, Threshold Dollar Amount and Threshold Purchase Price provided pursuant to Section 5(a) hereof. Exhibit B hereto sets forth Manufacturer’s current list price for the Products which shall serve as a benchmark against which future price adjustments, if any, shall be made.
          (d) Subject to this Section 5(d), below, after the Effective Date, Manufacturer shall treat the Purchaser as a most favored distributor. Manufacturer represents that the prices being provided hereunder are equivalent to or better than the terms being offered by Manufacturer to any of its current distributors of the Products, excluding prices offered under any agreement between Manufacturer and Keystone Dental, Inc. If, after the Effective Date, Manufacturer enters into an agreement with any third party (other than any amendment of any agreement between Manufacturer and Keystone Dental, Inc.) providing such distributor with more favorable pricing terms, then this Agreement will be deemed appropriately amended to provide such terms to the Purchaser. Manufacturer shall promptly provide the Purchaser with notice of any such required amendment and any refund or credits thereby created.

          (e) Purchaser shall purchase Samples at the amounts for such Samples set forth on Exhibit B hereto, as may be amended from time to time (the “Sample Price”). The Sample Price may be increased by not more than ten percent (10%) annually by Manufacturer with sixty (60) days advance notice in writing.
     6. Invoicing and Payment; Delivery; Quality.
          (a) Manufacturer shall submit an invoice to Purchaser covering each shipment of Products made to Purchaser pursuant to this Agreement, specifying the batch number for each shipment. Terms of payment shall be net thirty (30) days (in U.S. dollars) after the date of Manufacturer’s invoice. In no event shall such invoices be dated earlier than the date of shipment of the invoiced Product. An additional three percent (3%) Purchase Price discount shall be credited to a shipment of Products if Manufacturer receives payment within fifteen (15) days of Purchaser’s receipt of the applicable invoice; provided that such discount shall be two percent (2%) for the remainder of the applicable Contract Year in the event Purchaser shall purchase Products in excess of the Threshold Dollar Amount, in any mix, for the applicable Contract Year.
          (b) Manufacturer will provide a Certificate of Analysis (each, a “COA”) in the form set forth in Exhibit C hereto with each lot of Products shipped to Purchaser. The parties agree to modify the criteria set forth in the Specifications as necessary to reflect any changes in such Specifications agreed on by the parties during the Term. Each COA must state that the raw materials and components used in each lot of Product delivered to Purchaser are equal to or better than the criteria set forth in the Specifications. Additionally, each COA must also include a date of manufacture and expiration date for the shipped Product as well as results of the tests described in Exhibit A hereto. Delivery of a COA shall in no way limit or enlarge Manufacturer’s obligations under this Agreement.
          (c) At the time of delivery to Purchaser, all Products shall have a remaining shelf life equal to no less than the greater of 80% of the shelf life specified in the 510K or twenty months.
          (d) Manufacturer shall have the right to modify the Products as necessary to comply with changes in applicable law or regulatory approvals. If Manufacturer is required to materially modify any Product or its Specifications, Manufacturer shall provide Purchaser written notice at least thirty (30) days in advance of the effect of such change (unless impractical for regulatory reasons, in which case such notice shall be provided immediately after the need to materially modify the Products or its Specifications is determined by Manufacturer). In the event that Manufacturer makes a change to the Products in accordance with this Section 6(d), Manufacturer shall provide Purchaser with information on the changes, and corresponding updated guidelines and instructions for use. In addition, in the event of a recall, Manufacturer shall provide replacement Products and Samples for Purchaser’s current stock, and Purchaser shall return all old stock to Manufacturer at Manufacturer’s expense.
          (e) If Purchaser desires changes to be made to the Products or its Specifications, Purchaser shall provide Supplier with written notice at least sixty (60) days in advance of the desired effect of such change. Within thirty (30) days after such notice,

Manufacturer will approve or disapprove such change (such approval not to be unreasonably withheld or delayed) and estimate the cost and lead times required to make such change. Manufacturer shall provide Purchaser with written notice of its approval or disapproval, the cost to implement such change, any resulting change in the Purchase Price for such Products and the time reasonably necessary to implement such change. If such change is approved by Manufacturer, Purchaser shall have ten (10) days to determine whether or not it desires to proceed with such change at Purchaser’s sole cost and expense. If Purchaser elects to proceed with such approved change, Manufacturer shall promptly implement such approved change and the Purchase Price shall be modified accordingly.
          (f) Purchaser shall be permitted to return, and Manufacturer shall accept for full invoice credit, all Nonconforming Products, provided that, in the case of Products returned because of defects or damage that could have been detected by visual inspection of the labeling or packaging of the Product, such returns are reported to Manufacturer within 15 days following delivery of the Products by Manufacturer, and when possible returned Products shall be still in original factory packaging. Manufacturer’s obligations under this Section 6(f) shall not extend to any Products that are abused, misused, or tampered with outside its facilities or control. Except in accordance with the terms of this Agreement, no returns shall be permitted without Manufacturer’s prior consent in its sole discretion.
     7. Certain Agreements and Responsibilities of Purchaser.
          (a) Purchaser shall be solely responsible for all marketing decisions with respect to Product purchased by it hereunder, including, without limitation, those related to the labeling, graphic design of packaging, advertising, promotion, resale, and distribution of Product purchased hereunder and Purchaser shall have the right to sell any Product purchased hereunder under any of Purchaser’s trademarks or tradenames.
          (b) Purchaser shall promote and sell Product purchased by it hereunder under trademarks selected by Purchaser, which trademarks shall be and shall remain the property of Purchaser. Nothing herein shall be deemed to give Manufacturer any right to or in any trademark or copyright of Purchaser or any right to use the same without the written consent of Purchaser.
          (c) Purchaser shall, at its sole cost and expense, provide Manufacturer with artwork and text required for the labeling of all Products to be supplied by Manufacturer to Purchaser hereunder and for the compliance of the same with all applicable laws, statutes, rules, regulations, and ordinances. The parties agree that Manufacturer shall have the right to review and comment on any and all such labeling materials, provided that such labeling requirements shall be deemed approved by Manufacturer if Manufacturer does not respond within fifteen (15) days of receipt of such labeling information.
          (d) Purchaser shall comply, in all material respects, with all applicable laws, rules, regulations, and ordinances relating to the labeling, advertising, promotion, sale, or distribution of Products and the performance of its obligations under this Agreement, including, but not limited to, all applicable laws and regulations in the Territory pertaining to resale and promotion of the Products, and any and all regulations relating to health, safety, and environmental matters. Purchaser agrees to notify Manufacturer as soon as practicable after receiving any notice with respect to a violation or alleged violation of any of the aforementioned laws, rules, regulations, or ordinances.
          (e) Purchaser shall, upon reasonable request, provide Manufacturer with all information in its possession which is reasonably necessary to enable Manufacturer to comply with its obligations under this Agreement and to use reasonable efforts to consult with Manufacturer, upon request, with respect to the performance by Manufacturer of its obligations hereunder.
          (f) Purchaser shall handle all customer inquiries, orders, and shipments involving Products sold by it in the Territory, and Purchaser shall advise Manufacturer, by telephone or facsimile, within forty-eight (48) hours after it becomes aware of any (i) third party Product Complaint, whether written or oral, (ii) serious injury from the use or malfunction of Products and (iii) any defect in, or condition of, the Products or any other fact or circumstance which may result in a violation or alleged violation of any applicable statutes, laws, rules, regulations, ordinances or decrees of any governmental authority, which Purchaser subsequently shall confirm in writing, within five (5) business days. Manufacturer shall investigate each such Product Complaint with respect to which Purchaser advised Manufacturer and shall maintain a written record of each such investigation. Manufacturer shall send Purchaser copies of each such Product Complaint and a full report on each such investigation promptly after completing such investigation. If the investigation is incomplete after ten (10) business days, Manufacturer shall issue to Purchaser a preliminary report of the Product Complaint status at that time. Such report shall include, to the extent permissible under applicable law, (A) a summary of similar and relevant Product Complaints respecting the applicable Products, including Product Complaints or information regarding performance or allegations or reports of any adverse effects on a patient from use of such Products, and (B) the pertinent material facts known to Manufacturer or Purchaser relating to such Product Complaints, including but not limited to patient information, name and address of the health care professional and institution where the Product Complaint occurred, and lot or serial number, as appropriate, of the Product in question. Manufacturer and Purchaser shall cooperate with each other to the extent reasonably necessary to resolve outstanding Product Complaints and Manufacturer shall have primary responsibility for filing all Medical Device Reports required to be filed with the FDA. In addition, Manufacturer shall notify Purchaser within twenty-four (24) hours after receipt of contact from the FDA or other governmental authority with authority over any Products if such entity contacts Manufacturer to investigate or inspect Manufacturer or any of its facilities with respect to alleged non-compliances or non-conformances of such Products produced or manufactured by Manufacturer.
     8. Certain Agreements and Responsibilities of Manufacturer.
          (a) Upon ten (10) days’ prior written notice to Manufacturer, Purchaser shall have the right to audit Manufacturer’s facilities, and Manufacturer shall use reasonable efforts to secure the right for Purchaser to audit the facilities of any vendor of Manufacturer that supplies Manufacturer with raw materials for use with respect to the Products, including but not limited to Manufacturer’s Quality System and such vendors’ Quality Systems, and any and all records pertaining thereto and Manufacturer’s and such vendors’ compliance with any and all laws, regulations and rules pertaining to the manufacture, storage, handling, shipping and labeling of the Product. Any such audits shall be at the expense of Purchaser. Purchaser agrees to notify Manufacturer in writing of any non-conformances or non-compliances discovered during any such audits or otherwise. Manufacturer shall investigate and implement, or cause the appropriate vendor to implement, appropriate corrective actions when required. If Manufacturer determines that an alleged non-conformance or non-compliance is unwarranted, it shall notify Purchaser in writing of its findings and the reasons for its disagreement. The parties shall attempt to resolve any such dispute, but if they cannot do so within fifteen (15) days after the date that Purchaser receives Manufacturer’s findings, then the parties shall jointly select a mutually agreeable independent third party qualified to resolve the dispute. The determination made by such independent third party shall be final and binding on the parties, and Purchaser and Manufacturer shall share equally the cost of retaining such independent third party. Manufacturer shall be responsible for any changes required (i) to maintain or achieve substantial compliance with existing quality systems or product regulations and standards, or (ii) to correct non-conformances from any FDA inspection report. Manufacturer agrees to allow Purchaser to review all submissions by Manufacturer to the FDA and other relevant data related to the safety and efficacy of the Product. Upon reasonable request, Manufacturer shall supply Purchaser, at no cost to Purchaser, with any information in Manufacturer’s possession necessary to enable Purchaser to obtain any required approvals pertaining to the labeling, advertising, promotion, sale or distribution of the Products, which information Manufacturer is not restricted by law or agreement from providing to Purchaser. Subject to applicable law, Manufacturer shall label Products delivered to Purchaser and the shipping containers therefor in accordance with Purchaser’s instructions.
          (b) Upon reasonable request, Manufacturer shall reasonably provide Purchaser with information in its possession that is necessary to enable Purchaser to comply with its obligations under this Agreement and shall use reasonable efforts to consult with Purchaser, upon request, with respect to the performance by Purchaser of its obligations hereunder.
          (c) Manufacturer agrees to provide Products manufactured in accordance with ISO 13485:2003 Standards and FDA Quality System Regulations, any other applicable regulatory requirements, and all regulatory submissions and the then-current product Specifications. Purchaser and Manufacturer shall jointly develop an incoming inspection and release process designed to determine if the Products are in compliance with this Section 8(c). In addition to any other rights of termination Purchaser may have under Section 11 hereof, Purchaser shall have the right, upon thirty (30) days prior written notice to Manufacturer, to terminate this Agreement in the event Manufacturer fails to comply with ISO 13485:2003 Standards or FDA Quality System Regulations.
          (d) Manufacturer shall comply, in all material respects, with all applicable laws, rules, regulations, and ordinances relating to the manufacture of the Products and the performance of its obligations hereunder. Manufacturer represents, warrants, and covenants that it has, and that it will throughout the Term, maintain effective 510K clearance to market the Products in the United States and that the submissions made by Manufacturer to obtain any such 510K were made in good faith and contained accurate and complete data and information regarding the Product as required by applicable laws, rules, and regulations. Manufacturer agrees to notify Purchaser as soon as practicable after receiving notice of any claim or action by the FDA or any other regulatory agency relating to non-compliance with this Section 8(d) or any notice with respect to a violation or alleged violation of any of the aforementioned laws, rules, regulations, or ordinances. Manufacturer shall also be responsible for maintaining the 510K’s and for making any necessary changes or amendments thereto. In addition, Manufacturer shall notify the Purchaser of any adverse reaction to, or other similar claims with respect to, the Products (whether or not sold by Purchaser) of which it becomes aware.
          (e) Manufacturer shall give Purchaser reasonable access to all technical data which is reasonably necessary to support Purchaser’s label and promotional claims with respect to the Products which data Manufacturer is not restricted by law or agreement from providing to Purchaser.
          (f) Manufacturer represents that, to the best of its knowledge and belief, the manufacture and sale of each Product supplied under this Agreement do not infringe, in the applicable Designated Territories for such Product, the patent rights of any third party. Notwithstanding any other provision of this Agreement to the contrary, Manufacturer shall be under no obligation to supply, and Purchaser shall be under no obligation to purchase or accept delivery of any Product in a country if it has been determined by a court of competent jurisdiction that such Product infringes, in such country, an adversely held patent or constitutes a misappropriation, in such country, of a third party’s trade secret, know-how, or other proprietary right. Manufacturer shall repurchase from Purchaser, at Purchaser’s cost, any inventory of Product purchased by Purchaser from Manufacturer hereunder for sale in a country in the applicable Designated Territories for such Product and held by Purchaser if such Product is determined by a court of competent jurisdiction to infringe, in such country, any patent or to constitute a misappropriation, in such country, of a third party’s trade secret, know-how, or other proprietary right, unless Manufacturer shall have entered into a license agreement with the holder of such patent, which agreement shall be satisfactory to Purchaser in its reasonable discretion, provided that such license shall not increase the cost of Product purchased by Purchaser hereunder beyond the limitations of Section 5(b).
          (g) Manufacturer represents and warrants that it is currently insured and covenants that at all times during the term of this Agreement it will maintain a comprehensive general liability insurance policy (including products liability coverage and payment of attorneys fees coverage) with a financially sound and reputable insurer which is sufficient to adequately protect against the risks associated with its ongoing business, including the risks which might possibly arise in connection with the transactions contemplated by this Agreement, and including without limitation, products liability insurance, with minimum coverage amounts of $5,000,000 per occurrence and per year in the aggregate. Manufacturer shall provide Purchaser a copy of its insurance policy upon request. Manufacturer shall have Purchaser named as an additional insured beneficiary and shall cause such policies to provide that they shall not be canceled by the insurer without thirty (30) days’ prior notice thereof to Purchaser, and, upon Purchaser’s request, Manufacturer shall furnish Purchaser with a certificate of insurance evidencing such coverage.
          (h) If Manufacturer becomes unable, unwilling or otherwise fails to manufacture or deliver at least ninety percent (90%) of the Products subject to purchase orders properly delivered by Purchaser pursuant to Section 4(a) hereof and due for delivery during any consecutive one hundred twenty (120) day period, and fails to satisfactorily remediate the deficiency within sixty (60) days following receipt of written notice thereof, Purchaser may terminate this Agreement on thirty (30) days written notice.
          (i) Manufacturer represents and warrants that it has not granted exclusive distribution rights to the Products to any party (other than with respect to the exclusive rights to the Dental Field granted to a third party) and that it is not a party to any agreement that is inconsistent with the grant of rights to Purchaser contemplated by this Agreement. During the Term, Manufacturer shall take no action inconsistent with the grant of rights to Purchaser hereunder and would otherwise limit the exercise by Purchaser of its rights under the Agreement.
          (j) Manufacturer shall be solely responsible for the costs, decision and execution for a Product recall; provided, however, that Purchaser shall be responsible for the cost to the extent the recall is caused by Purchaser. Purchaser shall fully cooperate and reasonably assist Manufacturer in the event of a recall. All information obtained by Purchaser will be provided as soon as reasonably possible to Manufacturer.
     9. Warranties.
          (a) Manufacturer warrants that: (i) Products delivered to Purchaser hereunder shall conform to the Specifications and the 510K; (ii) it will convey good title to all Products delivered to Purchaser hereunder free from any security interest, lien, or other encumbrance; (iii) Products delivered to Purchaser hereunder shall be free from defects in materials, workmanship and design; and (iv) Products delivered to Purchaser hereunder will be manufactured, in all material respects, in accordance with all applicable laws, rules, regulations, statutes, and ordinances, including, without limitation, those promulgated or enforced by the FDA and the United States Department of Health and Human Services. THE WARRANTIES SET FORTH IN SECTIONS 8(d), 8(f), 8(g), THIS SECTION 9(a) AND SECTION 9(b) BELOW ARE IN LIEU OF ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, REGARDING ANY PRODUCT DELIVERED BY MANUFACTURER TO PURCHASER HEREUNDER, AND, WITHOUT LIMITING THE FOREGOING, MANUFACTURER EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR ANY REPRESENTATION OR WARRANTY REGARDING THE QUALITY OF ANY PRODUCT SUPPLIED HEREUNDER OR AS TO THE CONDITION OR WORKMANSHIP THEREOF.
          (b) Manufacturer represents that the Products are suitable for use under all claims made in the 510K. Purchaser assumes all risk and liability for its use of any Product delivered by Manufacturer hereunder in any manufacturing process or in combination with any other substance.
     10. Claims.
          (a) All claims by a party against the other party hereto with respect to this Agreement, including, but not limited to, Purchaser’s right to reject any Nonconforming Product,

shall be deemed waived unless made in writing, with a detailed description of the nature of the claim, within ninety (90) days after the party making the claim becomes aware of the basis for such claim.
          (b) WITH THE EXCEPTION OF THIRD PARTY INDEMNIFICATION CLAIMS, IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, WHETHER OR NOT CAUSED BY OR RESULTING FROM THE NEGLIGENCE OF THEIR RESPECTIVE EMPLOYEES, AGENTS, SUBCONTRACTORS, OR REPRESENTATIVES.
     11. Term; Termination.
(a)	Term.
                     (i) The initial term of this Agreement shall commence on the Effective Date and terminate on December 31, 2012 unless terminated earlier pursuant to this Section 11 (the “Initial Term”).
                     (ii) Purchaser shall have the right, upon written notice at least sixty (60) days prior to the end of the Initial Term, to extend the term of this Agreement (the “First Renewal Option”) for an additional successive three (3) year period (the “First Renewal Term”).
                     (iii) Provided Purchaser has exercised the First Renewal Option and the Distribution Agreement remains in full force and effect, the parties, upon prior written agreement at least sixty (60) days prior to the end of the First Renewal Term, may extend the term of this Agreement for an additional successive three (3) year period (the “Second Renewal Term”).
          (b) At any time during the Term, Purchaser shall have the right to terminate this Agreement upon three (3) months prior written notice to Manufacturer.
          (c) Either party shall have the right to terminate this Agreement, with respect to all Products or certain Products, upon the occurrence and at any time during the continuance of any of the following events:
                     (i) the failure by a party hereto to perform or fulfill, at the time and in the manner herein provided, any obligation or condition required to be performed or fulfilled by such party hereunder which failure remains uncured thirty (30) days after the date of the written notice thereof given by the non-defaulting party to the defaulting party;
                     (ii) the filing of bankruptcy for, on the part of, or with respect to, a party hereto (whether voluntary or involuntary);
                     (iii) the appointment of a receiver, liquidator, custodian, trustee, assignee, or similar official for a party hereto, or for all or a substantial portion of the assets of a party hereto; or

                     (iv) the assignment by a party hereto for the benefit of creditors, or the failure by a party hereto, or the admission in writing by a party hereto of its inability, to pay its debts generally as they become due.
Any termination of this Agreement pursuant to Section 11(c) hereof shall be in addition to, and shall not be exclusive of or prejudicial to, any other rights or remedies at law or in equity which a non-defaulting party may have on account of the default.
          (d) It is understood by the parties that, from and after the effective date of the expiration or any termination of this Agreement, the parties shall incur no further obligations to each other hereunder; provided, however, that no such expiration or termination shall relieve either party of any rights or obligations incurred or accrued by it or to its benefit prior to the effective date thereof and, specifically, and without limiting the foregoing, the parties’ rights under Section 15 hereof shall survive such expiration or termination with respect to Claims or Damages arising prior to such expiration or termination and, furthermore, the rights and obligations of the parties under Section 13 hereof shall survive such expiration or termination in accordance with the terms of such Section 13.
     12. Force Majeure. Neither party shall be liable for its failure to perform hereunder due to any occurrence beyond its reasonable control, including, without limitation, acts of God; fires; floods; explosions; mechanical breakdowns; military operations; civil commotions; wars; sabotage; accidents; labor disputes or shortages; governmental laws, ordinances, rules, and regulations, whether valid or invalid (including, but not limited to, priorities, requisitions, allocations, and price adjustment restrictions); inability to obtain material, equipment or transportation; and any other similar or different occurrence (each a “Force Majeure Event”). The parties hereto acknowledge that the occurrences listed above are intended to refer to general categories of occurrences and that, under certain circumstances, specific occurrences of such nature may be within a party’s reasonable control. The failing party shall notify the other party thereof in writing as soon as is reasonably practicable after the commencement of any such occurrence, setting forth the particulars in connection therewith and shall promptly give written notice to the other party of the cessation of such occurrence. To the extent affected by any such occurrence, performance by the process hereof of their obligations hereunder shall be omitted without liability, during the continuance of any such occurrence, but for no longer period. It is understood and agreed that nothing contained herein shall relieve Purchaser of its obligation to make payments of any and all amounts due hereunder for quantities of Products previously delivered.
     13. Confidentiality. During the Term, and for a period of three (3) years after the expiration or termination of this Agreement, each party agrees that it will not, and shall cause its employees, agents, and other representatives not to, without the other’s prior written consent, disclose or use, other than for purposes of this Agreement, any Confidential Information (as hereinafter defined) which is disclosed in writing or, if disclosed orally, is confirmed in writing as Confidential Information for purposes of this Section 13 within thirty (30) days of such oral disclosure or is obvious from the circumstances of the disclosure or nature of the information disclosed that such information should be treated as confidential. The term “Confidential Information” shall include, without limitation, trade secrets, know-how, formulae, compositions of matter, inventions, techniques, processes, programs, diagrams, schematics, pricing, customer and financial information, and sales and marketing plans but information shall not include information which (a) is generally available to the public; (b) was already known to it on a non-confidential basis on the date of its receipt thereof; or (c) is subsequently disclosed to it on a non-confidential basis by a third party which, in its reasonable judgment, was not obligated to keep such information confidential. Notwithstanding the foregoing, each of the parties shall be free to disclose any such information or data to the extent, but only to the extent, required by law or by legal process. Prior to any disclosure pursuant to the preceding sentence, the disclosing party shall give reasonable prior notice to the other party of such intended disclosure in order that the other party may seek a protective order or similar protection with respect to such information. Upon termination of this Agreement, each party shall return to the other party all of the other party’s Confidential Information, including all copies in tangible or (to the extent reasonably practicable) electronic form, promptly after a written request to do so.
     14. Independent Contractor. In the performance of this Agreement, Purchaser’s relationship to Manufacturer will be that of an independent contractor only. This Agreement does not create any employer-employee, agency, joint venture, or partnership relationship between Manufacturer and Purchaser. Purchaser shall not represent itself as an agent of Manufacturer. Purchaser is not authorized or empowered to act as agent for Manufacturer, to enter into any contract, undertaking, commitment, or agreement of any kind on behalf of Manufacturer.
     15. Indemnification.
          (a) Manufacturer shall (i) indemnify and hold harmless Purchaser from and against any damages, assessments, losses, liabilities, fines, demands, recoveries, costs, and expenses (including, without limitation, the costs associated with a Product recall and reasonable attorneys’ fees and disbursements of counsel) (collectively, “Damages”) incurred by Purchaser in connection with any Product sold to Purchaser hereunder, which Damages arise out of, or are based on (A) defects in materials, workmanship, or design of any such Product, which defects are caused by Manufacturer, (B) a breach by Manufacturer of any representation or warranty made by Manufacturer in this Agreement, (C) any product liability arising out of, in connection with or resulting from the manufacture or supply of the Products, or (D) any claim that a Product, when used or distributed as provided for by this Agreement, infringes in a country in the applicable Designated Territories for such Product any intellectual property rights of a third party in such country, including but not limited to trade secret, copyright and/or patent rights and (ii) defend Purchaser from and against any claims, suits, and proceedings (each, a “Claim” and, collectively, “Claims”) related to the Damages referred to in subsection (i) of this Section 15(a).
          (b) Purchaser shall (i) indemnify and hold harmless Manufacturer from and against any Damages incurred by Manufacturer in connection with (A) any Product sold to Purchaser hereunder, which Damages arise out of, or are based on, the sale or distribution of such Product (other than those based on defects in materials, workmanship, or design thereof) or claims with respect to any such Product, whether oral or written, made by Purchaser where such claims are not based on information supplied by Manufacturer and are caused by Purchaser or (B) a breach by Purchaser of any representation or warranty made by Purchaser in this

Agreement and (ii) to defend Manufacturer from and against any Claims related subsection (i) of this Section 15(b).
          (c) If either party believes that it has suffered or will suffer any Claim or Damages for which the other party is obligated to indemnify it hereunder, that party shall promptly notify the indemnifying party in writing of the Claim or Damages, specifying therein the reason why the party believes that the indemnifying party is or will be obligated to indemnify that party for such Claim or Damages and shall cooperate fully with the indemnifying party in the defense of such Claim or Damages. No settlement or compromise entered into without the prior written consent of the indemnifying party shall be binding upon the indemnifying party or used in any way as evidence against the indemnifying party.
     16. Trademarks and Labeling. Purchaser hereby grants to Manufacturer a limited, non-exclusive, world-wide, non-transferable, royalty-free license, with the right to sublicense, solely to use the brands, trademarks, service marks, trade names, and logos owned by or licensed to Purchaser (the “Purchaser Trademarks”) in labeling and packaging the Products for distribution exclusively to Purchaser, as directed from time to time by Purchaser throughout the term of this Agreement, subject to the terms and conditions of this Agreement. Manufacturer hereby agrees that the Purchaser Trademarks shall only be affixed to the Products or other promotional materials as directed by the Purchaser. Supplier shall have no rights to use the Purchaser Trademarks other than for purposes of labeling and packaging Products for distribution exclusively to Purchaser pursuant to this Agreement or in connection with other promotional materials, which labeling and packaging or other promotional materials shall be in form and substance satisfactory to Purchaser. Manufacturer shall not use the Purchaser Trademarks in any manner that, in Purchaser’s sole and absolute discretion, may be inconsistent with Purchaser’s public image or be misleading or harmful to Purchaser. Upon the termination or expiration of this Agreement, Manufacturer shall not have any right to supply or distribute any Products remaining that are labeled with any of Purchaser Trademarks in any of Manufacturer’s inventory.
     17. Miscellaneous.
          (a) Any notice, request, report, statement, or other communication to be given hereunder shall be in writing and shall be deemed to have been duly given if addressed as follows and either (i) hand delivered, in which case such notice shall been deemed to have been given upon receipt; (ii) sent by registered or certified mail (postage prepaid, return receipt requested), in such case such notice shall be deemed to have been given on the date of the mailing thereof as shown on the Post Office receipt therefor; or (iii) sent by overnight courier, in which case such notice shall be deemed to have been given on the date of the mailing thereof as evidenced by the courier’s receipt therefor:

If to Manufacturer, to:
IsoTis OrthoBiologics, Inc.
2 Goodyear Drive
Irvine, CA 92618
Telephone: 949 595 8710
Facsimile: 949 595 8711
Attention: Chief Executive Officer
cc: General Counsel
With a copy to:
Latham & Watkins
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
Facsimile: 714 755 8290
Attention:   Charles K. Ruck
If to Purchaser:
Integra LifeSciences Corporation
311 Enterprise Drive
Plainsboro, New Jersey 08536
Telephone:    609 936 2238
Facsimile:    609 275 1082
Attention:   General Counsel
With a copy to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Facsimile: 212-728-8625
Attention:   David Boston
Or to the attention of such other individual or to such other address as either party may give to the other in writing.
          (b) It is the desire and intent of the parties hereto to provide certainty as to their future rights and undertakings with respect to the sale of the Products by Manufacturer to Purchaser. The parties have incorporated all representations, warranties, covenants, commitments, and understandings in this Agreement on which they have relied in entering into this Agreement and, except as the parties are otherwise obligated pursuant hereto, neither party makes any covenants or other commitment to the other party concerning its future action. Accordingly, this Agreement constitutes the entire agreement between the parties hereto with respect to the sale of the Products by Manufacturer to Purchaser and supersedes any and all other agreements or understandings of whatever nature, whether written or oral, between the parties hereto with respect to the sale of the Products by Manufacturer to Purchaser and there are no promises, representations, conditions, provisions, or terms related to the sale of the Products by Manufacturer to Purchaser other than as set forth in this Agreement.
          (c) The failure of either party to enforce at any time any provision hereof shall not be construed to be a waiver of such provision or of the right of such party thereafter to enforce such provision. No waiver by either party hereto of any provision of this Agreement shall constitute a waiver of any other provision hereof, whether such provision shall be the same or different term hereof.
          (d) Except as required by law or in connection with the sale of all or substantially all of the stock or assets of a party hereto, or the sale by Manufacturer of its rights in and to a Product line, in each case subject to obligations of confidentiality consistent with those set forth in this Agreement, neither party shall disclose the contents of this Agreement to any third party without the written consent of the other party.
          (e) This Agreement shall be binding upon and inure to the benefit of, the parties hereto and their respective successors and assigns. Any assignment of this Agreement by either party hereto, whether by operation of law or otherwise, without the prior written consent of the other party shall be void and of no force or effect. Notwithstanding anything herein to the contrary, this Agreement may be assigned without the consent of the other party to any subsidiary or affiliate of a party hereto, a successor in interest to a party hereto (whether as a result of the acquisition of all or substantially all of its assets or stock by reorganization, merger, share exchange, or otherwise), or in the event of a sale or other disposition of that portion of the business of a party hereto to which this Agreement relates if the assignee hereof shall expressly assume in writing all of the obligations and liabilities of the assigning party hereunder effective as of the date of such assignment; provided, however, that the assigning party shall give at least thirty (30) days prior written notice of any such assignment to the other party hereto, and provided, further, that in the event that a party shall assign this agreement to a successor in interest or acquiror of that portion of the business of a party hereto to which the Agreement relates, the other party hereto shall have the right to terminate this Agreement upon prior written notice to the assigning party, it being acknowledged by the parties that a decision by a party to so terminate or not so terminate this Agreement shall in no way affect or limit any of its rights or remedies hereunder. In the event that the assignee shall agree to be liable for the aforementioned obligations and liabilities, the parties agree that the assignment hereof shall be deemed to be a novation and that the assigning party shall have no obligations or liabilities hereunder from and after the effective date of such assignment. No assignment pursuant to the preceding sentence shall relieve the assigning party of any of its rights or obligations which arose prior to the date of such assignment.
          (f) No modification of, addition to, or waiver of any of the provisions of this Agreement (i) shall be binding upon either party hereto unless the same shall be made in writing and duly executed by a duly authorized representative of both parties or (ii) shall be affected by the acknowledgment or acceptance of any purchase order (including any Purchase Order) or other form containing additional or different terms or conditions to those contained herein, whether or not signed by an authorized representative of a party.
          (g) Neither course of performance, nor course of dealing, nor usage of trade, shall be used to qualify, explain, supplement, or otherwise modify any of the provisions of this Agreement.
          (h) The Exhibits to this Agreement and any attachments thereto, including, without limitation, the Specifications, are incorporated herein by this reference and expressly made a part hereof as fully as though completely set forth herein.
          (i) If any provision of this Agreement shall hereafter be held to be invalid or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted to preserve the parties’ original intent, failing which, such provision shall be severed from this Agreement and the remainder of this Agreement shall continue in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstance, or of rendering invalid any other provision contained herein, to the extent that such other provision is not actually in conflict with any applicable law.
          (j) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.
          (k) Any and all disputes between the parties relating in any way to the entering into of this Agreement and/or the validity, construction, meaning, enforceability, or performance of this Agreement or any of its provisions, or the intent of the parties in entering into this Agreement, or any of its provisions, or any dispute relating to patent validity or infringement arising under this Agreement shall be settled by arbitration. Such arbitration shall be conducted in accordance with the rules then pertaining to the American Arbitration Association (“AAA”) with a panel of a sole (1) arbitrator. The arbitrator shall be selected from the National Panel of Arbitrators of the AAA. Reasonable discovery as determined by the arbitrator shall apply to the arbitration proceeding. The law of the State of New York shall apply to the arbitration proceedings, except that the interpretation and enforcement of this Section 16(k) shall be governed by the Federal Arbitration Act. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The successful party in such arbitration, in addition to all other relief provided, shall be entitled to an award of all its reasonable costs and expenses including attorney costs.
          (l) Each of the parties hereto represents that (i) it has full authority to execute this Agreement and to perform its obligations hereunder and (ii) the execution, delivery, and performance of this Agreement by it will not conflict with, or constitute or result in a breach, default, or violation of any contract or agreement to which it is a party, which conflict or breach, default or violation would have a material adverse effect on the transactions contemplated by this Agreement.

          (m) The Section headings included in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives on the date first above written.

ISOTIS ORTHOBIOLOGICS, INC.
By:	/s/ Pieter Wolters
	Name:	Pieter Wolters
	Title:	Chief Executive Officer

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
By:	/s/ John B. Henneman, III
	Name:	John B. Henneman, III
	Title:	Executive Vice President and Chief Administrative Officer

EXHIBIT A
Products
     For purposes of this Agreement, the terms “Products” and “the Product” shall mean the following products and all Product Improvements:
DynaGraft® II Demineralized Bone Matrix Putty
DynaGraft® II Demineralized Bone Matrix Gel
OrthoBlast® II DBM and Cancellous Bone in Reverse Phase Medium Putty
OrthoBlast® II DBM and Cancellous Bone in Reverse Phase Medium Paste
Specifications: The supplemental finished product specifications are set forth in the Schedules attached to this Exhibit A. These Schedules shall comprise part of the Specifications.

Schedule 1
Specifications
FINISHED PRODUCT SPECIFICATION
DynaGraft II Gel and DynaGraft II Putty
1.0      PURPOSE
The purpose of this document is to detail the minimum manufacturing requirements and acceptance criteria for the finished products referenced above manufactured by IsoTis OrthoBiologics. This specification is intended for use following final packaging, but prior to release of product into finished goods (i.e., distribution).
2.0      RELATED DOCUMENTATION
     All documents current revision unless otherwise specified.
2.1	ANSI/ASQ Z1.4, Sampling Procedures and Tables for Inspection by Attributes

2.2	Form-118, IsoTis OrthoBiologics Product Accountability Form

2.3	Form-125, IsoTis OrthoBiologics Finished Product Inspection Checksheet

2.4	M-016, Sterile Processing of IsoTis OrthoBiologics Products by E-Beam Radiation

2.5	TM-014, Limulus Amebocyte Lysate (LAL) Gel Clot Testing Finished Product Associates of Cape Cod Reagents

2.6	TM-022, Limulus Amebocyte Lysate (LAL) Gel Clot Testing Finished Product Charles River Reagents

2.7	QA-012, Handling of QA Archive Samples

2.8	QA-051, Device History Record Review

2.9	QA-052, Control and Disposition of Non-Conforming Materials
3.0      PRODUCT SAMPLING
3.1	Visual Inspection

Each Finished Product lot shall be randomly sampled in accordance with ANSI/ASQ Z1.4, current revision. General Inspection Level II, Single Normal Sample (minimum sample size 20 units or the entire lot, whichever is smaller).

Visual inspection shall be performed in accordance with section 4.0.

3.2	Endotoxin Testing (LAL)

Confidential
LAL test samples, representative of final product, shall be submitted to an approved test laboratory in accordance with section 5.2.
4.0      VISUAL CLASSIFICATION OF DEFECTS
Visual inspection shall be performed at a distance of 18” — 24” in a well-lighted area with the unaided eye. All defects within each category are cumulative. Record results on Form-125.
     4.1 Critical Defects (AQL — 0.0% — One defect in the sample rejects the entire lot)
4.1.1	Incorrect lot number, expiration date, label, labeling, DFU, chart label, GTR, catalog number or product description

4.1.2	Incorrect product configuration

4.1.3	Incorrect, missing or mixed product

4.1.4	Missing labels, DFU, chart labels or GTR

4.1.5	Failure of components or packaging materials to meet traceability requirements

4.1.6	Empty package
     4.2 Major A Defects (AQL — 0.4%)
4.2.1	Cracks, splits, pin holes, tears or other defects in packaging which have the potential to violate the product sterility barrier (if applicable)

4.2.2	Missing or illegible lot number or expiration date

4.2.3	Dirt, debris or foreign contamination readily visible on package or within the outer package
      4.3 Major B Defects (AQL — 1.5%)
4.3.1	Smeared, but legible, printing on labels or labeling

4.3.2	Smudges on exterior of packaging

4.3.3	Minor damage which may have the potential to violate the product sterility barrier (if applicable)
     4.4 Minor Defects (AQL — 2.5%)
4.4.1	Scratches or imperfections on external portions of packaging

4.4.2	Inclusions or foreign materials in packaging

4.4.3	Variations in color of printing on package

Confidential
4.4.4	Minor package discoloration
     SAVE AND IDENTIFY ALL DEFECTS
5.0       BIOLOGICAL TESTING
5.1	Sterility Testing

Sterile products are dosimetrically released in accordance with SOP M-016, prior to final packaging. No routine sterility testing is performed on a lot-to-lot basis.

5.2	Endotoxin Testing (LAL)

One (1) sample = 0.5cc, representative of final product, shall be removed from each lot after sterilization and submitted to a qualified test laboratory for bacterial Endotoxin testing via Limulus Amebocyte Lysate, gel clot method with ß-Glucan Blocker in accordance with either TM-014 or nTM-022, as appropriate (reference USP <85>). Document sample removal on Form-118.

Note: If more than one size, remove sample from smallest size.

Specification: < 0.5 EU/mL

In the event of failure, additional testing shall be performed. Test shall be performed on one sample in quadruplicate. Each must pass.
6.0      SHELF LIFE
Shelf Life shall be in accordance with the appropriate approved IsoTis Production Record (IPR).
7.0      PRODUCT ARCHIVE SAMPLES
Following inspection, one (1) sample, representative of the largest volume, shall be removed from each finished product lot in the original, unopened, labeled package. Sample shall be identified and maintained as an archive sample in accordance with QA-012. Document sample removal on Form-118.
8.0      LOT DISPOSITION

Confidential
Record inspection results on appropriate check sheets. Disposition, sign and date the documents. Document any discrepant inspection findings in accordance with QA-052. Forward Device History Record and all attachments, along with any discrepant samples, to the Manager of Quality Assurance or designee for final document review and disposition approval in accordance with QA-051.

Schedule 2
Specifications
FINISHED PRODUCT SPECIFICATION
OrthoBlast II Paste and Putty
1.0      PURPOSE
The purpose of this document is to detail the minimum manufacturing requirements and acceptance criteria for the finished products referenced above manufactured by IsoTis OrthoBiologics. This specification is intended for use following final packaging, but prior to release of product into finished goods (i.e., distribution).
2.0      RELATED DOCUMENTATION
     All documents current revision unless otherwise specified.
2.1	ANSI/ASQ Z1.4, Sampling Procedures and Tables for Inspection by Attributes

2.2	Form-118, IsoTis OrthoBiologics Product Accountability Form

2.3	Form-125, IsoTis OrthoBiologics Finished Product Inspection Checksheet

2.4	M-016, Sterile Processing of IsoTis OrthoBiologics Products by E-Beam Radiation

2.5	QA-012, Handling of QA Archive Samples

2.6	QA-051, Device History Record Review

2.7	QA-052, Control and Disposition of Non-Conforming Materials

2.8	TM-014, Limulus Amebocyte Lysate (LAL) Gel Clot Testing Finished Product Associates of Cape Cod Reagents

2.9	TM-022, Limulus Amebocyte Lysate (LAL) Gel Clot Testing Finished Product Charles River Reagents
3.0      PRODUCT SAMPLING
3.1	Visual Inspection

Each Finished Product lot shall be randomly sampled in accordance with ANSI/ASQ Z1.4, current revision. General Inspection Level II, Single Normal Sample (minimum sample size 20 units or the entire lot, whichever is smaller).

Visual inspection shall be performed in accordance with section 4.0.

3.2	Endotoxin Testing (LAL)

Confidential
LAL test samples, representative of final product, shall be submitted to an approved test laboratory in accordance with section 5.2.
4.0      VISUAL CLASSIFICATION OF DEFECTS
Visual inspection shall be performed at a distance of 18” — 24” in a well-lighted area with the unaided eye. All defects within each category are cumulative. Record results on Form-125.
4.1	Critical Defects (AQL — 0.0% — One defect in the sample rejects the entire lot)
4.1.1	Incorrect lot number, expiration date, label, labeling, DFU, chart label, GTR, catalog number or product description

4.1.2	Incorrect product configuration

4.1.3	Incorrect, missing or mixed product

4.1.4	Missing labels, DFU, chart labels or GTR

4.1.5	Failure of component or packaging materials to meet traceability requirements

4.1.6	Empty package
4.2	Major A Defects (AQL — 0.4%)
4.2.1	Cracks, splits, pin holes, tears or other defects in packaging which have the potential to violate the product sterility barrier (if applicable)

4.2.2	Missing or illegible lot number or expiration date

4.2.3	Dirt, debris or foreign contamination readily visible on package or within the outer package
4.3	Major B Defects (AQL — 1.5%)
4.3.1	Smeared, but legible, printing on labels or labeling

4.3.2	Smudges on exterior of packaging

4.3.3	Minor damage which may have the potential to violate the product sterility barrier (if applicable)
4.4	Minor Defects (AQL — 2.5%)
4.4.1	Scratches or imperfections on external portions of packaging

4.4.2	Inclusions or foreign materials in packaging

4.4.3	Variations in color of printing on package

4.4.4	Minor package discoloration

Confidential
     SAVE AND IDENTIFY ALL DEFECTS
5.0       BIOLOGICAL TESTING
5.1	Sterility Testing

Sterile products are dosimetrically released in accordance with SOP M-016, prior to final packaging. No routine sterility testing is performed on a lot-to-lot basis.

5.2	Endotoxin Testing (LAL)

One (1) sample = 0.5cc, representative of final product, shall be removed from each lot after sterilization and tested for bacterial endotoxins in accordance with either TM-014 or TM-022, as appropriate. Document sample removal on Form-118.

Note: If more than one size, remove sample from smallest size.

Specification: < 0.5 EU/mL

In the event of failure, additional testing shall be performed. Test shall be performed on one sample in quadruplicate. Each must pass.
6.0      SHELF LIFE
Shelf Life shall be in accordance with the appropriate approved IsoTis Production Record (IPR).
7.0      PRODUCT ARCHIVE SAMPLES
Following inspection, one (1) sample, representative of the largest volume, shall be removed from each finished product lot in the original, unopened, labeled package. Sample shall be identified and maintained as an archive sample in accordance with QA-012. Document sample removal on Form-118.
8.0      LOT DISPOSITION
Record inspection results on appropriate check sheets. Disposition, sign and date the documents. Document any discrepant inspection findings in accordance with QA-052. Forward Device History Record and all attachments, along with any discrepant samples, to the Manager of Quality Assurance or designee for final document review and disposition approval in accordance with QA-051.

EXHIBIT B
Threshold Dollar Amount
The Threshold Dollar Amount shall be $1,000,000.
Product Purchase Price

					Threshold
Product Family					Purchase
DynaGraft II	Description	Catalog No.	List Price	Purchase Price	Price
Gel
	DynaGraft II Gel 0.5cc	02-2000-005	$120.00	$54.00	$50.40
	DynaGraft II Gel 1cc	02-2000-010	$210.00	$94.50	$88.20
	DynaGraft II Gel 5cc	02-2000-050	$695.00	$312.75	$291.90
	DynaGraft II Gel 10cc	02-2000-100	$1,225.00	$551.25	$514.50
Putty
	DynaGraft II Putty, 1cc	02-2010-010	$210.00	$94.50	$88.20
	DynaGraft II Putty, 2.5cc	02-2010-025	$410.00	$184.50	$172.20
	DynaGraft II Putty, 5cc	02-2010-050	$695.00	$312.75	$291.90
	DynaGraft II Putty, 10cc	02-2010-100	$1,225.00	$551.25	$514.50

Orthoblast II

Paste
	Orthoblast II Paste 0.5cc	02-2100-005	$110.00	$49.50	$46.20
	Orthoblast II Paste 1cc	02-2100-010	$180.00	$81.00	$75.60
	Orthoblast II Paste 3cc	02-2100-030	$440.00	$198.00	$184.80
	Orthoblast II Paste 8cc	02-2100-080	$1,005.00	$452.25	$422.10
Putty
	Orthoblast II Putty 5cc	02-2110-050	$695.00	$312.75	$291.90
	Orthoblast II Putty 10cc	02-2100-100	$1,220.00	$549.00	$512.40
Sample Purchase Price
Manufacturer shall offer 1,000 Samples to Purchaser for initial launch at the cost to Purchaser of $25 per unit, or $25,000 in the aggregate.
All additional Samples are available at $50 per unit.

EXHIBIT C
CERTIFICATE OF ANALYSIS
Product Certification
This is to certify that the sterile product listed below has been manufactured in accordance with ISO 13485:2003 Standards and FDA Quality System Regulations, and any other applicable regulatory requirements and complies with the 510K. The product units have been inspected and meet the Specifications and is hereby released by Isotis OrthoBiologics, Inc.
Part Number:
Lot Number:
Date:
Precautions:
Signature:
Title:
Date:

Confidential
Appendix 1
Designated Territories

Product	Designated Territory

DynaGraft II	Austria, Australia, Belgium, Canada, Caribbean, Chile, Costa Rica, Cyprus, Denmark, Dominican Republic, England, France, Germany, Honduras, Hungary, India, Iran, Ireland, Israel, Italy, South Korea, Kuwait, Lebanon, Luxembourg, Mexico, Netherlands, New Zealand, Panama, Peru, Portugal, Saudi Arabia, South Africa, Spain, Switzerland, Thailand, Turkey, UAE, USA

OrthoBlast II	Austria, Australia, Belgium, Canada, Caribbean, Chile, Costa Rica, Cyprus, Denmark, Dominican Republic, England, Honduras, Hungary, India, Iran, Ireland, Israel, Italy, South Korea, Kuwait, Lebanon, Luxembourg, Mexico, Netherlands, New Zealand, Panama, Peru, Portugal, Saudi Arabia, South Africa, Spain, Switzerland, Thailand, Turkey, UAE, USA

ANNEX E
Integra LifeSciences Corporation
311 Enterprise Drive
Plainsboro, New Jersey 08536
August 6, 2007
IsoTis OrthoBiologics, Inc.
2 Goodyear
Irvine, CA 92618
Re: Option to Extend Scope of Distribution Agreement
Ladies and Gentlemen:
     Integra LifeSciences Corporation (the “Integra”), Isotis Acquisition Company, a wholly owned subsidiary of Integra (“Merger Sub”) and IsoTis OrthoBiologics, Inc. ( “IsoTis”) are, today, entering into an Agreement and Plan of Merger (the “Merger Agreement”) by which Merger Sub will be merged with and into Isotis upon the satisfaction of the closing conditions set forth in the Merger Agreement. Integra and IsoTis are, today, also entering into a Distribution Agreement relating to the manufacture and distribution of DynaGraft II Gel, DynaGraft II Putty, Orthoblast II Paste and Orthoblast II Putty (the “Distribution Agreement”). As a further inducement to Integra to enter into the Distribution Agreement, IsoTis is willing to grant certain option rights to Integra to expand the scope of the Distribution Agreement, as follows:
     1.     The Option. For a term commencing on January 1, 2008 and ending on December 31, 2008 (the “Option Term”), IsoTis hereby grants Integra an option (the “Option”), to expand the scope of the Distribution Agreement to include the exclusive right to distribute the Accell® line of proprietary natural and synthetic bone graft substitutes, including, without limitation, Accell DBM100, Accell Connexus, Accell TBM and A2i (collectively the “Option Items”), solely for use in all surgical applications in the foot and ankle (collectively the “Lower Extremities Field”), in consideration for the payment by Integra at such time, if any, as it elects to exercise the Option of a payment to IsoTis of one million U.S. dollars ($1,000,000) in cash (the “Option Exercise Price”).
     2.     Exercise of Option. Integra may exercise the Option in its sole discretion at any time during the Option Term by delivering a written notice of such exercise to IsoTis (the “Option Notice”), together with a wire transfer to IsoTis of the Option Exercise Price; provided, however, that the Option shall not be exerciseable, and the Option and this letter agreement shall immediately terminate without any further action of the parties, upon the occurrence of any of the option termination events set forth on Schedule 1 hereto (each, an “Option Termination Event”); provided, further, that in the event Integra shall have exercised the Option prior to the occurrence of an Option Termination Event, Isotis shall be obligated to return the payment of the Option Exercise Price to effect the termination of the Option and this letter agreement.

     3.     Effect of Option Exercise. If Integra exercises the Option, then simultaneously with the delivery of the Option Notice, the Distribution Agreement shall be deemed, without the need for additional documentation, to be amended as follows:
     (a)     Exhibit A to the Distribution Agreement shall be amended in its entirety to be and read as the Exhibit A attached to this agreement, with the effect that the definition of “Product” and “Products” in the Distribution Agreement will be extended to include the Option Items. The then-current Final Product Specifications attached as Schedule 1 and Schedule 2 to the existing Exhibit A shall be retained and become part of the new Exhibit A. A new Schedule 3 to Exhibit A, as attached to this agreement, shall become part of Exhibit A; however, if the Final Product Specifications for the Option Items have changed in any respect between the date hereof and the date Integra exercises the Option, IsoTis shall substitute the then-current Final Product Specifications for the Option Items as the new Schedule 3 to Exhibit A.
     (b)     The definition of 510K in the Distribution Agreement shall be amended in its entirety to read as follows:
‘“510K” shall mean a clearance by the FDA of the Manufacturer’s submissions under Section 510(k) of the Food, Drug and Cosmetics Act, which as to the DynaGraft II Products shall be # K040419 and as to the Orthoblast II Products shall be # K060332 (OrthoBlast II DBM) # K050642 (OrthoBlast II Putty and Paste) and #K070751 (OrthoBlast II) and as to the Accell Products shall be # K061880.’
which such numbers to be appropriately cross referenced to the actual 510(k) clearances issued by the FDA.
     (c)     Section 1 of the Distribution Agreement shall be amended in its entirety to read as follows:
“Manufacturer hereby appoints Distributor, and Distributor hereby accepts appointment, as (i) a non-exclusive distributor of the DynaGraft II Products and Orthoblast II Products in the Territory, for all fields of use other than the Dental Field collectively, the (“General Orthopedic Field”) and (ii) the exclusive distributor of Accell Products solely for use in all surgical applications in the foot and ankle (collectively the “Lower Extremities Field”) in the Territory. This Agreement does not grant Distributor any exclusive rights to the DynaGraft II Products and Orthoblast II Products. Manufacturer will produce, sell and deliver Products which comply with the Specifications to Distributor, and Distributor will purchase and take delivery of Products from Manufacturer and distribute the Products, subject to the terms and conditions set forth in this Agreement. Distributor shall not sell any Products to any customer that it knows or has reason to believe will use the Products in any field of use other than as provided in this Section 1.”
     (d)     Section 6(c) of the Distribution Agreement shall be amended in its entirety to read as follows:
“At the time of delivery to Purchaser, all Products shall have a remaining shelf life equal to no less than the greater of (i) 80% of the shelf life specified in the 510K, or (ii) twenty months (in the case of the Products other than Accell 100) and five months (in the case of Accell 100).
     (e)     Section 11(a)(ii) of the Distribution Agreement shall be amended in its entirety to read as follows:
“Purchaser shall have the right, upon written notice at least sixty (60) days prior to the end of the Initial Term, to extend the term of this Agreement (the “First Renewal Option”) for an additional successive three (3) year period (the “First Renewal Term”); provided that the foregoing right shall not apply to any Accell Products unless Purchaser has used commercially reasonable efforts during the Initial Term to sell such Products and, during the one (1) year period preceding exercise of the First Renewal Option, Purchaser has purchased from Manufacturer an amount of such Products for an aggregate dollar amount of at least two million U.S. dollars ($2,000,000).”
     (f)     Section 11(a)(iii) of the Distribution Agreement shall be amended in its entirety to read as follows:
“Provided Purchaser has exercised the First Renewal Option and the Distribution Agreement remains in full force and effect, the parties, upon prior written agreement at least sixty (60) days prior to the end of the First Renewal Term, may extend the term of this Agreement for an additional successive three (3) year period (the “Second Renewal Term”). For purposes of clarification, during the Second Renewal Term, Purchaser shall have no rights under this Agreement with respect to any Accell Products if Purchaser did not have the right pursuant to Section 11(a)(ii) to exercise the First Renewal Option with respect to such Products.”
     (g)     Exhibit B to the Distribution Agreement shall be amended in its entirety to be and read as the Exhibit B attached to this agreement.
     (h)     Appendix 1 to the Distribution Agreement shall be amended in its entirety to be and read as the Appendix 1 attached to this agreement.

     (i)     Within fifteen (15) days following delivery by Option Notice, Integra shall deliver to IsoTis a revised forecast under Section 3 of the Distribution Agreement to take into account the addition of the Option Items.
     4.     Representations and Warranties. IsoTis represents and warrants that:
     (a)     IsoTis has not granted exclusive distribution rights to the Option Items in the Lower Extremities Field to any party and is not a party to any agreement that is inconsistent with the grant of rights to Integra contemplated by this agreement. During the Option Term, IsoTis shall take no action inconsistent with the grant of rights to Integra hereunder and that would otherwise limit the exercise by Integra of its rights under the Distribution Agreement following exercise of the Option.
     (b)     The execution, delivery and performance of this letter and the Distribution Agreement by IsoTis does not and will not (a) violate, conflict with or result in the breach of any provision of its Certificate of Incorporation or Bylaws, (b) conflict with or violate any law or order applicable to IsoTis or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any note, bond, mortgage or indenture, contract, agreement, license, permit, franchise or other instrument or arrangement to which IsoTis is a party.
     5.     Disclosure. Integra and IsoTis agree that no disclosure of the Option shall be made to any third party without the consent of the other party hereto, except as may be required by law (in which event the non-disclosing party shall be given an opportunity to review in advance the proposed disclosure) and except that IsoTis may, without notice to or consent from Integra, (i) disclose to prospective third party distributors of the Option Items that the Lower Extremities Field is not available and (ii) disclose the Option and the terms of this option agreement to any third party seeking to merge with or acquire IstoTis or all or substantially all of its assets or IsoTis’ rights in and to the Option Items.
     6.     Expenses. Except as otherwise expressly provided herein, each party will be responsible for its own costs and expenses, including attorneys’ fees, incurred in connection with the transactions contemplated by this letter.
     7.     Binding Effect. This letter is intended to constitute the binding agreement of each party hereto; provided, that Integra’s obligation to purchase the Option Items and IsoTis’ obligation to provide the Option Items shall be subject to the exercise of the Option by Integra and the terms and conditions set forth in the Distribution Agreement.
     8.     Notices. Any notice or other communication in connection with this letter shall be in writing and (i) deposited in the United States mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service, such as Federal Express, addressed as follows:

If to IsoTis:
IsoTis OrthoBiologics, Inc.
2 Goodyear
Irvine, CA 92618
Attn: Chief Executive Officer
Cc: General Counsel
If to Integra:
Integra LifeSciences Corporation
311 Enterprise Drive
Plainsboro, New Jersey 08536
Attn: General Counsel
Any such addressee may change its address for such notices to any other address in the United States as such addressee shall have specified by written notice given as set forth above.
     All periods of notice shall be measured from the deemed date of delivery. A notice shall be deemed to have been given, delivered and received upon the earliest of: (i) if sent by such certified or registered mail, on the third business day following the date of postmark; or (ii) if hand delivered by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a business day at the specified address; or (iii) if so mailed, on the date of actual receipt (or tender of delivery) as evidenced by the return receipt; or (iv) if so delivered, upon actual receipt.
     9.     Entire Agreement. This letter (including all exhibits attached hereto) represents the entire understanding between the parties with respect to the Option, and all prior agreements and understandings between the parties with respect to the subject matter of this letter shall be deemed merged in this letter.
     10.     No Oral Amendment or Modification. No amendments, waivers or modifications of this letter shall be made or deemed to have been made unless in writing executed by both IsoTis and Integra.
     11.     No Waivers. Any waiver of a breach of any provision contained in this letter must be in writing to be valid and enforceable. No waiver of breach shall be deemed a waiver of any preceding or succeeding breach, nor of any other breach of a provision contained in this letter.
     12.     Choice of Law; Construction. This agreement shall be governed by and construed in accordance with the laws of the State of New York. IsoTis and Integra hereby acknowledge that both parties participated equally in the negotiation of this letter and that, accordingly, no court construing this letter shall construe it more stringently against one party than against the other, regardless of which party’s counsel drafted this letter or any particular provision within this letter.

     13.     Counterparts. This agreement may be executed in several counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.
[Signature Page Follows]

     Please acknowledge agreement with the terms of this letter by signing where indicated below and returning one signed original to me.

Very truly yours, INTEGRA LIFESCIENCES HOLDINGS CORPORATION
/s/ John B. Henneman, III
Name:	John B. Henneman, III
Its: Executive Vice President and Chief Administrative Officer

Agreed to and Accepted this
6th day of August, 2007.

ISOTIS ORTHOBIOLOGICS, INC.
/s/ Pieter Wolters
Name:	Pieter Wolters
Its:	Chief Executive Officer

SCHEDULE 1
Option Termination Events
     The Option and this letter agreement shall immediately terminate without any further action of the parties (except in the event that Integra shall have exercised the Option prior to the occurrence of an Option Termination Event, in which case Isotis shall be obligated to return the payment of the Option Exercise Price to effect the termination of the Option and this letter agreement), if the Merger Agreement has been previously terminated pursuant to any of the following provisions of the Merger Agreement:
     (i) Section 9.1(b) (only to the extent such termination derives from the failure of the condition set forth in Section 8.2(c) of the Merger Agreement being satisfied on the date of such termination),
     (ii) Section 9.1(g),
     (iii) Section 9.1(h) (excluding any intentional breach of the Merger Agreement by Isotis which breach was the event that gave rise to the termination of the Merger Agreement pursuant to such Section 9.1(h)), or
     (iv) Section 9.1(i)

EXHIBIT A
Products
     For purposes of this Agreement, the terms “Products” and “the Product” shall mean the following products and all Product Improvements:
DynaGraft® II Demineralized Bone Matrix Putty
DynaGraft® II Demineralized Bone Matrix Gel
OrthoBlast® II DBM and Cancellous Bone in Reverse Phase Medium Putty
OrthoBlast® II DBM and Cancellous Bone in Reverse Phase Medium Paste
Accell® DBM100
Accell® Connexus
Accell® Total Bone Matrix
A2i [Accell product pending regulatory clearance]
Specifications: The supplemental finished product specifications are set forth in the Schedules attached to this Exhibit A. These Schedules shall comprise part of the Specifications.

Schedule 3
Specifications

FINISHED PRODUCT SPECIFICATION
Accell® DBM100
1.0     PURPOSE
The purpose of this document is to detail the minimum manufacturing requirements and acceptance criteria for finished Accell DBM100 manufactured by IsoTis OrthoBiologics. This procedure is intended for use following final packaging, but prior to release of product into finished goods (i.e., distribution).
2.0     RELATED DOCUMENTATION
Note:     All documents current revision unless otherwise specified.
2.1	ANSI/ASQ Z1.4, Sampling Procedures and Tables for Inspection by Attributes

2.2	Form-118, IsoTis OrthoBiologics Product Accountability Form

2.3	Form-125, IsoTis OrthoBiologics Finished Product Inspection Checksheet

2.4	Form-155, IsoTis OrthoBiologics Finished Product Inspection Functional Checksheet

2.5	M-016, Sterile Processing of IsoTis OrthoBiologics Products by E-Beam Radiation

2.6	QA-051, Device History Record Review

2.7	QA-052, Control and Disposition of Non-Conforming Materials

2.8	TM-010, Handling Test for Accell Products

2.9	TM-014, Limulus Amebocyte Lysate (LAL) Gel Clot Testing Finished Product Associates of Cape Cod Reagents

2.10	TM-022, Limulus Amebocyte Lysate (LAL) Gel Clot Testing Finished Product Charles River Reagents
3.0     PRODUCT SAMPLING
3.1     Visual Inspection
Each Finished Product lot shall be randomly sampled in accordance with ANSI/ASQ Z1.4, current revision. General Inspection Level II, Single Normal Sample (minimum sample size 20 units or the entire lot, whichever is smaller).
Visual inspection shall be performed in accordance with section 4.0.
3.2     Functional Testing

A random sample, representative of the smallest volume final product lot from a single donor, shall be removed for functional testing. Document sample removal on Form-118.
Testing shall be performed in accordance with section 5.0.
3.3     Endotoxin Testing (LAL)
LAL test samples, representative of final product, shall be submitted to an approved test laboratory in accordance with section 6.2.
4.0     VISUAL CLASSIFICATION OF DEFECTS
Note:     Visual inspection shall be performed at a distance of 18” — 24” in a well-lighted area with the unaided eye. All defects within each category are cumulative. Document results on Form-125.
4.1     Critical Defects (AQL — 0.0% — One defect in the sample rejects the entire lot)
4.1.1	Incorrect lot number, expiration date, label, labeling, DFU, chart label, GTR, catalog number or product description

4.1.2	Incorrect product configuration

4.1.3	Incorrect, missing or mixed product

4.1.4	Missing labels, DFU, chart labels or GTR

4.1.5	Failure of component or packaging materials to meet traceability requirements

4.1.6	Empty package
4.2     Major A Defects (AQL — 0.4%)
4.2.1	Cracks, splits, pin holes, tears or other defects in packaging which have the potential to violate the product sterility barrier (if applicable)

4.2.2	Missing or illegible lot number or expiration date

4.2.3	Dirt, debris or foreign contamination readily visible on package or within the outer package
4.3     Major B Defects (AQL — 1.5%)
4.3.1	Smeared, but legible, printing on labels or labeling

4.3.2	Smudges on exterior of packaging

4.3.3	Minor damage which may have the potential to violate the product sterility barrier (if applicable)

4.4     Minor Defects (AQL — 2.5%)
4.4.1	Scratches or imperfections on external portions of packaging

4.4.2	Inclusions or foreign materials in packaging

4.4.3	Variations in color of printing on package

4.4.4	Minor package discoloration
SAVE AND IDENTIFY ALL DEFECTS
5.0     FUNCTIONAL TESTING
5.1     Handling Testing
Test one random sample from each lot in accordance with TM-010.
Acceptance Criteria: Putty must maintain diamond shaped for approximately 30 seconds.
NOTE: If test results show dry consistency, continue testing weekly with additional unit until putty is formed. Failure occurs if results show product is too moist or sticky.
5.2      Water Testing
Using the sample from 5.1, test in accordance with TM-010.
Acceptance Criteria: Putty must hold its shape for approximately 30 seconds.
NOTE: A slight dispersion around the edge of putty is acceptable.
6.0     BIOLOGICAL TESTING
6.1     Sterility Testing
Sterile products are dosimetrically released in accordance with SOP M-016, prior to final packaging. No routine sterility testing is performed on a lot-to-lot basis.

6.2      Endotoxin Testing (LAL)
One (1) sample > 0.5cc, representative of final product, shall be removed from each lot after sterilization and submitted to a qualified test laboratory for Endotoxin testing via Limulus Amebocyte Lysate, gel clot method with ß -Glucan Blocker in accordance with either TM-014 or TM-022, as appropriate (reference USP <85>).
Note: If more than one size, remove sample from smallest size.
Specification: < 0.5 EU/mL
In the event of failure, additional testing shall be performed. Test shall be performed on one sample in quadruplicate. Each must pass.
7.0     SHELF LIFE
Shelf Life of all double aseptically packaged products shall be in accordance with the appropriate approved IsoTis Production Record (IPR).
8.0      PRODUCT ARCHIVE SAMPLES
One sample, representative of the largest volume, shall be removed from each finished product lot in the original, unopened, labeled package identified as an archive sample. This sample shall be forwarded to QA for cataloging and storage. Document sample removal on Form-118.
9.0      LOT DISPOSITION
Record inspection results on appropriate check sheets. Disposition, sign and date the documents. Document any discrepant inspection findings in accordance with QA-052. Forward Device History Record and all attachments, along with any discrepant samples, to the Manager of Quality Assurance or designee for final document review and disposition approval in accordance with QA-051.

FINISHED PRODUCT SPECIFICATION
Accell® Connexus
1.0      PURPOSE
The purpose of this document is to detail the minimum manufacturing requirements and acceptance criteria for finished Accell Connexus Putty manufactured by IsoTis OrthoBiologics. This specification is intended for use following final packaging, but prior to release of product into finished goods (i.e., distribution).
2.0      RELATED DOCUMENTATION
All documents current revision unless otherwise specified.
2.11	ANSI/ASQ Z1.4, Sampling Procedures and Tables for Inspection by Attributes

2.12	Form-118, IsoTis OrthoBiologics Product Accountability Form

2.13	Form-125, IsoTis OrthoBiologics Finished Product Inspection Checksheet

2.14	Form-155, IsoTis OrthoBiologics Finished Product Inspection Functional Checksheet

2.15	M-016, Sterile Processing of IsoTis OrthoBiologics Products by E-Beam Radiation

2.16	QA-012, Handling of QA Archive Samples

2.17	QA-051, Device History Record Review

2.18	QA-052, Control and Disposition of Non-Conforming Materials

2.19	TM-010, Handling Test for Accell Products

2.20	TM-014, Limulus Amebocyte Lysate (LAL) Gel Clot Testing Finished Product Associates of Cape Cod Reagents

2.21	TM-022, Limulus Amebocyte Lysate (LAL) Gel Clot Testing Finished Product Charles River Reagents
3.0       PRODUCT SAMPLING
3.1     Visual Inspection
Each Finished Product lot shall be randomly sampled in accordance with ANSI/ASQ Z1.4, current revision. General Inspection Level II, Single Normal Sample (minimum sample size 20 units or the entire lot, whichever is smaller).
Visual inspection shall be performed in accordance with section 4.0.
3.2     Functional Testing

A random sample, representative of the smallest volume final product lot from a single donor, shall be removed for functional testing. Document sample removal on Form-118.
Testing shall be performed in accordance with section 5.0.
3.3     Endotoxin Testing (LAL)
LAL test samples, representative of final product, shall be submitted to an approved test laboratory in accordance with section 6.2. Document sample removal on Form-118.
4.0     VISUAL CLASSIFICATION OF DEFECTS
Visual inspection shall be performed at a distance of 18” — 24” in a well-lighted area with the unaided eye. All defects within each category are cumulative. Document results on Form-125.
4.1     Critical Defects (AQL — 0.0% — One defect in the sample rejects the entire lot)
4.1.1	Incorrect lot number, expiration date, label, labeling, DFU, chart label, GTR, catalog number or product description

4.1.2	Incorrect product configuration

4.1.3	Incorrect, missing or mixed product

4.1.4	Missing labels, DFU, chart labels or GTR

4.1.5	Failure of component or packaging materials to meet traceability requirements

4.1.6	Empty package
4.2     Major A Defects (AQL — 0.4%)
4.2.1	Cracks, splits, pin holes, tears or other defects in packaging which have the potential to violate the product sterility barrier (if applicable)

4.2.2	Missing or illegible lot number or expiration date

4.2.3	Dirt, debris or foreign contamination readily visible on package or within the outer package
4.3     Major B Defects (AQL — 1.5%)
4.3.1	Smeared, but legible, printing on labels or labeling

4.3.2	Smudges on exterior of packaging

4.3.3	Minor damage which may have the potential to violate the product sterility barrier (if applicable)

4.4     Minor Defects (AQL — 2.5%)
4.4.1	Scratches or imperfections on external portions of packaging

4.4.2	Inclusions or foreign materials in packaging

4.4.3	Variations in color of printing on package

4.4.4	Minor package discoloration
SAVE AND IDENTIFY ALL DEFECTS
5.1     FUNCTIONAL TESTING
5.1     Handling Testing
Test one (1) random sample from each lot in accordance with TM-010.
Acceptance Criteria: Putty must maintain diamond shaped for approximately 30 seconds.
NOTE: If test results show dry consistency, continue testing weekly with additional unit until putty is formed. Failure occurs if results show product is too moist or sticky.
5.2     Water Testing
Using the sample from 5.1, test in accordance with TM-010.
Acceptance Criteria: Putty must hold its shape for approximately 30 seconds.
NOTE: A slight dispersion around the edge of putty is acceptable.
6.0     BIOLOGICAL TESTING
6.1     Sterility Testing
Sterile products are dosimetrically released in accordance with SOP M-016, prior to final packaging. No routine sterility testing is performed on a lot-to-lot basis.

6.2      Endotoxin Testing (LAL)
One (1) sample > 0.5cc, representative of final product, shall be removed from each lot after sterilization and submitted to a qualified test laboratory for Endotoxin testing via Limulus Amebocyte Lysate, gel clot method with ß -Glucan Blocker in accordance with either TM-014 or TM-022, as appropriate (reference USP <85>). Document sample removal on Form-118.
Note: If more than one size, remove sample from smallest size.
Specification: < 0.5 EU/mL
In the event of failure, additional testing shall be performed. Test shall be performed on one sample in quadruplicate. Each must pass.
7.0     SHELF LIFE
Shelf Life shall be in accordance with the appropriate approved IsoTis Production Record (IPR).
8.0     PRODUCT ARCHIVE SAMPLES
Following inspection, one (1) sample, representative of the largest volume, shall be removed from each finished product lot in the original, unopened, labeled package. Sample shall be identified and maintained as an archive sample in accordance with QA-012. Document sample removal on Form-118.
9.0     LOT DISPOSITION
Record inspection results on appropriate check sheets. Disposition, sign and date the documents. Document any discrepant inspection findings in accordance with QA-052. Forward Device History Record and all attachments, along with any discrepant samples, to the Manager of Quality Assurance or designee for final document review and disposition approval in accordance with QA-051.

FINISHED PRODUCT SPECIFICATION
Accell® Total Bone Matrix
1.0     PURPOSE
The purpose of this document is to detail the minimum manufacturing requirements and acceptance criteria for finished Total Bone Matrix (TBM) manufactured by IsoTis OrthoBiologics. This specification is intended for use following final packaging, but prior to release of product into finished goods (i.e., distribution).
2.0 RELATED DOCUMENTATION
All documents current revision unless otherwise specified.
2.1	ANSI/ASQ Z1.4, Sampling Procedures and Tables for Inspection by Attributes

2.2	Form-118, IsoTis OrthoBiologics Product Accountability Form

2.3	Form-125, IsoTis OrthoBiologics Finished Product Inspection Checksheet

2.4	M-016, Sterile Processing of IsoTis OrthoBiologics Products by E-Beam Radiation

2.5	QA-012, Handling of QA Archive Samples

2.6	QA-051, Device History Record Review

2.7	QA-052, Control and Disposition of Non-Conforming Materials

2.8	TM-014, Limulus Amebocyte Lysate (LAL) Gel Clot Testing Finished Product Associates of Cape Cod Reagents

2.9	TM-022, Limulus Amebocyte Lysate (LAL) Gel Clot Testing Finished Product Charles River Reagents
3.0     PRODUCT SAMPLING
3.1     Visual Inspection
Each Finished Product lot shall be randomly sampled in accordance with ANSI/ASQ Z1.4, current revision. General Inspection Level II, Single Normal Sample (minimum sample size 20 units or the entire lot, whichever is smaller).
Visual inspection shall be performed in accordance with section 4.0.

4.0     ENDOTOXIN TESTING (LAL)
LAL test samples shall be representative of the final product in quantities specified in 6.2 of this specification.
5.0     VISUAL CLASSIFICATION OF DEFECTS
Visual inspection shall be performed at a distance of 18” — 24” in a well-lighted area with the unaided eye. All defects within each category are cumulative. Record results on Form-125.
5.1     Critical Defects (AQL — 0.0% — One defect in the sample rejects the entire lot.)
5.1.1	Incorrect lot number, expiration date, label, labeling, DFU, chart label, GTR, catalog number or product description

5.1.2	Incorrect product configuration

5.1.3	Incorrect, missing or mixed product

5.1.4	Missing labels, DFU, chart labels or GTR

5.1.5	Failure of components or packaging materials to meet traceability requirements

5.1.6	Empty package
5.2     Major A Defects (AQL — 0.4%)
5.2.1	Cracks, splits, pin holes, tears or other defects in packaging which have the potential to violate the product sterility barrier (if applicable)

5.2.2	Missing or illegible lot number or expiration date

5.2.3	Dirt, debris or foreign contamination readily visible on package or within the outer package
5.3     Major B Defects (AQL — 1.5%)
5.3.1	Smeared, but legible, printing on labels or labeling

5.3.2	Smudges on exterior of packaging

5.3.3	Minor damage which may have the potential to violate the product sterility barrier (if applicable)
5.4     Minor Defects (AQL — 2.5%)
5.4.1	Scratches or imperfections on external portions of packaging

5.4.2	Inclusions or foreign materials in packaging

5.4.3	Variations in color of printing on package

5.4.4	Minor package discoloration
SAVE AND IDENTIFY ALL DEFECTS
6.0     BIOLOGICAL TESTING
6.1     Sterility Testing
Sterile products are dosimetrically released in accordance with SOP M-016, prior to final packaging. No routine sterility testing is performed on a lot-to-lot basis.
6.2     Endotoxin Testing
One sample shall be collected from each lot tested after sterilization and submitted to a qualified test laboratory for Pyrogen testing via Limulus Amebocyte Lysate, gel clot method with ß-Glucan Blocker in accordance with either TM-014 or TM-022, or a similar method, as appropriate (reference USP <85>).
Specification: < 0.5 EU/mL and < 20 EU/device.
In the event of failure, additional testing shall be performed. Test shall be performed on one sample in quadruplicate. Each must pass.
7.0     SHELF LIFE
Shelf Life shall be in accordance with the appropriate approved IsoTis Production Record (IPR).
8.0     PRODUCT ARCHIVE SAMPLES
Following inspection, one (1) sample, representative of the largest volume, shall be removed from each finished product lot in the original, unopened, labeled package. Sample shall be identified and maintained as an archive sample in accordance with QA-012. Document sample removal on Form-118.

9.0     LOT DISPOSITION
Record inspection results on appropriate check sheets. Disposition, sign and date the documents. Document any discrepant inspection findings in accordance with QA-052. Forward Device History Record and all attachments, along with any discrepant samples, to the Manager of Quality Assurance or designee for final document review and disposition approval in accordance with QA-051.

FINISHED PRODUCT SPECIFICATION
A2i [To be added when the Finished Product Specification for A2i is complete.]

EXHIBIT B
Threshold Dollar Amount
The Threshold Dollar Amount shall be $1,000,000.
Product Purchase Price

Product
Family	Description	Catalog No.	List Price	Purchase Price	Purchase Price
DynaGraft II

Gel
	DynaGraft II Gel 0.5cc	02-2000-005	$120.00	$54.00	$50.40
	DynaGraft II Gel 1cc	02-2000-010	$210.00	$94.50	$88.20
	DynaGraft II Gel 5cc	02-2000-050	$695.00	$312.75	$291.90
	DynaGraft II Gel 10cc	02-2000-100	$1,225.00	$551.25	$514.50
Putty
	DynaGraft II Putty, 1cc	02-2010-010	$210.00	$94.50	$88.20
	DynaGraft II Putty, 2.5cc	02-2010-025	$410.00	$184.50	$172.20
	DynaGraft II Putty, 5cc	02-2010-050	$695.00	$312.75	$291.90
	DynaGraft II Putty, 10cc	02-2010-100	$1,225.00	$551.25	$514.50

Orthoblast II

Paste
	Orthoblast II Paste 0.5cc	02-2100-005	$110.00	$49.50	$46.20
	Orthoblast II Paste 1cc	02-2100-010	$180.00	$81.00	$75.60
	Orthoblast II Paste 3cc	02-2100-030	$440.00	$198.00	$184.80
	Orthoblast II Paste 8cc	02-2100-080	$1,005.00	$452.25	$422.10
Putty
	Orthoblast II Putty 5cc	02-2110-050	$695.00	$312.75	$291.90
	Orthoblast II Putty 10cc	02-2100-100	$1,220.00	$549.00	$512.40

Accell

Accell 100
	Accell 100 1cc	02-1000-010	$335.00	$150.75	$140.70
	Accell 100 5cc	02-1000-050	$940.00	$423.00	$394.80
	Accell 100 10cc	02-1000-100	$1,745.00	$785.25	$732.90
Accell
Connexus
	Accell Connexus 0.5cc	02-3000-005	$155.00	$69.75	$65.10
	Accell Connexus 1cc	02-3000-001	$275.00	$123.75	$115.50
	Accell Connexus 2.5cc	02-3000-025	$435.00	$195.75	$182.70
	Accell Connexus 5cc	02-3000-050	$825.00	$371.25	$346.50
	Accell Connexus 10cc	02-3000-100	$1,485.00	$668.25	$623.70

TBM
	Accell Total Bone
	Matrix, Strip 5x2x.05cm	02-4000-520	$110.00	$49.50	$46.20
	Accell Total Bone
	Matrix, Strip 5x5x.05cm	02-4000-550	$180.00	$81.00	$75.60
	Accell Total Bone
	Matrix, Strip 5x.06cm	02-4000-760	$440.00	$198.00	$184.80

A2i (Accell Product pending regulatory clearance)	Pricing to be determined after clearance for A2i is obtained and upon launch if such Product and shall be on similar terms as those set forth above in this Exhibit B (i.e. 55% off of list price, 58% off of list price after reaching the Threshold Dollar Amount)
Sample Purchase Price
Manufacturer shall offer 1,000 Samples to Purchaser for initial launch at the cost to Purchaser of $25 per unit, or $25,000 in the aggregate.
All additional Samples are available at $50 per unit.

Appendix 1
Designated Territories

Product	Designated Territory
DynaGraft II	Austria, Australia, Belgium, Canada, Caribbean, Chile, Costa Rica, Cyprus, Denmark, Dominican Republic, England, France, Germany, Honduras, Hungary, India, Iran, Ireland, Israel, Italy, South Korea, Kuwait, Lebanon, Luxembourg, Mexico, Netherlands, New Zealand, Panama, Peru, Portugal, Saudi Arabia, South Africa, Spain, Switzerland, Thailand, Turkey, UAE, USA

OrthoBlast II	Austria, Australia, Belgium, Canada, Caribbean, Chile, Costa Rica, Cyprus, Denmark, Dominican Republic, England, Honduras, Hungary, India, Iran, Ireland, Israel, Italy, South Korea, Kuwait, Lebanon, Luxembourg, Mexico, Netherlands, New Zealand, Panama, Peru, Portugal, Saudi Arabia, South Africa, Spain, Switzerland, Thailand, Turkey, UAE, USA

Accell 100	Austria, Australia, Belgium, Canada, Caribbean, Chile, Costa Rica, Cyprus, Denmark, Dominican Republic, England, Honduras, Hungary, India, Iran, Ireland, Israel, Italy, Kuwait, Lebanon, Luxembourg, Mexico, Netherlands, New Zealand, Panama, Portugal, South Africa, Spain, Switzerland, Thailand, Turkey, UAE, USA

Accell Connexus	Austria, Australia, Belgium, Canada, Caribbean, Chile, Costa Rica, Cyprus, Denmark, Dominican Republic, England, Honduras, Hungary, India, Iran, Ireland, Israel, Italy, Kuwait, Luxembourg, Mexico, Netherlands, New Zealand, Panama, Portugal, Saudi Arabia, South Africa, South Korea, Spain, Switzerland, Thailand, Turkey, UAE, USA

Accell TBM	Austria, Australia, Belgium, Caribbean, Chile, Costa Rica, Cyprus, Denmark, Dominican Republic, England, Honduras, Hungary, India, Iran, Ireland, Kuwait, Luxembourg, Mexico, Netherlands, New Zealand, Panama, Portugal, South Africa, Spain, Thailand, Turkey, UAE, USA

ISOTIS, INC.
SPECIAL MEETING OF STOCKHOLDERS

, 2007
local time
at

2 Goodyear Irvine, CA 92618	PROXY

This proxy is solicited by the Board of Directors of IsoTis, Inc. for use at the Special Meeting of Stockholders of IsoTis, Inc. on           .
This proxy when properly executed will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.
By signing this proxy, you revoke all prior proxies and appoint Pieter Wolters and Robert Morocco, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and on any other matters which may come before the Special Meeting and all adjournments.
See Reverse Side for Voting Instruction

Address Change (Mark the corresponding box on the reverse side)

SEE REVERSE	SEE REVERSE
SIDE	SIDE

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone

Log on to the Internet and go to	OR	Call Toll-Free
http://www.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

The Board of Directors Recommends a Vote “FOR” Proposals 1 and 2.

1. Proposal to adopt the Agreement and Plan of Merger, dated as of August 6, 2007, by and among IsoTis, Inc., Integra LifeSciences Holdings Corporation and Ice MergerCorp, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
Both of the attorneys-in-fact or their substitutes or, if only one shall be present and acting at the special meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.
MARK HERE FOR ADDRESS CHANGE (SEE REVERSE SIDE)      ☐
Please date this Proxy and sign it exactly as your name or names appear. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

Signature:	Date:	Signature:	Date: